                                                                    EXHIBIT 10.5

AIRCRAFT FACILITY AGREEMENT

In respect of a term facility in the maximum principal amount
US$719,000,000 for the financing of nineteen (19) Airbus Aircraft

Dated 20 December 2001

THE BANKS AND FINANCIAL INSTITUTIONS NAMED HEREIN
(as Lenders)
HALIFAX PLC
CREDIT LYONNAIS
BAYERISCHE LANDESBANK GIROZENTRALE
(as National Agents)
KREDITANSTALT FIIR WIEDERAUFBAU
(as German Parallel Lender)
CREDIT LYONNAIS
(as Agent)
CREDIT LYONNAIS
(as Security Trustee)
EFG AIRCRAFT LIMITED
(as Cayman Borrower)
EFG AIRCRAFT (IRELAND) LIMITED
(as Irish Borrower)
O'FARRELL LEASING LIMITED
(as Cayman Export Lessee)
O'FARRELL LEASING (IRELAND) LIMITED
(as Irish Export Lessee)
GATX FINANCIAL CORPORATION
(GFC)
HALIFAX PLC
CREDIT LYONNAIS
(as Joint Arrangers)

[DENTON WILDE SAPTE LOGO]

LONDON

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CONTENTS

 1    DEFINITIONS                                                                                 2

 2    AVAILABILITY                                                                                2

 3    UTILISATION OF THE FACILITY                                                                 4

 4    INTEREST, REPAYMENT AND PREPAYMENT                                                         14

 5    APPOINTMENT OF AGENT, SECURITY TRUSTEE AND NATIONAL AGENTS                                 24

 6    REPRESENTATIONS AND WARRANTIES                                                             25

 7    UNDERTAKINGS AND COVENANTS                                                                 29

 8    SUBORDINATION                                                                              41

 9    TRIGGER EVENT                                                                              42

10    DEFAULT                                                                                    43

11    PROCEEDS ACCOUNT                                                                           46

12    APPLICATION OF SUMS RECEIVED                                                               47

13    INDEMNITIES                                                                                52

14    CHANGE IN CIRCUMSTANCES                                                                    56

15    MITIGATION                                                                                 58

16    FEES AND EXPENSES                                                                          59

17    INTENTIONALLY LEFT BLANK                                                                   60

18    ASSIGNMENTS AND TRANSFERS                                                                  61

19    SET-OFF AND PRO RATA PAYMENTS                                                              63

20    RIGHTS CUMULATIVE, WAIVERS, SEVERABILITY                                                   64

21    FURTHER ASSURANCE                                                                          65

22    NOTICES                                                                                    65

23    GOVERNING LAW AND JURISDICTION                                                             67

24    MISCELLANEOUS                                                                              68

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                                                                    Contents (i)

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
25    CONFIDENTIALITY                                                                            68

26    COUNTERPARTS                                                                               69

27    CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999                                               70

SCHEDULE 1 - PART I: THE BRITISH LENDERS                                                         71

SCHEDULE 1 - PART II : THE FRENCH LENDERS                                                        72

SCHEDULE 1 - PART III: THE GERMAN LENDERS                                                        73

SCHEDULE 2 - FORM OF TRANSFER CERTIFICATE                                                        74

SCHEDULE 3 - UTILISATION NOTICE                                                                  80

SCHEDULE 4 PART I - DETAILS OF PROPOSED AIRCRAFT AND PROPOSED AIRCRAFT DELIVERY SCHEDULE         82

SCHEDULE 5 - LEASE PROVISIONS AND UNDERTAKINGS                                                   84

SCHEDULE 6 - PART I: CONDITIONS PRECEDENT TO THE FACILITY                                        99

SCHEDULE 6 - PART II: CONDITIONS PRECEDENT TO A UTILISATION                                     101

SCHEDULE 6 - PART III: CONDITIONS PRECEDENT TO A UTILISATION FOR A REFINANCED AIRCRAFT          104

SCHEDULE 6 - PART IV : CONDITIONS PRECEDENT TO LEASES OR RE-LEASING OF AN AIRCRAFT              105

SCHEDULE 7 - ENGLISH PROCESS AGENTS                                                             106

SCHEDULE 8 - FORM OF LOAN SUPPLEMENT                                                            107

SCHEDULE 9 - FORM OF ACCESSION DEED                                                             121

SCHEDULE 10 - FORM OF QUIET ENJOYMENT UNDERTAKING                                               125

SCHEDULE 11 - APPOINTMENT OF SECURITY TRUSTEE, AGENT AND NATIONAL AGENTS AND TRUST

PROVISIONS                                                                                      126

APPENDIX X - DEFINITIONS                                                                        136

                                                                   Contents (ii)
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AIRCRAFT FACILITY AGREEMENT

DATED 20 December 2001

BETWEEN

(1) THE BANKS AND FINANCIAL INSTITUTIONS listed in Part I of Schedule 1 (together with their successors, permitted assigns and permitted transferees) (the BRITISH LENDERS);

(2) THE BANKS AND FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (together with their successors, permitted assigns and permitted transferees) (the FRENCH LENDERS);

(3) THE BANKS AND FINANCIAL INSTITUTIONS listed in Part III of Schedule 1 (together with their successors, permitted assigns and permitted transferees) (GERMAN LENDERS);

      (the British Lenders, the French Lenders and the German Lenders being herein together called the LENDERS and severally a LENDER).

(4) HALIFAX PLC a banking institution registered in England with company registration number 2367076 whose registered office is at Trinity Road, Halifax, West Yorkshire, HX1 2RG, England, in its capacity as national agent of the British Lenders ("BRITISH NATIONAL AGENT"), CREDIT LYONNAIS a banking institution established under the laws of France acting through its main office at 1-3 rue des Italiens, 75009 Paris, France, in its capacity as national agent of the French Lenders ("FRENCH NATIONAL AGENT"), BAYERISCHE LANDESBANK GIROZENTRALE a banking institution established under the laws of Germany and whose principal place of business is at Brienner Strasse 18, D-80333, Munich, Germany, in its capacity as national agent of the German Lenders ("GERMAN NATIONAL Agent") (together the NATIONAL AGENTS and each a NATIONAL AGENT);

(5) KREDITANSTALT FIIR WIEDERAUFBAU a public corporation established under the laws of Germany and having its principal place of business at Palmengartenstrasse 5-9, 60325 Frankfurt am Main (herein called the GERMAN PARALLEL LENDER);

(6) CREDIT LYONNAIS a banking institution established under the laws of France acting through its main office at 1-3 rue des Italiens, 75009 Paris, France (the AGENT); and

(7) CREDIT LYONNAIS a banking institution established under the laws of France acting through its main office at 1-3 rue des Italiens, 75009 Paris, France (the SECURITY TRUSTEE);

(8) EFG AIRCRAFT LIMITED, a company incorporated under the laws of the Cayman Islands and having its registered office at Walkers SPV Limited, Walker House, Mary Street, PO Box 908GT, George Town, Grand Cayman, Cayman Islands (the CAYMAN BORROWER);

(9) EFG AIRCRAFT (IRELAND) LIMITED a company incorporated under the laws of Ireland and having its registered office at West Block Building, International Financial Services Centre, Dublin 1, Ireland (the IRISH BORROWER);

(10) O'FARRELL LEASING LIMITED, a company incorporated under the laws of the Cayman Islands and having its registered office at Walkers SPV Limited, Walker House, Mary Street, PO Box 908GT, George Town, Grand Cayman, Cayman Islands (the CAYMAN EXPORT Lessee);

(11) O'FARRELL LEASING (IRELAND) LIMITED, a company incorporated under the laws of Ireland and having its registered office at 30 Herbert Street, Dublin 2, Ireland, (the IRISH EXPORT Lessee);

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(12)  GATX FINANCIAL CORPORATION, a corporation incorporated under the laws of the State of Delaware, United States of America and having an office at Four Embarcadero Center, Suite 2200, San Francisco, California 94111, United States of America (GFC); and

(13) CREDIT LYONNAIS a banking institution established under the laws of France acting through its main office at 1-3 rue des Italiens, 75009 Paris, France and HALIFAX PLC a banking institution registered in England with company registration number 2367076 whose registered office is at Trinity Road, Halifax, West Yorkshire, HX1 2RG, England (together the JOINT ARRANGERS and each a JOINT ARRANGER).

RECITALS

This Agreement (executed in London, England) sets out the terms upon which the Lenders will make available to the Borrowers the Facility described herein to enable the Borrowers to purchase each of the Aircraft.

IT IS AGREED:

1     DEFINITIONS

      In this Agreement (including the Recitals, the Schedules and the Appendix hereto), except where the context otherwise requires or there is express provision to the contrary, words and expressions set out in Appendix X shall have the meanings ascribed thereto. Rules of interpretation as applicable to this Agreement are also set out in Appendix X.

2     AVAILABILITY

2.1   FACILITY

      Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of the Obligors set out in Clause 6 (REPRESENTATIONS AND WARRANTIES), the Lenders hereby grant and undertake to make available to the Borrowers, a loan facility in the maximum principal amount equal to the lesser of (i) the aggregate of eighty-five per cent. (85%) of the Aircraft Purchase Price for each of the Eligible Aircraft and (ii) US$719,000,000 (seven hundred and nineteen million dollars) (the FACILITY AMOUNT).

2.2   AVAILABILITY PERIOD

2.2.1 The Facility shall be available for drawdown at any time during the Availability Period on the terms and subject to the conditions of this Agreement.

2.2.2 The availability of Utilisations has been predicated on the basis that each of the Eligible Aircraft will be delivered during the Scheduled Delivery Month for such Eligible Aircraft specified (if so specified) in
      Part I of Schedule 4 and accordingly the relevant Export Lessee (as the case may be) shall promptly, following receipt of notice from or agreement with the Seller, notify the Agent of any change in the Scheduled Delivery Month for an Eligible Aircraft. Upon receipt by the Agent of such notice and provided that the new Scheduled Delivery Month falls within the Availability Period, the Scheduled Delivery Month for the relevant Eligible Aircraft shall be amended accordingly and thereafter Part I of
      Schedule 4 shall be read and construed as so amended.

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2.3   NUMBER AND COMPOSITIONS OF ADVANCES

2.3.1 The Facility shall be available in multiple Advances, each in respect of one Eligible Aircraft,

2.3.2 The maximum amount of an Advance in respect of an Aircraft shall be the lesser of:

      (a)   the Unutilised Facility at the time when the Advance is made; and

      (b) eighty-five per cent. (85%) of the Aircraft Purchase Price relating to that Aircraft.

      (c) Subject to the terms and conditions of this Agreement and the relevant Loan Supplement, the British Lenders, the French Lenders and the German Lenders shall participate in each Advance through their respective Lending Offices in certain proportions, to be determined as set out in Part II of Schedule 4.

      GFC agrees to notify the Agent in writing which Engine Manufacturer will supply the Engines to be fitted to each Eligible Aircraft as soon as the same has been decided.

2.4   PURPOSE

      Each Advance shall be used by the relevant Borrower solely for the purpose of financing or refinancing the acquisition and contributing towards the Aircraft Purchase Price of an Eligible Aircraft. None of the National Agents, the Joint Arrangers, the Agent, the Security Trustee or the Lenders is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement and the relevant Loan Supplements.

2.5   CANCELLATION OF THE FACILITY

      Upon the expiry of the Availability Period, the Unutilised Facility (if any) then remaining shall be cancelled.

2.6   CURRENCY

2.6.1 The Advances shall be made available wholly in Dollars or Euros as elected by the relevant Export Lessee in the Utilisation Notice.

2.6.2 Once an Advance has been made in a particular currency, all repayments of principal and interest in respect thereof shall be made in that same currency and the relevant Borrower shall not have the right to change currencies during the life of a Loan.

2.7   AMOUNT

2.7.1 The British Lenders severally agree to advance the British Credits to the Borrowers in an aggregate amount in Dollars not exceeding 33% of the Facility Amount or the equivalent amount thereof in Euros determined from time to time in accordance with the provisions of this Agreement.

2.7.2 The French Lenders severally agree to advance the French Credits to the Borrowers in an aggregate amount in Dollars not exceeding 52% of the Facility Amount or the equivalent amount thereof in Euros determined from time to time in accordance with the provisions of this Agreement.

2.7.3 The German Lenders severally agree to advance the German Credits to the Borrowers in an aggregate amount in Dollars not exceeding 36% of the Facility Amount or the equivalent amount thereof in Euros determined from time to time in accordance with the provisions of this Agreement.

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2.8   SEVERAL OBLIGATIONS

2.8.1 The obligation of each Lender to make its Commitment or any part thereof available and to perform its obligations in respect of any Utilisation are several and not joint. The failure of any Lender to perform its obligations under this Agreement or any Loan Supplement shall not result in any of the Agent, the Security Trustee or any other Lender assuming any additional obligation or liability whatsoever.

2.8.2 Nothing contained in any Transaction Document shall constitute a partnership, association, joint venture or other entity between any two or more of the Lenders or Representatives or Joint Arrangers.

3     UTILISATION OF THE FACILITY

3.1   UTILISATION NOTICES

3.1.1 In order to effect a Utilisation under this Agreement, the relevant Export Lessee must submit a notice to the Agent substantially in the form set out in Schedule 3 identifying:

      (a) the proposed Utilisation Date, which shall be a Banking Day within the Availability Period (i) in the case of the first and second Utilisations under the Facility, as GFC and the Agent may agree and
            (ii) in the case of all other Utilisations (other than an Alternative Utilisation) under the Facility not less than ten (10) Business Days (or such shorter period as the Agent acting on the instructions of the National Agents, in any particular case, may agree) after the date of service of such notice;

      (b)   the amount and currency of the proposed Advance;

      (c) the relevant Eligible Aircraft (including its manufacturer's serial number, the proposed registration mark (if then known) and the type and serial numbers (if then known) of the Engines to be installed);

      (d) if known, the identity of the proposed Lessee of the Aircraft and the jurisdiction in which the Aircraft shall be registered and the principal place of business of the Lessee;

      (e)   the Aircraft Purchase Price;

      (f) the structure of the proposed Utilisation and the identity of each Obligor to be involved in such Utilisation; and

      (g)   in the case of a Refinanced Aircraft, the Delivery Date,

      and having attached thereto a Certified Copy of the latest draft (if any) or, if the same is then available, a Certified Copy of the executed version of the proposed Lease. Once served, subject to Clause 3.1.6, a Utilisation Notice is irrevocable.

3.1.2 The Agent shall only be obliged to accept a Utilisation Notice and the Lenders shall only be obliged to make the Advance the subject of a Utilisation Notice:

      (a) if no Relevant Event, Termination Event or Utilisation Block Event has occurred which is continuing and no such event would result from the drawdown of the relevant Advance;

      (b) if the proposed date for the making of such Advance is a Banking Day which is within the Availability Period;

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      (c)   if the Advance requested therein is equal to or less than eighty five per cent. (85%) of the Aircraft Purchase Price of the relevant Eligible Aircraft;

      (d) if the proposed aggregate amount of such Advance is less than or equal to the aggregate of the Total Commitments at the time;

      (e) if any requisite approvals of the competent authorities of the French Republic, the Federal Republic of Germany and the United Kingdom shall have been obtained in respect of this Aircraft which is the subject of such Utilisation Notice and that COFACE, HERMES and ECGD shall have indicated that they are willing to give guarantees, insurances or other applicable support (subject to satisfaction of the relevant conditions precedent) in terms satisfactory to the British National Agent, the French National Agent and the German National Agent respectively on the relevant Utilisation Date.

      (f) in respect of any Eligible Aircraft, if the delivery of such Eligible Aircraft to the intended Lessee or Sub-Lessee would not cause the relevant Export Lessee to breach Clause 7.2 (LEASING AND INSURANCE COVENANTS OF EXPORT LESSEES); and

      (g) if the Eligible Aircraft which the relevant Export Lessee proposes to be the subject of the relevant Utilisation will not be registered in a Prohibited Country, or the jurisdiction of the principal place of business of the intended Lessee will not be a Prohibited Country, or the jurisdiction of the principal place of business of the intended Lessee will not be the United States of America.

3.1.3 An Export Lessee may issue a Utilisation Notice even if the relevant Eligible Aircraft will not be the subject of a Lease on the Utilisation Date, provided that the provisions of Clause 7.2.6 shall apply.

3.1.4 The Agent shall:

      (a) send to each National Agent a copy of each Utilisation Notice received from an Export Lessee which complies with Clauses 3.1.1 and
            3.1.2 and shall notify GFC of such compliance; and

      (b) procure the preparation and circulation to the National Agents and the relevant Borrower and GFC of the relevant Utilisation Documentation at least five (5) Business Days prior to the proposed Utilisation Date except in respect of the first and second Utilisations when they may be circulated within such shorter period as the Finance Parties may agree.

3.1.5 The relevant Export Lessee shall provide the Agent with written confirmation of the Aircraft Purchase Price in each case, as soon as the same becomes available from the Seller and in any event not less than five
      (5) Business Days prior to the proposed Utilisation Date.

3.1.6 GFC shall be entitled by notice in writing to the Agent, no later than three (3) Business Days prior to the proposed Utilisation Date specified in any Utilisation Notice, (a) to postpone such Utilisation Date to another date which satisfies the requirements for Utilisation Dates set forth in this Agreement or (b) to cancel the Utilisation requested pursuant to such Utilisation Notice.

3.2   LOAN SUPPLEMENTS

3.2.1 The Agent shall procure the preparation of the Loan Supplement for each Utilisation by adding the following information to the form set out in
      Schedule 8:

      (a)   in Clause 1.2, the type and serial number of the relevant Aircraft;

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      (b)   in Clause 2.1 (a), the amount and currency of the Advance;

      (c) in Clause 2.1(b), the amount of the British Credits based on the relevant finance portion set forth in Schedule 4 Part II;

      (d) in Clause 2.1(c), the amount of the French Credits based on the relevant finance portion set forth in Schedule 4 Part II;

      (e) in Clause 2.1(d), the amount of the German Credits based on the relevant finance portion set forth in Schedule 4 Part II;

      (f) in Clause 4, the Applicable Rate for the relevant Loan for the first Interest Period;

      (g)   in Clause 5, the proposed Utilisation Date; and

      (h) in Parts A, B and C of schedule 2, part I of the Loan Supplement, the repayments of principal for the British Lenders, the French Lenders and the German Lenders (respectively) and in schedule 2, part II of the Loan Supplement a summary of the aggregate amount of principal payable by the Borrower on each Repayment Date.

3.2.2 The Agent shall procure that an execution version of the Loan Supplement is circulated to the relevant Borrower and GFC at least one (1) Business Day prior to the Utilisation Date.

3.2.3 The Agent, the relevant Borrower and the relevant Export Lessee shall, on or prior to the proposed Utilisation Date, execute a Loan Supplement and other Utilisation Documentation in respect of that Utilisation and the Security Trustee and each Lender hereby authorises and instructs the Agent to execute each Loan Supplement on its behalf.

3.2.4 Each Loan Supplement shall be supplemental to, and form part of, this Agreement and each Advance referred to therein shall be made in accordance with and shall be regulated by the terms and conditions of this Agreement, the other Transaction Documents and the relevant Transaction Documents.

3.3   ALTERNATIVE OBLIGORS

3.3.1 (a)   Subject to Clause 3.3.1(b), GFC shall be entitled to request that an
            Alternative Borrower and/or an Alternative Export Lessee be incorporated into the structure for a Utilisation. No Export Lessee shall be entitled to serve a Utilisation Notice in which it is proposed that an Alternative Borrower or Alternative Export Lessee be incorporated into the structure for a particular Utilisation (in whatever capacity) until such Alternative Borrower or Alternative
            Export Lessee has acceded to this Agreement and (save where the last sentence of this Clause 3.3.1 applies) has received the consent required pursuant to this Clause 3.3.1.

            Any such request shall be made by GFC by written notice to the Agent (an ALTERNATIVE OBLIGOR REQUEST). The Alternative Obligor Request shall identify the following:

            (i) whether an Alternative Borrower and/or Alternative Export Lessee is to accede to this Agreement;

            (ii) the jurisdiction of incorporation of the Alternative Borrower and/or Alternative Export Lessee;

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            (iii) in the case of an Alternative Borrower, the identity of the
                  Alternative Borrower Manager, the Alternative Borrower Trustee and the Alternative Borrower Manager Parent (if any); and

            (iv) in the case of an Alternative Export Lessee, the role which such party is intended to take in the proposed Utilisation.

            The Agent (acting on the instructions of the Majority Lenders) shall consider such request in good faith taking into account the proposed jurisdiction of incorporation of the proposed Alternative Borrower and/or Alternative Export Lessee. Subject to the Agent receiving instructions from each of the National Agents, the Agent shall inform GFC within 15 Business Days of receipt of an Alternative Obligor Request in respect of an Alternative Export Lessee and within 30 Business Days in respect of an Alternative Borrower as to whether its Alternative Obligor Request has been approved by the Majority Lenders any such approval not to be unreasonably withheld or delayed.

      (b) If the proposed Alternative Borrower or Alternative Export Lessee has already acceded to this Agreement prior to the date of the relevant Alternative Obligor Request for the purposes of a previous Utilisation, the approval of the Agent to the incorporation of such Alternative Obligor in the structure for the relevant Utilisation shall not be required.

3.3.2 Each such Alternative Borrower or Alternative Export Lessee shall be a company incorporated in a jurisdiction approved by the Agent (acting on the instructions of the Majority Lenders acting reasonably) and shall be capable of providing representations and warranties and covenants having substantially the same effect as those given by the relevant Obligors in Clauses 6 (REPRESENTATIONS AND WARRANTIES) and Clause 7 (UNDERTAKINGS AND COVENANTS). The Agent and the Lenders shall not unreasonably withhold their consent to any such jurisdiction suggested by GFC. Each Alternative Export Lessee shall be an affiliate of GFC.

3.3.3 Each Alternative Borrower shall be a company whose shares are held by a trustee on trust for charitable purposes or such other person (including, without limitation, GFC or any Subsidiary of GFC) as may be approved by the National Agents and the German Parallel Lender and shall be incorporated in a jurisdiction approved by the Agent (acting on the instructions of the National Agents and the German Parallel Lender acting reasonably) and shall be capable of providing representations and warranties and covenants having substantially the same effect as those given by the Cayman Borrower and the Irish Borrower in Clause 6.2 (REPRESENTATIONS AND WARRANTIES BY EACH BORROWER AND EACH EXPORT LESSEE) and Clause 7.3 (BORROWER COVENANT). If an Alternative Borrower is directly or indirectly owned by a person other than a Guarantor, such Alternative Borrower shall be managed by an established and recognised management company on terms substantially similar to the Administration Agreements.

3.3.4 If an Alternative Export Lessee or Alternative Borrower has not already acceded to this Agreement for the purposes of a previous Utilisation and is to be incorporated into the structure and the consent required pursuant to Clause 3.3.1 is given, then as a condition precedent to a Utilisation Notice being served in which it is proposed to use such Alternative Export Lessee or Alternative Borrower:

      (a) each such Alternative Export Lessee or Alternative Borrower shall accede to this Agreement by executing an Accession Deed and such other Transaction Documents as the Agent (acting on the instructions of the National Agents and the German Parallel Lender acting reasonably) in its reasonable opinion considers appropriate so that any such Alternative Export Lessee or Alternative Borrower shall become a party to this Agreement and such of the other Transaction Documents as may be appropriate as if

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            named therein as a party and shall have the same rights, benefits, obligations and liabilities thereunder; and

      (b) each of the parties to this Agreement and any such Alternative Borrower and/or Alternative Export Lessee shall enter into such other documents and provide such security as the Agent may (acting on the instructions of the National Agents and the German Parallel Lender acting reasonably) reasonably require in order to ensure that the Agent, the Security Trustee and each of the Lenders are in substantially the same position (including, without limitation, as to their security position) with respect to such:

            (i) Alternative Borrower, as they are with respect to the Cayman Borrower and the Irish Borrower; and

            (ii) Alternative Export Lessee, as they are with respect to the Cayman Export Lessee and the Irish Export Lessee.

      Upon receipt by the Agent of the Accession Deed signed on behalf of each Obligor and by the proposed Alternative Borrower or Alternative Export Lessee, as the case may be, the Agent shall sign the same for itself and on behalf of the other Finance Parties and shall as promptly as practicable give notice of such execution to all of the parties to the Accession Deed. Upon execution of any such Accession Deed, it shall take effect in accordance with, but subject to, the terms hereof and thereof.

3.3.5 Each GATX Obligor and each Alternative Borrower hereby irrevocably authorises GFC to execute any duly completed Accession Deed on its behalf provided that such authorisation does not extend to the execution of an Accession Deed on behalf of the Acceding Party (as defined in the Accession Deed) named therein. Each of the Finance Parties hereby irrevocably authorises the Agent to execute any duly completed Accession Deed on its behalf.

3.3.6 If it is proposed that an Alternative Borrower or an Alternative Export Lessee accede to this Agreement that is not currently a Borrower or Export Lessee (as the case may be) for the purposes of this Agreement, GFC shall procure that the Agent (acting on the instructions of the National Agents acting reasonably) is provided with the following items, in form and substance reasonably satisfactory to the Agent no later than fifteen 15 Business Days prior to the Utilisation in which it is proposed to use such acceding Alternative Borrower or Alternative Export Lessee:

      (a)   an Accession Deed duly executed by the parties thereto;

      (b) in the case of an Alternative Borrower only, a Share Charge duly executed by the relevant Alternative Borrower Trustee over the entire issued share capital of such acceding Alternative Borrower together with certified copies of the minute books and the share register (if any) of such acceding Alternative Borrower and the originals of the share certificates of such acceding Alternative Borrower as referred to therein and duly executed originals of the letters of resignation, irrevocable proxy and undated share transfer forms referred to therein;

      (c) in the case of an Alternative Export Lessee only, an Alternative Export Lessee Share Charge duly executed by the owner of the entire issued share capital of such Alternative Export Lessee over the entire issued share capital of such Alternative Export Lessee together with certified copies of the minute books and the share register (if any) of such Alternative Export Lessee and the originals of the share certificates of such Alternative Export Lessee as referred to therein and duly executed originals of

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            the letters of resignation, irrevocable proxy and undated share transfer forms referred to therein;

      (d) in the case of an Alternative Borrower, an Alternative Borrower Floating Charge together with any documents deliverable therewith;

      (e) in the case of an Alternative Borrower, a Beneficiary Accession Certificate (as such term is defined in the Guarantee);

      (f) in the case of an Alternative Borrower, a notice and acknowledgement duly executed by the relevant parties in respect of an assignment of the benefit of the Guarantee to the Security Trustee.

      (g) a certificate signed by a director of the relevant Alternative Export Lessee and/or Alternative Borrower and the relevant Alternative Borrower Trustee, in the case of an acceding Alternative Borrower, setting out, in each case, the specimen signature of those persons authorised to sign the Transaction Documents to which such Alternative Obligor is or is to be a party and attaching in each case Certified Copies of the following:

            (i) the certificate of incorporation of the acceding Alternative Obligor together with its memorandum and articles of association or other constitutional documents;

            (ii) the resolutions of the board of directors and shareholders of such acceding Alternative Obligor approving the execution and performance by it of each Transaction Document to which it is or is to be a party;

            (iii) the resolutions of the owner of the entire issued share capital of the Alternative Borrower approving the execution and performance by such person of each Transaction Document to which it is or is to be a party; and

            (iv) a power of attorney appointing those persons authorised to sign on behalf of such Alternative Obligor each Transaction Document to which it is, or is to be, a party;

      (h) in the case of an Alternative Borrower, if applicable, an Administration Agreement duly executed by the Alternative Borrower Manager and the other parties thereto, substantially in the form of the Administration Agreements, together, if applicable, with an Alternative Declaration of Trust duly executed by the Alternative Borrower Trustee;

      (i) in the case of an Alternative Borrower, if applicable and if the Agent so requests and, at the time, it is the practice of that Alternative Borrower Manager Parent to issue Alternative Borrower Comfort Letters, an Alternative Borrower Comfort Letter duly executed by the Alternative Borrower Manager Parent in relation to the Alternative Borrower Manager;

      (j) if the acceding Alternative Obligor is to be incorporated in the Cayman Islands, a certificate of exemption in respect of such acceding Alternative Obligor from the appropriate Cayman Islands authorities;

      (k) a legal opinion from in-house counsel to GFC on the due execution by GFC of the Accession Deed in form and substance reasonably acceptable to the Agent;

      (l) a legal opinion from counsel to the Lenders in the jurisdiction of incorporation of the relevant Alternative Export Lessee and/or Alternative Borrower in form and substance reasonably acceptable to the Agent;

      (m) a legal opinion from Denton Wilde Sapte, counsel to the Lenders in form and substance reasonably acceptable to the Agent;

      (n) such other documents and legal opinions as the Agent (acting on the instructions of the Majority Lenders) may reasonably require; and

      (o) if applicable, a form W-8BEN (or such other form as may be prescribed by the United States Internal Revenue Service) duly executed by the relevant Alternative Borrower.

3.4   ALTERNATIVE UTILISATIONS AND ALTERNATIVE STRUCTURES

3.4.1 GFC may, from time to time and by written notice to the Agent at least sixty (60) Business Days or such shorter period as may be agreed by GFC and the National Agents and the German Parallel Lender request that an Advance in respect of an Eligible Aircraft be an Alternative Utilisation, in which case GFC shall provide to the Agent such information as the Agent may request concerning:

      (a) the financial structure of the proposed
          Alternative Utilisation including the tenor, the proposed amortisation schedule and details of the proposed owner of the relevant Aircraft;

      (b) the proposed security structure, including details of all Liens to be created in respect of the Aircraft or any other property in favour of any relevant party;

      (c) the list of documents proposed to be entered into in relation to such Alternative Utilisation;

      (d) whether such transaction will involve a tax lease in relation to the relevant Aircraft; and

      (e) the jurisdiction of incorporation of the proposed Borrower and, if different, the proposed owner of the relevant Aircraft and of the other Obligors which may be used in the Alternative Utilisation.

3.4.2 The Agent, the Lenders and the Export Credit Agencies shall consider in good faith but without obligation any request for an Alternative Utilisation. If the Lenders and the Agent consent to an Alternative Utilisation, GFC shall serve a UTILISATION NOTICE on the Agent specifying the information set out in Clause 3.1.1 (UTILISATION NOTICES) not less than thirty 30 Business Days or such shorter period as may be agreed by GFC and the National Agents and the German Parallel Lender prior to the proposed Utilisation Date. GFC shall pay to the Agent for the account of the Agent, the Lenders and the Export Credit Agencies any fees agreed with such parties for their agreement to enter into any such Alternative Utilisation and any Expenses such parties incur in relation thereto.

3.5   CONDITIONS PRECEDENT

3.5.1 The obligations of each of the Finance Parties under this Agreement in respect of the first Utilisation shall be subject to the Agent (acting on the instructions of the Majority Lenders acting reasonably) having received (or waived receipt of) the documents set out in Schedule 6 Parts I, II and IV in form and substance satisfactory to it acting reasonably.

3.5.2 Each Subsequent Utilisation shall be subject to the conditions precedent set out in Parts II and IV of Schedule 6 and, in the case of a Refinanced Aircraft, the conditions precedent set out in Parts II, III and IV of
      Schedule 6.

3.6   REPAYMENT SCHEDULES

3.6.1 Each Advance:

      (a) shall be repaid in up to 144 monthly instalments, one on each Repayment Date. Each such instalment shall be in an amount set opposite such Repayment Date in column 3 of Schedule 2 of the relevant Loan Supplement so as to reduce the outstanding balances of the Advance to the amount set opposite such Repayment Date in column 3 of Schedule 2 of the Loan Supplement and shall in any event repay the outstanding balance in full on the Final Repayment Date of such Advance; and

      (b) shall be repaid in the same currency as that in which the Advance is made.

3.6.2 The repayment profiles shown in schedule 2 to the Loan Supplement shall be calculated on a "mortgage style" basis applying the Relevant Rate for the relevant Advance and as follows:

      (a) if the Utilisation Date is a Reference Date, the schedule will provide for repayments of principal, the first of which will be due on the first Reference Date after the Utilisation Date with the remainder due at monthly intervals thereafter; and

      (b) if the Utilisation Date is not a Reference Date, the schedule will provide for repayments of principal the first of which will be due on the second Reference Date after the Utilisation Date; and

      (c) the final Repayment Date (prior to any application of the proviso in the definition of such terms set forth in Appendix X) shall be no later than the twelfth (12th) anniversary of the relevant Utilisation Date or, in respect of a Refinanced Aircraft or Aircraft referred to in paragraph (c) of the definition of Delivery Date, the twelfth (12th) anniversary of the Delivery Date for such Aircraft (FINAL REPAYMENT DATE).

3.7   DISBURSEMENT OF THE LOAN

3.7.1 On the terms and subject to the conditions of this Agreement, the Lenders severally agree to make each Advance to the relevant Borrower on the date set forth in the Utilisation Notice as set out below:

      (a) the British Lenders severally agree to advance the British Credits to the relevant Borrower;

      (b) the French Lenders severally agree to advance the French Credits to the relevant Borrower; and

      (c) the German Lenders severally agree to advance the German Credits to the relevant Borrower.

3.7.2 Each Loan shall be made available in Dollars or Euros by payment to:

      (a) in the case of an Aircraft other than a Refinanced Aircraft, the owner of such Aircraft (to such account as the owner may have specified to the Agent); or

      (b) in the case of a Refinanced Aircraft, the seller of such Aircraft (to such account as GFC may have specified to the Agent),

      on behalf of the relevant Borrower.

3.7.3 Subject to Clause 3.7.5, all payments by the Lenders in respect of the Advance shall be effected on the relevant Utilisation Date and as between the British Lenders, the French Lenders and the German Lenders, in the proportions described in Clause 2.3 (NUMBER AND COMPOSITIONS OF ADVANCES) and provided for in the relevant Loan Supplement.

3.7.4 Subject to the terms of this Agreement, the Advance shall be made available by each of the British Lenders, the French Lenders and the German Lenders in their respective proportions by payment to the relevant National Agent of its Relevant Proportion of the Loan and the National Agents shall make the Advance available by one disbursement, through the Agent by 10.00 a.m. (New York time) if the Advance is in Dollars and by
      10.00 a.m. (Paris time) if the Advance is in Euros, on the date requested in the Utilisation Notice if:

      (a) such date is the relevant Utilisation Date and is a Banking Day which falls during the Availability Period;

      (b) the Agent shall have received a Utilisation Notice which complies with the provisions of Clause 3.1.2; and

      (c) the conditions precedent to such Advance in Clause 3.5 and Schedule 6 have been satisfied in the opinion of the Agent (acting on the instructions of the National Agents acting reasonably).

3.8   LIMITED RECOURSE OBLIGATIONS OF THE BORROWERS

3.8.1 Notwithstanding the provisions of this Agreement or any of the other Transaction Documents to the contrary, all amounts payable or expressed to be payable by any Borrower for, in respect of or in connection with its obligations, covenants, representations, warranties, indemnities or other contractual assurances which are owed to the Security Trustee, the Agent, the National Agents, the Joint Arrangers, the Lenders, GFC or any GATX Obligor under, pursuant to or in connection with this Agreement and the other Transaction Documents shall be limited to and only be made or payable from:

      (a) the recovery from such Borrower of all sums that are paid to or recovered by such Borrower (or any person claiming through or on behalf of such Borrower) pursuant to any provision of any Transaction Document or any sale or disposal of the relevant Aircraft or any part thereof or as a result of the enforcement of the Aircraft Security Documents; and

      (b) the realisation of any proceeds from the enforcement of any security granted to the Security Trustee, the Agent and/or any of the Lenders under the Aircraft Security Documents (except to the extent that the Borrower is not entitled to retain such sums as against any third party by virtue of any law, including as a result of any judgment or order of any court or in any bankruptcy of such third party), and each of the Security Trustee, the Agent, the National Agents, the Joint Arrangers, Lenders, GFC and any GATX Obligor irrevocably and unconditionally agree that they shall look solely to such rights and sums for payments to be made by such Borrower under this Agreement and the other Transaction Documents and that they shall not otherwise take or pursue any judicial or other steps or proceedings or exercise any other right or remedy that they might otherwise have against such Borrower or any of its other assets except:

      (i) to the extent such judgment or similar order is a necessary procedural step to enable the realisation of the full benefit of the security and rights granted in the Transaction Documents to obtain (but not enforce) a declaratory judgment or similar order as to the obligations of such Borrower expressed to be assumed under this Assignment or under any other Transaction Documents; or

      (ii) to the extent such claim or proof is a necessary procedural step to enable the realisation of the full benefit of the security and rights granted in the Transaction Documents, to make or file a claim or proof in any bankruptcy, insolvency, winding-up, liquidation, reorganisation, amalgamation or dissolution of such Borrower, but not to take proceedings to instigate such bankruptcy, insolvency or other similar situation.

3.8.2 Clause 3.8.1(i) shall be of no application in respect of a Borrower and such Borrower shall be fully liable and the Indemnitees shall be at liberty to prove all their respective rights and remedies against such Borrower and its assets for any loss, damage, cost or expense (including without limitation legal fees and expenses) sustained or incurred by such Indemnitee as a consequence of (a) the wilful misconduct or gross negligence of such Borrower or (b) a representation or warranty made by such Borrower in any Transaction Document being untrue, incorrect or misleading which would have an adverse effect upon the ability of such Borrower to perform or comply with its obligations under this Agreement or any of the Transaction Documents or (c) fraud on the part of such Borrower.

3.8.3 The provisions of this Clause 3.8 shall only limit the personal liability of each Borrower for the discharge of its monetary obligations under this Agreement or any of the Transaction Documents and shall not (i) limit or restrict in any way the accrual of interest on any unpaid amount, or (ii) derogate from or otherwise limit the right of recovery, realisation or application by the Indemnitees under or pursuant to any of the Aircraft Security Documents or anything assigned, mortgaged, charged, pledged or secured under or pursuant to any of the Aircraft Security Documents.

3.8.4 GFC and each GATX Obligor each hereby agrees that it shall not petition for bankruptcy, insolvency, winding-up, liquidation, administration, examinership, reorganisation, amalgamation or dissolution of any Borrower.

3.9   LIMITED RECOURSE OF EXPORT LESSEES

3.9.1 Notwithstanding the provisions of this Agreement or any of the other Transaction Documents to the contrary, all amounts payable or expressed to be payable by any Export Lessee for, in respect of or in connection with its obligations, covenants, representations, warranties, indemnities or other contractual assurances which are owed to the Security Trustee, the Agent, the National Agents, the Joint Arrangers, the Lenders, GFC or any GATX Obligor (other than the relevant Export Lessee) under, pursuant to or in connection with this Agreement and the other Transaction Documents shall be limited to and only be made or payable from:

      (a) the recovery from such Export Lessee of all sums that are paid to or recovered by such Export Lessee (or any person claiming through or on behalf of such Export Lessee) pursuant to any provision of any Transaction Document or any sale or disposal of the relevant Aircraft or any part thereof or as a result of the enforcement of the Aircraft Security Documents;

      (b) the realisation of any proceeds from the enforcement of any security granted to the Security Trustee, the Agent and/or any of the Lenders under the Aircraft Security Documents (except to the extent that the Export Lessee is not entitled to retain such sums as against any third party by virtue of any law, including as a result of any judgment or order of any court or in any bankruptcy of such third party); and

      (c) amounts paid by, or recovered from, the Guarantor pursuant to the Guarantee or the provisions of Clause 5 hereof.

      and each of the Security Trustee, the Agent, the National Agents, the Joint Arrangers, Lenders, GFC, any Borrower and any GATX Obligor (other than the relevant Export Lessee) irrevocably and unconditionally agree that they shall look solely to such rights and sums for payments to be made by such Export Lessee under this Agreement and the other Transaction Documents and that they shall not otherwise take or pursue any judicial or other steps or proceedings or exercise any other right or remedy that they might otherwise have against such Export Lessee or any of its other assets except:

      (i) to the extent such judgment or similar order is a necessary procedural step to enable the realisation of the full benefit of the security and rights granted in the Transaction Documents to obtain (but not enforce) a declaratory judgment or similar order as to the obligations of such Export Lessee expressed to be assumed under this Assignment or under any other Transaction Documents; or

      (ii) to the extent such claim or proof is a necessary procedural step to enable the realisation of the full benefit of the security and rights granted in the Transaction Documents, to make or file a claim or proof in any bankruptcy, insolvency, winding-up, liquidation, reorganisation, amalgamation or dissolution of such Export Lessee, but not to take proceedings to instigate such bankruptcy, insolvency or other similar situation.

3.9.2 Clause 3.9.1 shall be of no application in respect of an Export Lessee and such Export Lessee shall be fully liable and the Indemnitees shall be at liberty to prove all their respective rights and remedies against such Export Lessee and its assets for any loss, damage, cost or expense (including without limitation legal fees and expenses) sustained or incurred by such Indemnitee as a consequence of (a) the wilful misconduct or gross negligence of such Export Lessee or (b) a representation or warranty made by such Export Lessee in any Transaction Document being untrue, incorrect or misleading which would have an adverse effect upon the ability of such Export Lessee to perform or comply with its obligations under this Agreement or any of the Transaction Documents or
      (c) fraud on the part of such Export Lessee.

3.9.3 The provisions of this Clause 3.9 shall only limit the personal liability of each Export Lessee for the discharge of its monetary obligations under this Agreement or any of the Transaction Documents and shall not (i) limit or restrict in any way the accrual of interest on any unpaid amount, or
      (ii) derogate from or otherwise limit the right of recovery, realisation or application by the Indemnitees under or pursuant to any of the Aircraft Security Documents or anything assigned, mortgaged, charged, pledged or secured under or pursuant to any of the Aircraft Security Documents.

4     INTEREST, REPAYMENT AND PREPAYMENT

4.1   PAYMENT OF INTEREST

4.1.1 Each Borrower shall pay interest on each Advance in respect of each Interest Period referable thereto in the currency in which the same is outstanding hereunder on each Repayment Date referable thereto at, in the case of:

      (a) the British Credits forming part thereof, the Agreed British Rate for such Advance and Interest Period;

      (b) the French Credits forming part thereof, the Agreed French Rate for such Advance and Interest Period; and

      (c) the German Credits forming part thereof, the Agreed German Rate for such Advance and Interest Period

      Provided that, in respect of Utilisations which do not occur on a Reference Date, interest shall not accrue as aforesaid but will accrue from (and including) the Utilisation Date to (but excluding) the second Repayment Date next succeeding such Utilisation Date at a rate per annum which is the aggregate of (i) the applicable Margin, (ii) such rate which expresses as a percentage rate per annum the cost to each Lender of funding its participation in the relevant Advance for the relevant period and (iii) the applicable ECA Premium.

4.1.2 The Agent shall calculate the applicable LIBOR or EURIBOR for each consecutive Interest Period on the relevant Quotation Date for the relevant currency. The Agent shall promptly thereafter notify each of the Lenders and GFC of such rates. The Agent's calculation or determination of EURIBOR and LIBOR shall be conclusive save in the case of manifest error.

4.1.3 Interest shall accrue from the Utilisation Date and shall be calculated on the outstanding unpaid principal amount of each Loan on the basis of a year of three hundred and sixty (360) days and the actual number of days elapsed and shall be payable in arrears on each Repayment Date.

4.2   REPAYMENT OF PRINCIPAL

4.2.1 Each Borrower shall repay each Loan advanced to it in the amounts and on the dates set out in schedule 2 to the relevant Loan Supplement.

4.2.2 Each Repayment Instalment shall comprise principal and accrued unpaid interest and the principal portion thereof shall:

      (a) in the case of the British Credits be the aggregate of the amounts set out opposite the relevant Repayment Date in column 4 of Section A of Schedule 2, Part I to the relevant Loan Supplement;

      (b) in the case of the French Credits be the aggregate of the amounts set out opposite the relevant Repayment Date in column 4 of Section B of Schedule 2, Part I to the relevant Loan Supplement; and

      (c) in the case of the German Credits be the aggregate of the amounts set out opposite the relevant Repayment Date in Column 4 of Section C of Schedule 2, Part I to the relevant Loan Supplement.

4.2.3 Provided that no Termination Event has occurred and is continuing, upon irrevocable receipt in full by the Security Trustee of all Repayment Instalments in respect of a Loan, together with all other amounts due but unpaid in respect thereof in accordance with the terms of this Agreement, the Security Trustee shall confirm in writing to GFC that the Secured Loan Obligations in respect of the Loan that has been repaid have been satisfied in full at which time title to the relevant Aircraft shall be transferred by the relevant Borrower in accordance with the relevant Credit Sale Agreement. Upon title transferring to such person, at the request and cost of GFC, the Security Trustee shall release the English Law Mortgage, the Mortgage, the Borrower Security Assignment and the
      Lease Security Assignment in respect of the Loan that has been repaid and take such other action which GFC may reasonably request of it in order to effect such releases.

4.3   VOLUNTARY PREPAYMENT

4.3.1 Any Borrower may voluntarily prepay any of the Loans advanced to it in full at any time PROVIDED that:

      (a) the Agent shall have received from GFC not less than ten (10) Business Days notice (in this Clause 4.3.1 a PREPAYMENT NOTICE) of its intention to make such prepayment specifying the date on which such prepayment is to be made (the PREPAYMENT DATE); and

      (b) any such prepayment shall be made in the same currency as the relevant Advance; and

      (c)   the Prepayment Date shall also be a Repayment Date.

      The Agent shall promptly inform the National Agents of the receipt of the Prepayment Notice. The relevant Borrower shall pay to the Agent in respect of each Loan being prepaid by it on the Prepayment Date the relevant Termination Amount as shall be notified to it by the Agent in writing.

4.3.2 No amount prepaid may be re-borrowed.

4.3.3 The relevant Borrower shall pay all amounts due under Clause 4.3.1 into the Proceeds Account for application in accordance with Clause 12.6 (APPLICATION OF PROCEEDS RECEIVED AS A RESULT OF A PREPAYMENT MADE PURSUANT TO CLAUSES 4.3, 4.6, 4.8 AND 4.10).

4.3.4 Provided that no Relevant Event or Termination Event has occurred and is continuing, upon irrevocable receipt in full of the amounts set out in Clause 4.3.1 by the Agent, the Security Trustee shall confirm in writing to GFC that the Secured Loan Obligations in respect of the Loans that have been prepaid have been satisfied in full at which time title to the relevant Aircraft shall be transferred by the relevant Borrower' in accordance with the relevant Credit Sale Agreement. Upon title transferring to such person as is nominated by GFC, at the request and cost of GFC, the Security Trustee shall release the English Law Mortgage, the Mortgage, the Borrower Security Assignment and the Lease Security Assignment in respect of the Loans that have been prepaid and take such other action which GFC may reasonably request of it in order to effect such releases.

4.4   PREPAYMENT FOLLOWING A TOTAL LOSS

4.4.1 Subject to Clause 4.7 (SUBSTITUTION OF AIRCRAFT), if at any time a Total Loss occurs in relation to an Aircraft, the relevant Borrower shall, on or prior to the expiry of the period of one hundred and twenty days (120) days commencing on the Total Loss Date or, if earlier, the date upon which the Total Loss Proceeds are paid by the insurers, repay the Loan relating to such Aircraft by payment to the Agent of the Termination Amount with respect to such Aircraft.

      Until such repayment, the relevant Borrower shall continue to make all payments of principal and interest in respect of the relevant Loan in accordance with this Agreement and the relevant Loan Supplement.

4.4.2 Subject to the provisions of Clause 4.7.2 (SUBSTITUTION OF AIRCRAFT), the relevant Borrower shall pay all amounts due under Clause 4.4,1 into the relevant Proceeds Account to be applied in accordance with Clause 12.4 (APPLICATION OF TOTAL LOSS PROCEEDS) and, immediately upon irrevocable receipt of such funds, the Security Trustee shall confirm in writing to GFC that the Secured Loan Obligations in respect of the relevant Loan that has been prepaid have been satisfied in full at which time title to the relevant Aircraft shall be transferred by the relevant Borrower in accordance with the terms of the relevant Credit Sale Agreement. Upon title having been transferred, at the request and cost of GFC, the Security Trustee shall release the English Law Mortgage, the Mortgage, the Borrower Security Assignment and the Lease Security Assignment in respect of the Loan that has been prepaid and take such other action which GFC may reasonably request of it in order to effect such releases.

4.5   INTENTIONALLY LEFT BLANK

4.6   NON-PERFORMANCE OF A BORROWER

4.6.1 If a Termination Event occurs and is continuing which arises as a result of any act or omission of a Borrower which is not caused by any act or omission of any Export Lessee or GFC (BORROWER TERMINATION EVENT), the Agent, subject to Clause 4.6.2, shall not be entitled to serve an Acceleration Notice in respect of the occurrence of such Termination Event. The Agent shall serve notice on GFC that a Termination Event as contemplated by this Clause 4.6.1 has arisen and the Representatives and Lenders shall consult with GFC for a period not exceeding fourteen (14) Business Days from the date of such notice with a view to restructuring each Loan under which the relevant Borrower is the borrower and GFC shall pay for the Expenses incurred by the Representatives and the Lenders for such negotiations as well as (if alternative arrangements are agreed) to complete all steps required to implement such restructuring and all rectifications and amendments to the relevant Transaction Documents in relation to each Loan under which such Borrower is the borrower.

4.6.2 Notwithstanding Clause 4.6.1, in the event of a Termination Event occurring and continuing as described in Clause 4.6.1, the Agent shall be entitled, subject to any other arrangements satisfactory to the Agent having been agreed, to serve an Acceleration Notice immediately if the Agent, acting in good faith, believes that not to do so would materially prejudice the interests of the Finance Parties and/or any of the Export Credit Agencies.

4.6.3 If a resolution acceptable to GFC and the Majority Lenders is obtained as a result of procedure referred to in Clause 4.6.1, GFC and the Lenders shall implement the restructuring of each relevant Loan and rectifications and amendments to the relevant Transaction Documents (including the transfer of the obligations of the relevant Borrower to another Borrower) and the replication of the relevant Aircraft Security Documents duly executed by the relevant Obligor being provided to the Agent in respect of the relevant Secured Loan Obligations on terms satisfactory to the Agent (acting on the instructions of the Majority Lenders) within 20 days from the date when such resolution is reached at the cost of GFC.

4.6.4 If no resolution acceptable to GFC and the Majority Lenders is found within the 14 day period referred to in Clause 4.6.1 or if the relevant Export Lessee fails to implement such restructuring of each relevant Loan and rectification and amendment to the relevant Transaction Documents within the 20 day period referred to in Clause 4.6.3, provided the relevant Borrower Termination Event is continuing, the relevant Borrower shall prepay to the Agent the Termination Amount in respect of every Loan for which the relevant Borrower is the borrower.

4.6.5 Provided that no Termination Event (other than a Borrower Termination Event) has occurred and is continuing and immediately upon irrevocable receipt of the Proceeds referred to in Clause 4.6.4 into the relevant Proceeds Account for application in accordance with Clause 12.6 (APPLICATION OF PROCEEDS RECEIVED AS A RESULT OF A PREPAYMENT MADE PURSUANT TO CLAUSES 4.3, 4.6, 4.8 AND 4.10) the Security Trustee shall confirm in writing to GFC that the Secured Loan Obligations in respect of the Loans that have been prepaid have been satisfied in full at which time title to the relevant Aircraft shall be transferred by the relevant Borrower in accordance with the terms of the relevant Credit Sale Agreement, whereupon the Security

      Trustee, at the request and cost of GFC, shall release the English Law Mortgage, the Mortgage, the Borrower Security Assignment and the Lease Security Assignment in respect of the Loan that has been prepaid and take such other action which GFC may reasonably request of it in order to effect such releases.

4.7   SUBSTITUTION OF AIRCRAFT

4.7.1 Subject to no Termination Event having occurred and continuing, if a Total Loss occurs in respect of an Aircraft (the EXISTING AIRCRAFT), the relevant Export Lessee may, by notice to the Agent, request permission to substitute for the Existing Aircraft another Airbus aircraft of the same type or in the same family of aircraft as the Existing Aircraft (the REPLACEMENT AIRCRAFT). The notice shall provide details of the age from delivery by the Manufacturer and number of block hours since the last heavy maintenance check of the proposed Replacement Aircraft. The National Agents and the German Parallel Lenders shall consider any such request in good faith, in accordance with the then current practice of the Export Credit Agencies in relation to the substitution of aircraft, and shall inform the relevant Export Lessee (as the case may be) within 21 Business Days of the receipt of such notice as to whether the proposed substitution has been approved and, if approved, the terms upon which such Replacement Aircraft shall be substituted for the Existing Aircraft. The parties to this Agreement acknowledge that the current practice of the Export Credit Agencies is that Export Credit Agency-supported Airbus aircraft may only be substituted in Export Credit Agency-supported facilities by new Airbus aircraft of the same type or in the same family of aircraft as the Existing Aircraft.

4.7.2 Following a request by the relevant Export Lessee for the substitution of an Aircraft in accordance with Clause 4.7.1 and if the Total Loss Proceeds have been paid to the Security Trustee in accordance with the provisions of Clause 4.4 (PREPAYMENT FOLLOWING A TOTAL LOSS) either:

      (a) prior to the Agent informing the relevant Export Lessee of the National Agents' and German Parallel Lender's decision as to such substitution; or

      (b) if the National Agents and the German Parallel Lender have approved the substitution of such Existing Aircraft, prior to the actual substitution of such Existing Aircraft by a Replacement Aircraft, then the Total Loss Proceeds shall remain in the relevant Proceeds Account pending completion of the substitution (and assuming, in the case of Clause 4.7.2(a), that the substitution will be approved by the Lenders) for up to one hundred and eighty (180) days or such other period of time as shall then reflect the then current practice of the Export Credit Agencies as notified to the relevant National Agent and the German Parallel Lender by its Export Credit Agencies. If the Existing Aircraft is then substituted by the Replacement Aircraft in accordance with the approval and terms given or specified pursuant to Clause 4.7.1, the Total Loss Proceeds (together with accrued interest thereon at the rate agreed between the Agent and the relevant Export Lessee) in respect of such Existing Aircraft shall be returned to the relevant Export Lessee, provided that no Termination Event has occurred and is continuing, and otherwise the Total Loss Proceeds shall be applied in accordance with Clause 12.4 (APPLICATION OF TOTAL LOSS PROCEEDS).

4.8   PREPAYMENT IF NOT LEASED

4.8,1 If an Aircraft is not (a) delivered to a Lessee pursuant to a Lease within one hundred and eighty (180) days after the relevant Delivery Date or such longer period as the National Agents may agree in writing, the relevant Export Lessee shall, on the first Banking Day following the expiry of such one hundred and eighty (180) day period or any such longer period as may be agreed, pay into the Proceeds Account the Termination Amount in respect of the relevant Loan relating to such Aircraft as such amount shall be notified to it in writing by the Agent and immediately upon irrevocable receipt of such funds payable under this Clause 4.8 in the Proceeds Account for application in accordance with Clause 12.6 (APPLICATION OF PROCEEDS RECEIVED AS A RESULT OF A PREPAYMENT MADE PURSUANT TO CLAUSES 4.3, 4.6, 4.8 AND 4.10), the Security Trustee shall confirm in writing to GFC that the Secured Loan Obligations in respect of the Loans that have been prepaid have been satisfied in full at which time title to the relevant Aircraft shall be transferred by the relevant Borrower in accordance with the terms of the relevant Credit Sale Agreement, whereupon the Security Trustee, at the request and cost of GFC, shall release the English Law Mortgage, the Mortgage, the Borrower Security Assignment and the Lease Security Assignment in respect of the Loan that has been prepaid and take such other action which GFC may reasonably request of it in order to effect such releases.

4.9   INTENTIONALLY LEFT BLANK

4.10  MANDATORY PREPAYMENT EVENT

4.10.1 A mandatory prepayment event in respect of a particular Loan shall occur:

      (a) if a Home Country Notice or a US Restriction Notice or both are served on the relevant Borrower or Export Lessee (as the case may be) in accordance with the provisions of Clause 7.2.4; or

      (b) with respect to a particular Aircraft, any conditions precedent which the Agent has agreed in writing may be satisfied after an Advance has been made have not been so satisfied within the period stipulated in such notice from the Agent; or

      (c) if any of the Aircraft Security Documents (other than an English Law Mortgage which is not the relevant Mortgage for such Aircraft where the relevant State of Registration is the United Kingdom), at any time and for any reason, ceases to be valid or enforceable in accordance with its terms and such circumstance, if capable of remedy, is not remedied within fourteen (14) days; or

      (d) in such other circumstances as GFC and the Agent may agree in writing from time to time .

      If a mandatory prepayment event pursuant to Clause 4.10.1 (a), (b), (c) or
      (d) shall occur and be continuing, the Agent may demand repayment of the relevant Loan whereupon the relevant Termination Amount shall become due and payable on the next succeeding Repayment Date following such demand or, if such Repayment Date falls within seven (7) Business Days of such demand, the second succeeding Repayment Date provided that, if in the reasonable opinion of the Agent, such delay might be prejudicial to the interests of the Lenders, it may demand immediate repayment and immediately upon irrevocable receipt of such funds payable under this Clause 4.10.1 in the relevant Proceeds Account, the Security Trustee shall (provided that no Termination Event has occurred and is continuing) at the cost of GFC confirm in writing to GFC that the Secured Loan Obligations in respect of the Loans that have been prepaid have been satisfied in full after which title to the relevant Aircraft shall be transferred by the relevant Borrower free and clear of Borrower's Liens or Finance Party Liens to such person as is nominated by GFC (who shall not be a Borrower or an Export Lessee).

4,10.2 Each Borrower shall pay sums due under this Clause 4.10 into the relevant
       Proceeds Account for application in accordance with Clause 12.6 (APPLICATION OF PROCEEDS RECEIVED AS A RESULT OF A PREPAYMENT MADE PURSUANT TO CLAUSES 4.3, 4.6, 4.8 AND 4.10).

4.11   OVERDUE PAYMENTS

4.11.1 If any Obligor fails to pay on the due date any sum payable by it to a Finance Patty under any Transaction Document (or fails to pay on demand any sum which is expressed to be payable on demand) (UNPAID AMOUNT) the relevant Obligor shall pay interest in the same currency as the Unpaid Sum to the Agent for the account of the relevant Finance Patty on such Unpaid Amount from (and including) the due date to (but excluding) the date of actual payment (after as well as before judgment) at the Default Rate for each Default Interest Period.

4.11.2 Interest at the Default Rate for each Default Interest Period shall be calculated on the basis of a year of three hundred and sixty (360) days and the actual number of days elapsed and shall accrue from day to day and be due and payable on the last day of each Default Interest Period and, if not paid, shall, to the extent permitted by Applicable Law, be compounded on such date PROVIDED always that interest shall not be compounded on any such sum until such sum has been unpaid for more than one week.

4.11.3 The payment of interest by an Obligor pursuant to Clause 4.11.1 shall in no way preclude any Finance Party from making any other claim or pursuing any other right or remedy that may be available to it or otherwise prejudice any such claim, right or remedy.

4.12   DEDUCTIONS AND WITHHOLDINGS

4.12.1 All sums payable to the Finance Parties pursuant to or in connection with any Transaction Document shall be paid in full without any set-off or counterclaim whatsoever and free and clear of all deductions or withholdings of or on account of Tax whatsoever save only as may be required by law.

4.12.2 Each Lender shall deliver to the Agent three completed and signed United States Internal Revenue Service Form W-8BEN, W-8ECI or W-8EXP or such other form as may be prescribed by the Internal Revenue Service of the United States of America (whichever form applies to such Lender) certifying that such Lender is entitled to a complete exemption from United States withholding taxes on all payments pursuant to this Agreement or in connection with any Transaction Document:

       (a) in the case of each initial Lender, on or prior to the date of its execution and delivery of this Agreement; and

       (b) in the case of each Transferee, on or prior to the date of execution of the Transfer Certificate pursuant to which it becomes a Lender;

       (c) in the case of an initial Lender and each Transferee (other than as aforesaid), thereafter:

            (i) on or prior to (or as soon as practicable after) the date on which the Internal Revenue Service form previously delivered by such Lender or Transferee ceases to be effective or becomes inaccurate; or

            (ii) promptly after receipt of a request therefor from any GATX Obligor;

            and   as long as any portion of any Advance remains outstanding.

       PROVIDED THAT this Clause 4.12.2 shall not apply to:

      (i) a Lender that is not legally entitled to an exemption from United States withholding taxes as a result of a Change in Tax Law, in the case of an initial Lender, after the date of execution of this Agreement and, in the case of any Transferee, after the date on which such Transferee became a Lender. CHANGE IN TAX LAW, as used in the preceding sentence, means any of the following: (i) the enactment of any amendment to the United States Internal Revenue Code, (ii) the publication of any new regulation to the United States Internal Revenue Code or any amendment of any such regulation, or (iii) the entry into force of any new income tax convention to which the United States is a party or any amendment of or supplement to any income tax convention to which the United States is a party or the revocation of any such income tax convention; or

      (ii) any Lender that (i) is incorporated or otherwise organised under the laws of the United States of America or any State thereof and is a corporation (or an entity taxable as a corporation) for United States federal income tax purposes or (ii) is an Export Credit Agency.

      The Agent shall deliver to the Cayman Borrower and the Irish Borrower (with a copy to GFC) a completed and signed United States Internal Revenue Service Form W-8IMY (including as attachments copies of the current Internal Revenue Service forms that the Agent received from the Lenders):

      (a)   on or before the date of execution of this Agreement;

      (b) before or promptly after the date of any transfer by a Lender to a Transferee pursuant to Clause 18.2 (Transfers by Lenders) (but in any event not later than fifteen (15) Business Days before the first date on which a payment is due to the Lenders with respect to the Loan that is the subject of the Transfer Certificate); and

      (c)   thereafter:

            (i) on or prior to (or as soon as practicable after) the date on which the Internal Revenue Service Form previously delivered by the Agent ceases to be effective or becomes inaccurate; or

            (ii) promptly after receipt of a request therefor from any GATX Obligor.

      If the principal officer responsible for United States tax matters of any Lender or the Agent knows that the information set forth in any Internal Revenue Service form delivered by such Lender or the Agent pursuant to this Clause 4.12.2 is no longer correct and that the exemption claimed therein is no longer available to the Lender or the Agent as a result thereof, such Lender or the Agent (as the case may be) shall notify GFC of such circumstance.

4.12.3 If any deduction or withholding is required of any Borrower or any Export Lessee in respect of any payment due to the Agent, the Security Trustee, any Borrower or any Lender by any Borrower or any Export Lessee pursuant to or in connection with any Transaction Document, the relevant Borrower or any Export Lessee, shall:

      (a) ensure that the deduction or withholding is made and that it does not exceed the minimum legal requirement therefor;

      (b) pay or procure the payment of the full amount deducted or withheld to the relevant Taxation or other authority in accordance with the Applicable Law;

      (c) (if the payment is to be made by any Borrower, or GFC or any other Obligor), increase the payment in respect of which the deduction or withholding is required so that the net amount received by the relevant Lender, Borrower or Representative (as the case may be) after the deduction or withholding has been made (and after taking account of any further deduction or withholding which is required to be made as a consequence of the increase) shall equal the amount which that Lender, Borrower or Representative or Export Credit Agency would have been entitled to receive in the absence of any requirement to make a deduction or withholding;

      (d) (if the payment is to be made by any person other than a Borrower or GFC or any other Obligor), the relevant Borrower shall pay directly to the Agent for the account of the relevant Representative or the relevant Lender such sum (in Clause 4.12.3(d) a COMPENSATING SUM) as will, after taking into account any deduction or withholding which the payer is obliged to make from the compensating sum, enable the relevant Representative or Lender (as the case may be) to receive, on the due date for payment, a net sum equal to the sum which it would have received in the absence of any requirement to make a deduction or withholding; and

      (e) promptly deliver to the Agent or procure the delivery of appropriate receipts or other documents evidencing the deduction or withholding which has been made.

4.12.4 If a Representative is obliged by any Change in Law or Change in Tax Law to make any deduction or withholding from any payment to a Lender or another Representative (an AGENCY PAYMENT) which relates to an amount received by that Representative for the account of that Lender pursuant to this Agreement or any of the Transaction Documents the relevant Borrower shall pay directly to the Lender such sum (in this Clause 4.12.4 a COMPENSATING SUM) as will, after taking into account any deduction or withholding which the relevant Borrower is obliged to make from the compensating sum, enable the Lender to receive, on the due date for payment of the agency payment, an amount equal to the agency payment which the Lender would have received in the absence of any requirement to make a deduction or withholding.

4.12.5 If a Representative is obliged other than by any Change in Law or Change in Tax Law to make any deduction or withholding from any payment to a Lender or another Representative which relates to an amount received by that Representative for the account of that Lender, GFC, the relevant Representatives and the relevant Lenders shall consult together with a view to trying to mitigate against such deduction or withholding including redirecting any payment flows to avoid monies passing through such Representative and, if reasonably required by any Representative, payments shall be made directly to the relevant National Agent or Lender, as the case may be.

4.12.6 If a Lender or Representative determines, in its reasonable discretion, that it has received, realised, utilised and retained a Tax benefit by reason of any deduction or withholding in respect of which any Obligor has made an increased payment or paid a compensating sum under this Clause 4.12, such Lender or Representative shall, so long as no Termination Event has occurred and is continuing and provided it has received all amounts which are then due and payable by the relevant Borrower and each of the other Obligors under the Transaction Documents or, if the Tax benefit exceeds the amounts then due and payable, has set-off such amounts against the Tax benefit, pay to the relevant Obligor (to the extent that the Lender or Representative can do so without prejudicing the amount of such benefit or the right of such Lender or Representative to obtain any other benefit, relief or allowance which may be available to it) such amount as shall leave such Lender or Representative in no better or worse after Tax position than such Lender or Representative would have been in if the deduction or withholding had not been required PROVIDED that:

      (a) each Lender and Representative shall use its reasonable discretion as to the time at which and the order and manner in which it realises or utilises any Tax benefit and shall not be obliged to arrange its business or its Tax affairs in any particular way in order to be eligible for any Tax benefit;

      (b) no Lender or Representative shall be obliged to disclose any information regarding its business, Tax affairs or Tax computations;

      (c) if any Lender or Representative has made a payment to the relevant Obligor pursuant to this Clause 4.12.6 on account of any Tax benefit and it subsequently transpires that such Lender or Representative did not receive that Tax benefit, or received a lesser Tax benefit the relevant Obligor shall pay on demand to such Lender or Representative such sum as such Lender or Representative may determine as being necessary to restore the after-Tax position of the Lender or Representative to that which it would have been had no adjustment under this proviso (c) been necessary; and

      (d) the Lender or Representative shall not be obliged to make any payment under this Clause 4.12.6 if either it is an Export Credit Agency or if, by doing so, it would contravene the terms of any Applicable Law or any notice, direction or requirement of any governmental or regulatory authority (whether or not having the force of law).

4.12.7 If any amount falls due to be paid to the Agent or any Lender pursuant to or in connection with this Agreement or any of the other Transaction Documents on a day which is not a Banking Day, then it shall be due and payable on the next succeeding Banking Day and the amount,(if necessary), shall be adjusted accordingly.

4.12.8 Each Lender (other than an Export Credit Agency), on the date on which it becomes a party to this Agreement, represents to the Agent and each Obligor that it is:

       (a)  either:

            (i) not resident in the United Kingdom for United Kingdom tax purposes; or

            (ii) a "bank" as defined in section 840A of the Income and Corporation Taxes Act 1988 (or any statutory re-enactment or modification thereof, in substantially the same form and content as of the date hereof) and resident in the United Kingdom; and

       (b) beneficially entitled to the principal and interest payable by the Agent to it under this Agreement,

       and shall forthwith notify the Agent and GFC if either representation ceases to be correct.

4.13   CURRENCY OF PAYMENT

4.13.1 All payments of principal and interest (including interest at the Default
       Rate) payable in respect of any Loan pursuant to this Agreement and any relevant Loan Supplement shall be paid in the same currency as the relevant Loan.

4.13.2 Subject to Clause 4.13.1, all other amounts payable to the Agent, the Security Trustee and/or the Lenders pursuant to or in connection with this Agreement or any of the Transaction Documents shall, unless otherwise provided in the relevant notice or demand for payment, be paid in Dollars to the Agent (where appropriate, for the account of the relevant Lender or the Security Trustee).

4.14  PERFORMANCE PROCEDURE

4.14.1 On each date on which an amount is due from any Borrower in connection with any Loan pursuant to this Agreement or any of the Transaction Documents, the relevant Borrower shall no later than (i) 10.00 am (New York time) if such payment is due in Dollars and (ii) 1.00 pm Paris time if such payment is due in Euros on such due date make such amount available to the Agent by payment in Dollars or Euros, as the case may be, in same day funds to the Agent's account (x) if payment is in Dollars with Credit Lyonnais, New York Branch, Swift Code CRLYUS33 for the account of 01 00684 0001 00-EX896, Credit Lyonnais, Paris, Swift Code CRLYFRPPE34, (or to such other account in New York City as the Agent may upon not less than five (5) Business Days' written notice from time to time designate) or (y) if the payment is to be made in Euros to the Agent's account with Credit Lyonnais, Paris branch, swift code CRLYFRPPE34 account no 30002008960000999109D90 (or to such other account as the Agent may upon not less than five (5) Business Days' written notice from time to time designate. All payments shall be made under reference DDO-EX/896-FC6-GATX msn [relevant msn].

4.14.2 Upon receipt by the Agent of an amount referred to in Clause 4.14.1, the Agent shall if such amount is received by 5.00 pm (Paris time) on the due date make available on such due date (and otherwise on the next succeeding Banking Day) to the relevant National Agent such portion of the amount so received as represents the aggregate of the entitlement of the British Lenders, the French Lenders or the German Lenders (as the case may be) of such amount in such funds as are received by the Agent by payment to such account as the relevant National Agent may have specified in writing.

4.14.3 Without prejudice to the provisions of Clause 4.14.2, the Agent shall not be obliged to make available to any National Agent or any Lender any sum which it is expecting to receive for the account of such National Agent or such Lender pursuant to this Agreement or any of the Transaction Documents until it has been able to establish that it has received that sum from the relevant Borrower. If and to the extent that the Agent does pay such sum to a National Agent but it subsequently transpires that the Agent had not received the relevant sum:

      (a) the relevant National Agent shall on request by the Agent refund such sum to the Agent; and

      (b) the relevant National Agent shall on request by the Agent pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding or other cost, loss, expense or liability as a result of making available or paying out that sum before receiving it; and

      (c) each Lender shall indemnify the relevant National Agent in respect of its Relevant Proportion of the amounts referred to in paragraphs
            (a) and (b) above.

5.    APPOINTMENT OF AGENT, SECURITY TRUSTEE AND NATIONAL AGENTS

      The terms and conditions upon which (i) each Lender appoints the relevant National Agent to act as national agent (ii) the Lenders and the National Agents appoint the Agent to act as agent (iii) the Lenders, National Agents and Agent appoint the Security Trustee to act as trustee for the Collateral (iv) the terms of such trust arrangement are set out in
      Schedule 10 (APPOINTMENT OF SECURITY TRUSTEE, AGENT AND NATIONAL AGENTS AND TRUST PROVISIONS).

6     REPRESENTATIONS AND WARRANTIES

6.1   GFC'S REPRESENTATIONS AND WARRANTIES

      To induce the Finance Parties to enter into the Transaction Documents GFC represents and warrants to the Finance Parties that:

      (a) it is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware and has full power, authority and legal right to own its property and carry on its business as presently conducted;

      (b) it has the power and capacity to execute and deliver, and to perform its obligations under the Transaction Documents to which it is or will be a party and all necessary action has been taken to authorise the execution, delivery and performance of the same;

      (c) it has taken all necessary legal action to authorise the person or persons who execute and deliver the Transaction Documents to which it is or will be a party to execute and deliver the same and thereby bind it to all the terms and conditions hereof and thereof and to act for and on behalf of it as contemplated hereby and thereby;

      (d) the Transaction Documents to which it is or will be a party constitute (or will when executed constitute) legal, valid and binding obligations of it enforceable in accordance with their respective terms subject only to the qualifications set out in the legal opinions to be provided to the Lenders in accordance with the provisions of Clause 2.8. (SEVERAL OBLIGATIONS) and Clause 3.1.4 (UTILISATION NOTICES) and Schedule 6 in respect of the relevant Transaction Documents;

      (e) the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, the Transaction Documents to which it is or will be a party will not (i) contravene any existing Applicable Law to which it is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any document, instrument or agreement to which it is a party or is subject or by which it or any of its assets may be bound, (iii) contravene or conflict with any provision of its constitutional documents, or (iv) result in the creation or imposition of, or oblige it to create, any Lien on or over any of its assets (other than the Liens created pursuant to the Transaction Documents);

      (f) every consent, registration, licence and qualification required by it to enable it to carry on its business and which could be material in the context of the transactions contemplated by the Transaction Documents has been duly obtained or made and is in full force and effect and there has been no material default in the observance or performance of any of the conditions or restrictions (if any) imposed on, or in connection with, any such consent, registration, licence or qualification;

      (g) every consent, registration, licence and qualification required by it to authorise, or required by it in connection with, the execution, delivery, legality, validity, priority, enforceability, admissibility in evidence or effectiveness of the Transaction Documents to which it is or will be a party has been duly obtained or made and is in full force and effect and there has been no material default in the observance or performance of any of the conditions or restrictions (if any) imposed on, or in connection with, any such consent, licence, registration or qualification;

      (h) it is not (nor would be with the giving of notice or lapse of time or both or the making of any relevant determination or the fulfilment of any other condition) in breach or in default under any document, instrument or agreement to which it is a party or is subject or by which it, or any of its assets may be bound and no litigation, arbitration or administrative proceeding is taking place, pending or threatened against it, or against any of its assets, which in any such case would be expected to have a Material Adverse Effect;

      (i) it has not taken any action nor, to its knowledge or the knowledge of its officers, have any steps been taken or legal proceedings been started for any insolvency-related winding-up, dissolution or re-organisation or for the appointment of a receiver or administrative receiver, or an administrator, trustee or similar officer of it or of any or all of its assets;

      (j) its obligations under the Transaction Documents to which it is or will be a party are, or will when the same are executed be, direct, general and unconditional obligations of it and rank at least pari passu with all other present and future unsecured and unsubordinated obligations of it save for obligations mandatorily preferred by law;

      (k) no Relevant Event or Termination Event has occurred and is continuing;

      (l) there have been no amendments or supplements to its certificate of incorporation and bylaws from the form of those documents provided to the Agent pursuant to Clause 2.9.1 (CONDITIONS PRECEDENT PRIOR TO FIRST UTILISATION);

      (m)   no Trigger Event has occurred and is continuing;

      (n) under the laws of the United States of America in force at the date hereof, it will not be required to make any deduction or withholding from any payment it may make under this Agreement or any other Transaction Document to which it is or will be a party;

      (o) it is not an "investment company" within the meaning of the Investment Company Act 1940 of the United States of America and no consent or authorisation of any Government Entity is required on the part of it in connection with the Guarantee or any other of the Transaction Documents or with the execution, delivery or performance by GFC of this Agreement or the other Transaction Documents.

6.2   REPRESENTATIONS AND WARRANTIES OF EACH EXPORT LESSEE AND EACH BORROWER

6.2.1 To induce each of the Finance Parties to enter into the Transaction Documents, each Export Lessee and each Borrower represents and warrants (as to itself only) to the Finance Parties and, in the case of such representations and warranties of the Borrowers, to the Export Lessees, that:

      (a) it is duly organised and validly existing under the laws of the Cayman Islands or Ireland (as appropriate) and the jurisdiction referred to in paragraph 2.1(d) of the relevant Accession Deed (in the case of any Alternative Export Lessee), and has full power, authority and legal right to own its property and carry on its business as presently conducted;

      (b) it has the power and capacity to execute and deliver, and to perform its obligations under the Transaction Documents to which it is or will be a party and all necessary action has been taken to authorise the execution, delivery and performance of the same;

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

      (c) it has taken all necessary legal action to authorise the person or persons who execute and deliver the Transaction Documents to which it is or will be a party to execute and deliver the same and thereby bind it to all the terms and conditions hereof and thereof and to act for and on behalf of it as contemplated hereby and thereby;

      (d) the Transaction Documents to which it is or will be a party constitute or will when executed constitute its legal, valid and binding obligations enforceable in accordance with their terms subject only to the qualifications set out in the legal opinions to be provided to the Lenders in accordance with the provisions of Clause 2.9 (CONDITIONS PRECEDENT) (in respect of the Aircraft) and
            Schedule 6 (in respect of the Transaction Documents;

      (e) the execution and delivery by it of, the performance of its obligations under, and compliance with the provisions of, the Transaction Documents to which it is or will be a party will not (i) contravene any existing Applicable Law to which it is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any document, instrument or agreement to which it is a party or is subject or by which it or any of its assets may be bound, (iii) contravene or conflict with any provision of its constitutional documents, or (iv) result in the creation or imposition of, or oblige it to create, any Lien on or over any of its assets other than those created pursuant to the Transaction Documents;

      (f) every consent, registration, licence and qualification required by it to enable it to carry on its business has been duly obtained or made and is in full force and effect and there has been no default in the observance or performance of any of the conditions or restrictions (if any) imposed on, or in connection with, any such consent, registration, licence and/or qualification;

      (g) every consent, registration, licence and qualification required by it to authorise, or required by it in connection with, the execution, delivery, legality, validity, priority, enforceability, admissibility in evidence or effectiveness of the Transaction Documents to which it is or will be a party has been duly obtained or made and is in full force and effect and there has been no default in the observance or performance of any of the conditions or restrictions (if any) imposed on, or in connection with, any such consent, licence, registration and/or qualification;

      (h) no litigation, arbitration or administrative proceeding is taking place, pending or threatened against it, or against any of its assets;

      (i) it has not taken any action nor, to its knowledge or the knowledge of its officers, have any steps been taken or legal proceedings been started for any insolvency-related winding-up, dissolution or re-organisation or for the appointment of a receiver or administrative receiver, or an administrator, trustee or similar officer of it or of any or all of its assets;

      (j) its obligations under the Transaction Documents to which it is or will be a party are, or will when the same are executed be, its direct, general and unconditional obligations and rank at least pari passu with all other present and future unsecured and unsubordinated obligations save for obligations mandatorily preferred by law;

      (k) no Relevant Event or Termination Event has occurred and is continuing;

      (l) except as otherwise permitted hereunder, there have been no amendments or supplements to its memorandum of association and by-laws or (as the case may be), articles of association from the form of those documents last seen by the Agent and the memorandum of association and by-laws or (as the case may be), articles of association in the form last seen by the Agent remain in full force and effect;

      (m) the board resolutions and, if applicable, power of attorney supplied by it to the Agent pursuant to the provisions of Clause 2.9 (CONDITIONS PRECEDENT PRIOR TO FIRST UTILISATION) of this Agreement or pursuant to Schedule 6 (as the case may be) remain in full force and effect and have not been amended, supplemented, varied or revoked, in whole or in part since they were entered into and the authority therein given to the persons therein named to agree and execute on its behalf the Transaction Documents remains in full force and effect and has not been revoked, amended, supplemented or varied, in whole or in part; and

      (n) it has not, prior to entering into the Transaction Documents, engaged in any business or transaction or entered into any contract or agreement with any person or otherwise created or incurred any liability to, or acquired any asset from, any person, other than any such transactions, contracts, agreements or liabilities or acquisitions of assets as (i) have been necessary solely in order for it to establish itself as a company duly incorporated and validly existing under the laws of its state of incorporation, (ii) have occurred pursuant to or are contemplated by any of the Transaction Documents or (iii) have been entered into by the Irish Export Lessee in connection with its acquisition of the LTU Aircraft and the interim financing thereof and the leasing thereof to LTU Lufttransport - Unternehmen GmbH.

6.3   REPRESENTATIONS AND WARRANTIES BY EACH FINANCE PARTY

      Each Finance Party makes the following representations and warranties to GFC, each Borrower and each Export Lessee on the date of this Agreement:

      (a) it is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation and has full power, authority and legal right to own its property and carry on its business as presently conducted;

      (b) it has the power and capacity to execute and deliver, and to perform its obligations under the Transaction Documents to which it is or will be a party and all necessary action has been taken to authorise the execution, delivery and performance of the same; and

      (c) it has taken all necessary legal action to authorise the person or persons who execute and deliver the Transaction Documents to which it is or will be a party to execute and deliver the same and thereby bind it to all the terms and conditions hereof and thereof and to act for and on behalf of itself as contemplated hereby and thereby.

6.4   REPETITION

      The representations and warranties set out in Clauses 6.1 and 6.2, in the case of an Obligor which is a party to this Agreement on the date of this Agreement, are made by that Obligor on that date and, in the case of a party which enters into an Accession Deed after the date of this Agreement, will be deemed to be made by that party on the date it executes an Accession Deed.

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

7     UNDERTAKINGS AND COVENANTS

7.1   GENERAL COVENANTS OF THE EXPORT LESSEES

      Until all of the Secured Loan Obligations have been paid in full, each Export Lessee hereby undertakes and covenants with each of the Lenders and the Representatives (in respect of itself only) that from the date of this Agreement, or if later, the date upon which such Obligor accedes to this
      Agreement:

      (a) it shall remain duly incorporated and validly existing under the laws of the Cayman Islands (in the case of the Cayman Export Lessee,) Ireland (in the case of the Irish Export Lessee) and the laws of the jurisdiction stated in paragraph 2.1(d) of the relevant Accession Deed (in the case of each Alternative Export Lessee);

      (b) at all times, it shall comply and procure the compliance with all laws and regulations applicable to it and which are necessary in relation to the conduct of its business generally, and it shall obtain, maintain in full force and effect and comply in all material respects with, any present or future authorisations (governmental or otherwise), approvals, licences and consents and do, or cause to be done, all other acts and things, in each case, which may from time to time be necessary for the continued due performance of its obligations under the Transaction Documents;

      (c) it shall inform the Agent of the occurrence of any Relevant Event or Termination Event, promptly upon becoming aware of the same and shall provide the Agent with full details of any steps which it is taking, or is considering taking, in order to remedy or mitigate the effect of any Relevant Event or such Termination Event or otherwise in connection therewith;

      (d) it shall inform the Agent of any steps it is taking in respect of repossessing any Aircraft from a Lessee or Sub-Lessee;

      (e) it shall pay and discharge all Taxes and governmental charges prior to the date on which the same become overdue unless, and only to the extent that, such Taxes and charges shall be contested in good faith by appropriate proceedings, pending determination of which payment may lawfully be withheld, and there shall be set aside adequate reserves with respect to any such Taxes or charges so contested (if required in accordance with generally accepted accounting principles);

      (f) it shall comply with its constitutional documents and shall not amend any provision of its constitutional documents or permit any amendment thereto;

      (g) Subject to Clause 7.8 and Clause 9.1(d), it shall, promptly, upon being requested so to do by any Representative take all such steps and enter into and execute all such documents of whatsoever nature in order to enable such Representative to effect any registration, recording, filing, notarisation or any other action in respect of any of the Transaction Documents to which it is a party, in each case, which is required by law or reasonably requested by either Representative to ensure the validity, enforceability or priority of the liabilities and obligations of the relevant Obligor or the rights of each Representative and/or each of the Lenders under any of the Transaction Documents;

      (h) it shall not, without the prior written consent of the Agent, conduct any business other than the acquisition, leasing and sale of the Aircraft and the transactions contemplated by the Transaction Documents to which it is a party and such activities and matters incidental to any of the foregoing;

      (i) it shall not, without the prior written consent of the Agent, incur any liability to any person, other than:

            (i) a liability for Tax or other charges arising under Applicable Law to a Government Entity; or

            (ii) liabilities pursuant to or in respect of the Intra-Group Financing Arrangements; or

            (iii) any liability under the Transaction Documents or reasonably ancillary thereto; or

            (iv) any liability that is an ordinary operating cost or overhead expense or is otherwise in the ordinary course of its permitted business;

      (j) it shall ensure that at all times its obligations under the Transaction Documents rank at least pari passu with its obligations owed to all its unsecured creditors save for obligations mandatorily preferred by law;

      (k) it shall duly observe and perform all of its covenants, obligations and conditions which are required to be observed and performed on its part under each of the Transaction Documents to which it is, from time to time, a party;

      (l) it shall not create or acquiesce in the creation or permit to exist any Lien (other than any Permitted Lien) on or affecting the Aircraft or the Insurances in relation to any Aircraft (or any relevant Engine or Part);

      (m) if it is required under local law to prepare audited annual financial statements, it shall deliver to the Agent sufficient copies for distribution to each of the Lenders of its audited annual financial statements for each of its financial years (which shall be prepared in accordance with generally accepted accounting principles and practices in its jurisdiction of incorporation and which shall give a true and fair view of the profits and losses for the relevant financial year at the end of such financial year) as soon as practicable and not later than one hundred and eighty (180) days after the end of the financial year to which they relate;

      (n) it shall procure that at all times a majority of the members of its board of directors shall be officers or employees of a GATX Group Company (unless such requirement is contrary to local requirements in its jurisdiction of incorporation or is impractical due to local law requirements) and it shall procure further that no member of its board of directors shall be replaced or substituted (other than by another officer or employee of a GATX Group Company) without the prior written consent of the Security Trustee (which consent shall be exercisable in the reasonable discretion of the Security Trustee) unless such substitution is required in order to comply with any local requirement of its jurisdiction of incorporation or is required for a practical reason due to local law requirements;

      (o) it shall inform the Representatives promptly after it becomes aware of the Total Loss of any Aircraft or of any occurrence which, with the lapse of time, would or would be likely to constitute a Total Loss of any Aircraft, the relevant Export Lessee shall provide such details of such Total Loss or other occurrence as each Representative may reasonably request;

      (p) it shall inform the Representatives promptly after it becomes aware of any:

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

            (i) Lien which has arisen over or in respect of any of the Aircraft or any Part thereof other than any Permitted Lien; or

            (ii) any steps being taken by the holders of any Lien (including any Permitted Lien) to exercise or enforce that Lien or any rights in respect thereof;

      (q)   it shall not voluntarily wind itself up;

      (r) it shall not knowingly do anything or take any action or omit to take any action which has or may have the effect of prejudicing the entitlement of any Representative or any of the Lenders against a liquidator, receiver, administrator or similar officer or official, to all rights, monies and property owed to any Representative or any of the Lenders by the relevant Obligor (as the case may be) pursuant to the Transaction Documents to which it is a party;

      (s) save as contemplated pursuant to the Transaction Documents, the Intra-Group Financing Arrangements or any arrangements to be implemented pursuant to Clause 7.9, it shall not sell, lease, transfer or otherwise dispose of, by one or more transactions or series of transactions (whether related or not), the whole or any part of its revenues or assets; and

      (t) save as contemplated pursuant to the Transaction Documents, the Intra-Group Financing Arrangements or any arrangements to be implemented pursuant to Clause 7.9, it shall not sell or otherwise dispose of its interest in any Aircraft until the Loan in respect of such Aircraft has been paid in full and the Security Trustee confirms in writing to GFC that the Secured Loan Obligations in respect of such Loan have been satisfied in full;

      (u) in the case of the Cayman Borrower and each other Borrower incorporated in the Cayman Islands, it will not take any action, nor permit any action to be taken, which would result in it ceasing to be an exempted limited company in the Cayman Islands;

      (v) it shall not without the prior written consent of the Agent create or permit to subsist any Lien over all or any of its present and future revenues and assets other than a Permitted Lien;

      (w) it shall review every three (3) months any currency exposure it may have in respect of Insurances taken out in a currency different from the currency of the Loan relating to the Aircraft to which such Insurances relate.

7.2   LEASING AND INSURANCE COVENANTS OF EXPORT LESSEES

7.2.1 Until all of the Secured Loan Obligations have been paid in full, each Export Lessee hereby undertakes and covenants with each of the Finance Parties separately and severally from the date of this Agreement or, if it is not a party to this Agreement on the date of this Agreement, from the date upon which such Export Lessee accedes to this Agreement that, save as may be agreed from time to time with the Agent, it shall ensure that each Lease of an Aircraft which is being leased by it complies with the Minimum Lease Provisions. In addition, each Export Lessee in respect of itself and in respect of Aircraft leased to it pursuant to a Credit Sale Agreement shall:

      (a)   ensure that each Lease is in English;

      (b) with the exception of the Credit Sale Agreement or any Intermediate Lease, ensure that no Aircraft is subject to any instalment sale agreement, conditional sale agreement or other lease-purchase agreement conferring upon the bailee any ownership right, title or interest to or in the relevant Aircraft, including, without limitation, by means of a purchase option at a nominal price, without obtaining the prior written approval of the Agent (acting on the instructions of the Majority Lenders) provided always that Export Lessees may grant a purchase option over any Aircraft to any Lessee if the exercise of such option is expressly conditional on the Aircraft Security Documents for such Aircraft having been discharged;

      (c) ensure that each Aircraft shall, unless in or imminently scheduled for major maintenance or modification or as otherwise agreed by the Agent (acting on the instructions of the Majority Lenders), be registered in the jurisdiction of incorporation (other than the Cayman Islands) or such of:

            (i) the Borrower which is the owner of such Aircraft (including in the name of an owner trustee on behalf of the Borrower in the United States of America); or

            (ii) if such Aircraft is an Off-Lease Aircraft, the Export Lessee which is leasing such Aircraft pursuant to a Credit Sale Agreement; or

            (iii) a Lessee; or

            (iv)  any Sub-Lessee, or

            (v)   such other jurisdiction as the Agent may consent to in writing in each case with the interests of the relevant Borrower as owner noted on the register of the relevant Aviation Authority to the extent permitted by Applicable Law;

      (d) ensure that throughout the period of the relevant Loan, legal title to the Aircraft financed under such Loan shall vest in a Borrower. The relevant Export Lessee shall (at its own cost) take all steps, or procure that all steps are taken, which are required by law in the State of Registration and the jurisdiction in which the Lessee or any Sub- Lessee has its principal place of business to protect and perfect the relevant Borrower's ownership interest in the Aircraft;

      (e) in the event that any proposed leasing structure requires an Intermediate Lease, ensure that such Intermediate Lease shall be made between two Export Lessees, ensure that such Intermediate Lease is expressly subject and subordinate to the Credit Sale Agreement and the Mortgage and ensure that the relevant Export Lessee who is the lessor under such Intermediate Lease executes in favour of the Security Trustee an Intermediate Lease Security Assignment with respect to such Intermediate Lease;

      (f) it shall comply or procure compliance with all of the Insurance Undertakings in respect of such Aircraft, Provided Always that such Export Lessee shall not be in breach of this Clause 7.2.(f) in relation to the Insurances effected with respect to any Aircraft if:

            (i) such Insurances are not in compliance with the requirements of the Insurance Undertaking (any such Insurance Undertaking in respect of which an Export Lessee is not in compliance from time to time being referred to herein as a NON-COMPLIANT MATTER); and

            (ii) such Export Lessee has notified the Agent of the details of such Non-Compliant Matter; and

            (iii) either:

                  (aa) the Agent (acting solely on the instructions of the National Agents) has granted a waiver in respect of such Non-Compliant Matter; or

                  (bb) the Agent has not given notice to such Export Lessee requiring such Non-Compliant Matter to be complied with;

      (g) manage or procure that GFC shall manage each Aircraft and the Lease pursuant to which it is leased at any time, monitor the Lessee's performance of its obligations in the Lease and take such action after an event of default thereunder in each case in accordance with the Standard;

      (h) notify the Agent in writing promptly upon the installation on any Aircraft of any leased equipment to which the relevant Borrower shall not take title and which has a value greater than one million dollars (US$1,000,000);

      (i) promptly after the Delivery Date for each Aircraft provide the Agent with a list of any lessee furnished equipment on such Aircraft and procure that, as at the redelivery date under such Lease, such equipment is either removed from such Aircraft or title thereto is transferred to the relevant Borrower;

7.2.2 Save as the Export Credit Agencies may agree from time to time, an Export Lessee shall not permit an Aircraft to be delivered to a Lessee (if it is a technical operator of aircraft) or a Sub-Lessee (if the Lessee is not a technical operator of aircraft and the Sub-Lessee is a technical operator of aircraft) (OPERATOR LESSEE) directly under a Lease or indirectly under a Sub-Lease if such delivery is to a Operator Lessee which is the first Operator Lessee of such Aircraft and unless each of the National Agents agree otherwise in writing (i) as a result of delivery of that Aircraft to that Operator Lessee more than twenty five per cent, of the Aircraft either financed under this Agreement and approved by the Export Credit Agencies for such financing (rounded down to the nearest whole number and determined by number and not by value) would be Home Country Aircraft or
      (ii) such Operator Lessee is incorporated or has its principal place of business in the United States of America.

7.2.3 The restrictions set out in Clause 7.2.2 shall not:

      (a) prevent the delivery of an Aircraft to an Operator Lessee which is not the first Operator Lessee of that Aircraft since its Delivery Date provided that the Lease or Sub-Lease to such Operator Lessee commences on or after the second anniversary of the Delivery Date of such Aircraft; or

      (b) prevent the delivery of an Aircraft to an Operator Lessee in breach of any such restrictions following the bona fide repossession of such Aircraft by, or the delivery or redelivery of such Aircraft to, the relevant Borrower or relevant Export Lessee as a result of the termination of the leasing of such Aircraft under a previous Lease prior to its scheduled expiry date as a result of a default termination of the relevant Lease.

      (c) require the prepayment of a Loan in respect of a Home Country Aircraft if any such limit is breached as a result of (i) the prepayment of a Loan in respect of another Aircraft (by reason of the Total Loss of such Aircraft) or (ii) the termination or expiry of the leasing of another Aircraft which is not a Home Country Aircraft.

      For the avoidance of doubt, in the case of a Refinanced Aircraft, the first Operator Lessee of such Refinanced Aircraft shall continue to be the relevant Lessee as at the Delivery Date notwithstanding the novation and amendment of the relevant Lease.

7.2.4

      (a) If, at any time, more than twenty-five per cent, of all the Aircraft financed under this Agreement and approved by the Export Credit Agencies for such financing (rounded down to the nearest whole numbers and determined by number and not by value) are Home Country Aircraft, the Agent may at the direction of the National Agents and the German Parallel Lender serve a notice (the HOME COUNTRY NOTICE) on the relevant Export Lessee requiring the prepayment of Loans relating to Home Country Aircraft so that the provisions of Clause
            7.2.2 are then complied with. The Agent shall consult with the relevant Export Lessee as to the identity of the specific Loans which shall be prepaid and the relevant Export Lessee shall procure that the relevant Borrower prepays the amounts specified in Clause
            4.10.1 (MANDATORY PREPAYMENT EVENT) in accordance with Clause 4.10.3 on the date falling 5 Business Days after the Agent has notified the relevant Borrower of the amounts to be prepaid in accordance with Clause 4.10.1 (MANDATORY PREPAYMENT EVENT).

      (b) If the restriction set out in Clause 7.2.2(ii) is breached in respect of any Aircraft, the Agent may at the direction of the Export Credit Agencies serve a notice (the US RESTRICTION NOTICE) on the relevant Export Lessee requiring the prepayment of the Loan in respect of the relevant Aircraft. The relevant Export Lessee shall procure that the relevant Borrower shall prepay the amounts specified in Clause 4.10.1 (MANDATORY PREPAYMENT EVENT) in accordance with 4.10.3 (MANDATORY PREPAYMENT EVENT) on the date falling five (5) Business Days after the Agent has notified the relevant Borrower of the amounts to be prepaid in accordance with Clause 4.10.1 (MANDATORY PREPAYMENT EVENT).

7.2.5 Inspection

      (a) Prior to the occurrence of a Relevant Event, the relevant Export Lessee shall, upon the request (in this Clause 7.2.5, a REQUEST) of the Agent, which shall not be given more frequently than once a year, provide the Agent promptly with copies of the inspection reports (if any) which have been prepared for the relevant Export Lessee pursuant to the provisions of the relevant Lease in respect of the Aircraft specified in the Request. If no inspection report has been prepared at such time for a particular Aircraft but an inspection report has been prepared for an Export Lessee in relation to an aircraft leased to the same lessee as the Lessee of such Aircraft by an Obligor, the relevant Export Lessee shall procure that a copy of such inspection report is promptly provided to the Agent. If the inspection report shows, or any other information which has come to the attention of the Agent shows, that repairs to the Aircraft are required in order for the terms of this Agreement to be complied with, the Agent shall be entitled to request that an inspection report be prepared for the Aircraft specified in the Request. The relevant Export Lessee shall provide evidence to the Agent verifying that any repairs recommended by the inspection reports have been completed provided that, if the Aircraft is leased to a Lessee at such time, the relevant Export Lessee shall procure that the relevant Lessee provides such evidence in accordance with the terms of the relevant Lease and the relevant Export Lessee shall only be under an obligation to provide such evidence to the Agent upon receipt by the relevant Export Lessee of such evidence from the relevant Lessee.

      (b) The relevant Export Lessee shall ensure that it shall be entitled under the terms of the relevant Lease, on receiving notice from the Agent after the occurrence of a Relevant Event (other than a Relevant Event occurring solely due to the acts or omissions of a Borrower provided that such acts or omissions shall not have been caused by an act or omission of another Obligor) and so long as the same is continuing, to require that the relevant Lessee or Sub-Lessee gives permission to the Agent or its duly authorised agent, to inspect the relevant Aircraft, Technical Records or Engine at such time as the Agent may specify in its notice or such other time as may be mutually agreed between the relevant Export Lessee and the Agent. The Agent shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection.

      (c) The relevant Export Lessee shall procure that for the purposes referred to in Clause 7.2.5(a) and (b) and subject to the limitations therein contained, the Agent and its duly authorised surveyors shall be permitted such access to the Aircraft as the Agent shall reasonably require in order to satisfy the Agent that the relevant Export Lessee is complying with its obligations under this Agreement PROVIDED THAT the light of the Agent to inspect the Aircraft or to have the Aircraft surveyed shall not be exercised so as to unreasonably disrupt the normal commercial operation of the Aircraft. The relevant Export Lessee shall procure that the Lessee shall as soon as is practicably consistent with the requirements of the maintenance programme described in the relevant Lease and approved by the Aviation Authority, effect such repairs to the relevant Aircraft as shall be shown by the inspection to be required in order for the terms of this Agreement to be complied with. The relevant Export Lessee shall provide evidence to the Agent verifying that any repairs recommended by the inspection reports have been completed provided that if the Aircraft is leased to a Lessee at such time, the relevant Export Lessee shall use all reasonable endeavours to ensure that the relevant Lessee provides such evidence in accordance with the terms of the relevant Lease and Export Lessee shall only be under an obligation to provide such evidence to the Agent upon receipt by the relevant Export Lessee of such evidence from the relevant Lessee.

      (d) The cost of any such inspections referred to in this Clause 7.2.5 shall be borne by the relevant Export Lessee and the relevant Export Lessee shall reimburse the Agent for all reasonable costs and expenses incurred by the Agent or its nominees in conducting any such inspection (including further inspection reports confirming that the defects or deficiencies have been corrected) including, without limitation, any reasonable fees payable to technical experts and/or out of pocket Expenses.

7.2.6 If an Aircraft is an Off-Lease Aircraft, then:

      (a) unless the Security Trustee (acting on the instructions of the Majority Lender's) otherwise agrees, the relevant Aircraft shall be registered in the name of the relevant Borrower or the relevant Export Lessee (as the case may be) in the United States, the United Kingdom, Ireland or such other jurisdiction as the Agent (acting on the instructions of the National Agents and the German Parallel Lender) may consent to in writing, and to the extent permitted by Applicable Law, the relevant Mortgage shall be registered in the aircraft mortgage register with the Aviation Authority;

      (b) the relevant Export Lessee shall at all times carry out the Operations Undertaking and the Replacement of Parts, Alterations, Modifications and Additions Undertakings.

7.3   BORROWER COVENANTS

      Until all of the Secured Loan Obligations have been satisfied in full, each Borrower hereby undertakes and covenants with each Finance Party (severally as to itself only) that from the date of this Agreement:

      (a) it shall remain duly incorporated and validly existing under the laws of the Cayman Islands (in the case of the Cayman Borrower), Ireland (in the case of the Irish Borrower) or the laws of the jurisdiction stated in paragraph 2.1(d) of the relevant Accession Deed (in the case of each Alternative Borrower and Alternative Export Lessee);

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      (b)   it will limit its business exclusively to the purchase, financing, leasing and disposal of the Aircraft and the transactions contemplated by the Transaction Documents and matters reasonably incidental thereto;

      (c) will not, without the prior written consent of the Agent, enter into, any contract or agreement with any person, and will not, without the prior written approval of the Agent otherwise create or incur, any liability to any person, in each case other than as provided for, or contemplated by, the Transaction Documents executed or to be executed by it or other than such liabilities with respect to Taxes, ordinary costs and overhead expenses as have arisen or may arise in the ordinary course of its business as referred to in the immediately preceding paragraph;

      (d) to the extent possible pursuant to applicable law, it will obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things, which may from time to time be necessary or desirable under applicable law for the continued due performance of all its obligations under the Transaction Documents;

      (e) subject to indemnification in respect of such Taxes (other than those in respect of which it is personally liable) pursuant to the terms of this Agreement, it will promptly discharge or procure the discharge of all or any Taxes which are payable by it from time to time;

      (f) in the case of the Cayman Borrower and each other Borrower incorporated in the Cayman Islands, it will not take any action, nor permit any action to be taken, which would result in it ceasing to be an exempted limited company in the Cayman Islands;

      (g) to the extent possible pursuant to applicable law, it will duly observe and perform all the covenants, obligations and conditions which are required to be observed and performed by it under the Transaction Documents;

      (h) it will not exercise any right, power or discretion vested in it pursuant to any Transaction Document otherwise than in a manner consistent with the provisions thereof;

      (i) not without the prior written consent of the Agent create or permit to subsist any lien over all or any of its present and future revenues and assets other than a Permitted Lien; and

      (j) it will take such action as the Security Trustee shall reasonably require to maintain the rights granted to the Security Trustee, the Agent and/or the Lenders under the Transaction Documents and to take such action as the Security Trustee may require in relation to the exercise of the rights of such Borrower under the Transaction Documents.

7.4   GFC COVENANTS

7.4.1 Until all of the Secured Obligations have been satisfied in full, GFC hereby undertakes and covenants with each of the Finance Parties from the date of this Agreement that:

      (a) it shall ensure that on the Delivery Date, in respect of any Refinanced Aircraft, legal and beneficial ownership of such Aircraft is transferred to the relevant Borrower free and clear of all Liens (other than Permitted Liens);

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

      (b) it shall inform the Agent of the occurrence of any Relevant Event, Termination Event or Trigger Event promptly after becoming aware of the same;

      (c) it shall furnish to the Security Trustee in sufficient copies for each Lender (which the Security Trustee shall promptly furnish to each Lender):

            (i) as soon as available, and in any event within one hundred and twenty (120) days after the end of each fiscal year of GFC, the audited financial statements and annual audit report of the GATX Group for such fiscal year beginning with the year ending 31 December 2001 prepared on a consolidated basis and in conformity with generally accepted accounting principles in the United States of America and certified by Ernst & Young or by another independent United States of America certified public accountant of recognised national standing in the United States of America selected by GFC;

            (ii) as soon as available, and in any event within sixty (60) days after the end of each quarter (except the last quarter) of each fiscal year of GFC, the unaudited financial statements of the GATX Group for such quarter prepared in a manner consistent with the audited financial statements referred to in Paragraph 2.1 (a);

            (iii) promptly after the filing or making thereof, copies of all
                  8-K's (other than 8-K's relating solely to the issuance by GFC of securities pursuant to an effective registration statement), 10-Q's, 10-K's, and other material reports or registration statements filed by GFC with or to any securities exchange or the Securities and Exchange Commission;

            (iv) from time to time such other information concerning (x) GFC's or any GATX Group Company's operations, business affairs and financial condition, (y) the Aircraft or any of them or (z) any Lessee or Sub-Lessee as the Agent or the Security Trustee (acting on the instructions of any Export Credit Agency) may reasonably request; and

      (d)   it undertakes and agrees for the benefit of the Finance Parties that
            (a) it shall not exercise or attempt to exercise its rights under the Call Option Agreement relating to a Borrower to purchase the shares in such Borrower unless and until the Secured Loan Obligations have been fully and finally discharged (b) such Borrower shall be not entitled to make any Utilisation under this Agreement at any time after the exercise by GFC of the Call Option relating to such Borrower (c) it shall not amend the Call Option Agreement without the prior consent of the Security Trustee (d) it shall not seek to register its rights under the Call Option Agreement on any register where such rights are capable of being registered and (e) the Call Option Agreement shall terminate upon the Security Trustee exercising its rights under the Irish Borrower Share Charge. It further acknowledges that the Call Option Agreement shall be subject and subordinate to any security created in favour of the Security Trustee pursuant to the Aircraft Security Documents.

7.4.2 The Finance Parties acknowledge and agree that (a) in addition to managing the Aircraft financed under this Agreement, GFC may manage, and shall be entitled to manage, from time to time the separate assets and business of
      (i) GATX Corporation and its Affiliates, (ii)GATX/CL Air Leasing Cooperative Association, (iii) GATX A321 Partners, LDC, (iv) GATX 737-800 Partner's, LDC, (v) GATX 737NG Partners Ltd., (vi) GATX 737-800 Partners III, Ltd. and (vii) other third or related parties (the assets of the parties described in (i), (ii), (iii), (iv), (v), (vi) and (vii) aforesaid are collectively hereinafter referred to as the OTHER MANAGED AIRCRAFT); and (b) in the course of conducting such activities, GFC may from

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

      time to time have conflicts of interest in performing its duties on behalf of the various entities to whom it provides management services and with respect to the various assets in respect of which it provides management services.

7.4.3 If conflicts of interest arise regarding the management of (a) a particular Aircraft, on the one hand, and another Aircraft, on the other hand, or (b) any Aircraft, on the one hand, and any Other Managed Aircraft, on the other hand, GFC shall perform such management services in good faith and, without prejudice to the generality of the foregoing, to the extent (i) such Aircraft or (ii) such Aircraft and such Other Managed Aircraft are substantially similar in terms of objectively identifiable characteristics relevant for purposes of the particular management services to be performed, GFC shall not discriminate among such Aircraft or between such Aircraft and such Other Managed Aircraft, respectively, on an unreasonable basis.

7.4.4 If requested, GFC agrees promptly to either (a) confirm to the Agent in writing that it has not entered into any agreement (howsoever called) which creates Financial Indebtedness and contains a clause similar to Clause 10.1(1) of this Agreement with a threshold amount less than $15,000,000 or (b) inform the Agent in writing if it has entered into an agreement (howsoever called) which creates Financial Indebtedness and contains a clause similar to clause 10.1(1) of this Agreement with a threshold amount less than $15,000,000.

7.5   INTENTIONALLY LEFT BLANK

7.6   QUIET ENJOYMENT LEASES

7.6.1 Subject to Clause 7.6.3, the relevant Borrower and the Security Trustee (on behalf of the Finance Parties) shall, in respect of any Lease which is a Quiet Enjoyment Lease, on the Delivery Date for the relevant Aircraft issue a Quiet Enjoyment Undertaking in favour of the relevant Lessee covenanting that (in the case of the Borrower, in respect of itself and, in the case of the Security Trustee, in respect of itself and the Finance Parties) none of the Borrower, the Lenders, the Security Trustee nor the Agent nor anyone lawfully claiming through such person will interfere with the lawful use, possession and quiet enjoyment of the relevant Aircraft by such Lessee in accordance with the relevant Lease for so long as no "event of default" (however described) under and as defined in the relevant Lease has occurred and is continuing.

7.6.2 None of the Borrower, the Lenders, the Security Trustee nor the Agent nor anyone lawfully claiming through such person will interfere with the lawful use, possession and quiet enjoyment of any Aircraft by any Export Lessee under a Credit Sale Agreement for so long as no Termination Event has occurred which is continuing.

7.6.3 The Borrower and the Security Trustee shall not be required to give a Quiet Enjoyment Undertaking referred to in Clause 7.6.1 with respect to an Aircraft and a Lease if (i) a Termination Event shall have occurred and be continuing, (ii) (other than in the case of the LTU Aircraft and the Lease pursuant to which the LTU Aircraft is being leased to LTU Lufttransport - Unternehmen GmbH as of the Signing Date) the relevant Export Lessee shall not have delivered to the Security Trustee at least five (5) Business Days prior to the proposed date of commencement of the leasing of such Aircraft pursuant to the relevant Lease the documents set out in Schedule 6 Part IV and (iii) an acknowledgement of the notice of Lease Security Assignment shall not have been executed by the Lessee on the relevant Delivery Date or, in respect of re-leased Aircraft, when the Aircraft is delivered to the Lessee.

7.7   COVENANTS IN RESPECT OF EXPORT LESSEES

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7.7.1 GFC shall be entitled, to transfer up to seventy (70) per cent. of its direct or indirect shareholding in any Export Lessee to third parties subject to the following:

      (a) it shall have given at least fifteen (15) Business Days written notice to the Agent of its intention to transfer any of its shareholdings in any Export Lessee including details of:

            (i) the relevant Export Lessee in which it wishes to transfer the shares;

            (ii) the number of shares to be transferred and such number of shares expressed as a percentage of the entire issued share capital of such Export Lessee at the time;

            (iii) details of the proposed transferee including a copy of its latest audited financial statements, details of its directors and the holders of the entire issued share capital;

            (iv) all such other information and documents that the Agent may reasonably request of GFC.

      (b)   no Termination Event has occurred and is continuing;

      (c) the National Agents (acting on the instructions of the Export Credit Agencies) have consented to the proposed transfer;

      (d) any Expenses of the Representatives in respect of such transfer shall be for the account of GFC.

7.7.2 In the event that GFC transfers a part of its direct or indirect shareholding in an Export Lessee to a third party in accordance with Clause 7.7.1, GFC may at the same time as it gives the notice referred to in Clause 7.7.1 (a) give notice to the Agent that it wishes the Lenders and the Export Credit Agencies to consent to the proposed transferee, or any approved Affiliate thereof approved by the Export Credit Agencies, becoming a replacement guarantor for part of the obligations of the Guarantor under the Guarantee. The Lenders and Export Credit Agencies shall consider any such request in good faith but without obligation and, in the event of their providing their consent, the concerned person shall become a Guarantor by means of the guarantor accession provisions set forth in the Guarantee. Any Expenses incurred by the Lenders, the Representatives or the Export Credit Agencies in considering, discussing or implementing such replacement guarantee shall be for the account of GFC.

7.8   COVENANT TO REGISTER MORTGAGE

      Each Export Lessee shall procure that as from the commencement of the leasing of any Aircraft (or at such other time in accordance with the provisions of Clause 9.1 (c) (Trigger Event) by it pursuant to a Lease as a result of which such Aircraft shall be registered in a State of Registration which maintains a public register of aircraft mortgages, (or as soon thereafter as is reasonably practicable) there shall be a Mortgage in respect of such Aircraft duly executed by the relevant Borrower in favour of the Security Trustee and duly registered at the appropriate Aviation Authority from time to time PROVIDED THAT, subject to Clause 9.1
      (c) the Export Lessee shall not be so required to procure the registration of such Mortgages if: (i) the Agent agrees that the cost of such registration (whether in respect of registration fees, stamp duty or notarial fees) is more than nominal and (ii) the Agent has received (in a reasonably satisfactory form) a legal opinion from reputable counsel in the jurisdiction of the Lessee (or Sub-Lessee) confirming that the rights of the Security Trustee to terminate the relevant Lease and repossess the Aircraft pursuant to the relevant Lease Security Assignment

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

      and the relevant Borrower Security Assignment gives at least equivalent protection as such rights the Security Trustee would have enjoyed if the Mortgage had been registered.

7.9 CHANGE OF OWNERSHIP, LEASING STRUCTURE AND/OR LESSEE WITH RESPECT TO AN AIRCRAFT

7.9.1 The Finance Parties hereby acknowledge that it may be necessary, from time to time dining the Security Period, to change the ownership, leasing structure and/or Lessee with respect to any Aircraft.

7.9.2 The Finance Parties hereby agree to consent to any change of ownership, leasing structure and/or Lessee with respect to any Aircraft, and co-operate in a timely manner with GFC to give effect to such change, provided that (i) such change of ownership and/or leasing structure shall only involve Borrowers and Export Lessees and (ii) the following conditions are satisfied:

      (a) GFC shall have given to the Agent twenty (20) Business Days written notice prior to the proposed effective date of the proposed change (PROPOSED EFFECTIVE DATE) details of the following:

            (i)   the affected Aircraft;

            (ii) the proposed change in the ownership and/or leasing structure, each affected Borrower, each affected Export Lessee and each other person that will play a material role in the proposed ownership and/or leasing structure of such Aircraft;

            (iii) if such change involves a change of Lessee:

                  (aa)  the identity of the new Lessee;

                  (bb) the jurisdiction of the proposed State of Registration of the Aircraft; and

                  (cc) the date the leasing of the Aircraft to the new Lessee is scheduled to commence.

      (b) GFC shall have agreed the following with the Agent at least five (5) Business Days prior to the Proposed Effective Date:

            (i) if the change involves a change in ownership of the affected Aircraft, the documentation pursuant to which title to the Aircraft will be transferred from one Borrower to another Borrower;

            (ii) all Head Lessor Transfer Certificates and Export Lessee Transfer Certificates (if any) required in connection with such change;

            (iii) if the change involves any change in the Borrowers and/or
                  Export Lessees involved in such ownership and leasing structure:

                  (aa) such other documents as the Agent shall require to ensure the Finance Parties are in no worse position than they would be with regard to the Aircraft and the Transaction Documents if the current Borrower and Export Lessee or Export Lessees (as the case may be) involved in the leasing structure were not to change (including, without limitation, corporate approval documents for each affected Borrower and Export Lessee); and

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                  (bb)  such legal opinion or opinions as the Agent shall
                        require to demonstrate that the Finance Parties will be in no worse position than they would be in with regard to the Aircraft and the Transaction Documents if the current Borrower and the Export Lessee or Export Lessees (as the case may be) involved in the leasing structure were not to change; and

            (iv) if the change involves a change in the Lessee, the condition precedent documents set out in Part IV of Schedule 6.

      Any change in ownership and/or leasing structure satisfying the requirements of this Clause 7.9.2 is referred to as a PERMITTED CHANGE.

7.9.3 Provided all of the documents and opinions referred to in Clause 7.9.2(b) relating to a Permitted Change have been agreed with the Agent in accordance with such Clause and, if such Permitted Change involves a change of Lessee, the conditions precedent listed in Part IV of Schedule 6 have been satisfied or waived, the affected Borrower or Borrowers, and/or affected Export Lessee or Lessees may, and at the request of GFC, the affected Borrower or Borrowers, the Agent and the Security Trustee shall, consummate such Permitted Change on the date specified by GFC (which shall be any Business Day occurring no earlier than the Proposed Effective Date for such Permitted Change and no later than the day that falls 45 days after such Proposed Effective Date) and, simultaneously therewith, GFC will deliver to the Agent originals or certified true copies (as appropriate) of all such documents and opinions.

7.9.4 Each of the Agent and the Security Trustee agrees to do such acts or things or execute such documents as may be reasonably required to complete the Permitted Change.

8     SUBORDINATION

8.1 Until all Secured Loan Obligations have been paid and performed in full, GFC hereby agrees with each of the Lenders, the Agent and the Security Trustee that all rights which GFC or any GATX Group Company may have against an Export Lessee pursuant to the Intra-Group Financing Arrangements shall be expressly subject and subordinate to all rights and claims, now or hereafter existing which the Finance Parties may have pursuant to or in connection with any Transaction Document against any Obligor.

8.2   EXPORT LESSEE SUBORDINATION

8.2.1 Each of the Finance Parties and the Export Lessees hereby agrees to regulate their claims, as to subordination and priority, in respect of any Proceeds in the manner set out in this Clause 8.2.

8.2.2 The Finance Parties and the Export Lessees hereby agree that the Secured Loan Obligations shall for all purposes whatsoever rank in priority to the Subordinated Secured Obligations and that such Subordinated Secured Obligations shall at all times be subject and subordinate to such Secured Loan Obligations.

8.2.3 Without prejudice to the provisions of Clause 8.9.2, if, for any reason, an Export Lessee claims or is required to claim in the liquidation, winding-up, dissolution or analogous proceedings in relation to any Borrower, then such Export Lessee shall direct that all dividends and other distributions in respect of its claim be paid to the Security Trustee for application in accordance with the provisions of Clause 12 (APPLICATION OF SUMS RECEIVED) and, to the extent that any such dividend or other distribution is actually paid to the Export Lessee, the Export Lessee shall hold any amount received by it on trust for the Secured Parties and shall pay that amount over to the Security Trustee as soon as it is received.

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8.2.4 For so long as any of the Secured Loan Obligations remain outstanding, each Export Lessee hereby agrees that it shall have no rights whatsoever, save in respect of the express obligations of the Security Trustee as set out in this Agreement, to instruct, or give directions to, the Security Trustee or to require that the Security Trustee take any action or exercise any right, remedy or power, in each case in relation to any matter including, without limitation, the Trust, the Collateral and/or the Aircraft Security Documents.

8.2.5 For so long as any of the Secured Loan Obligations remain outstanding, each Export Lessee hereby agrees that the Security Trustee shall not be required to consult with, or have regard to the interests of, any Export Lessee when taking any action (including, without limitation, any enforcement action) or when exercising any right, remedy or power, in each case in relation to any matter including, without limitation, the Trust, the Collateral and/or the Aircraft Security Documents.

8.2.6 Each Export Lessee shall be entitled, at any time following the full and final discharge of the Secured Loan Obligations:

      (a) to require that the relevant Borrower discharge the Subordinated Secured Obligations by transferring title to any Aircraft to such person as is nominated by GFC (who shall not be a Borrower or an Export Lessee); and

      (b) to exercise all of the rights of the Senior Secured Parties under the Trust.

9     TRIGGER EVENT

9.1 Subject to Clause 9.4, at any time when a Trigger Event has occurred and is continuing, the Security Trustee shall, if directed to do so by each of the National Agents send written notice (a "TRIGGER EVENT NOTICE") of the relevant Trigger Event to GFC and following receipt of any Trigger Event Notice and so long thereafter as the relevant Trigger Event is continuing each Export Lessee shall:

      (a) pay to the Security Trustee, all rent, cash deposits and Maintenance Reserves which are received or paid for the account of such Export Lessee by, from, or on behalf of, any Lessee pursuant to any Lease;

      (b) deposit with the Security Trustee the originals of all letters of credit then held by such Export Lessee or GFC (or any other person) on its behalf by way of security in respect of any of the Aircraft and execute or procure the execution of in favour of the Security Trustee an irrevocable power of attorney with respect to such letters of credit and ensure that any letters of credit in respect of any of the Aircraft it receives shall have the Security Trustee as the named beneficiary. In the event that the relevant Export Lessee is entitled to make a claim under any such letter of credit it shall promptly notify the Security Trustee. The Security Trustee shall promptly thereafter take such action as shall be necessary to enable the relevant Export Lessee to make the relevant claim, provided that such Export Lessee shall ensure that any amounts paid under any such letters of credit shall be paid to such party and such amount as the Security Trustee shall direct; and

      (c) observe the Mortgage registration covenant set forth in Clause 7.8 as if the proviso thereto did not apply.

9.2 Following the service of a Trigger Event Notice and so long thereafter as the relevant Trigger Event is continuing, the Security Trustee may exercise its right pursuant to the relevant Lease Security Assignments and Borrower Security Assignments to serve notice on any Lessee

                                    Page 42
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      requiring such Lessee to pay all monies payable at any time thereafter to an Export Lessee pursuant to the relevant Lease to such account as the Security Trustee shall direct in such notice.

9.3 Subject to no Termination Event having occurred and be continuing, in the event of an Export Lessee becoming obliged pursuant to the terms of any Lease to return any Lessee Security or Maintenance Reserve, or make any payment determined on the basis of the amount of any Lessee Security or Maintenance Reserve, to a Lessee, the Security Trustee shall return any such Lessee Security or Maintenance Reserve which it has received pursuant to Clause 9.1 or make such payment as directed by GFC subject to GFC having certified in writing to the Security Trustee that such Export Lessee has become so obliged.

9.4 At any time a Trigger Event shall cease to be continuing, provided no Termination Event shall not have occurred and be continuing, the Security Trustee shall promptly return to each Export Lessee all Lessee Security which it received pursuant to Clause 9.1 together with any powers of attorney that it may have received in respect of any letters of credit. The Security Trustee agrees to co-operate at GFC's cost in any steps required for any letters of credit issued in the name of the Security Trustee to be reissued in the name of the relevant Export Lessee or GFC, as shall be so requested.

10    DEFAULT

10.1  TERMINATION EVENTS

      A Termination Event shall occur if:

      (a) NON-PAYMENT: any Obligor fails to pay in full any sum payable hereunder within three (3) Business Days of the due date or, in the case of other amounts due under any Transaction Document by any Obligor, such Obligor fails to make such payment within five (5) Business Days after receipt of a notice of non-payment from the relevant Finance Party; or

      (b) BREACH: any Obligor fails to observe or perform its obligations under any of the Transaction Documents (other than the obligations referred to in Clause 10.1 (a) and (d)) and, if such default is capable of remedy, such default shall continue for more than thirty
            (30) days after receipt by GFC of notice thereof from the Agent without being remedied to the reasonable satisfaction of the Agent; or

      (c) REPRESENTATION: any representation or warranty made by any Obligor, Trustee or Manager in any of the Transaction Documents or in any certificate furnished by any of them under or in connection with any of the Transaction Documents shall prove to have been misleading or incorrect in any material respect on the date when made with reference to the facts and circumstances then subsisting and, which in the opinion of the Agent (acting on the instructions of the Majority Lenders) is capable of being remedied, is not remedied to the reasonable satisfaction of the Agent within thirty (30) days after receipt by GFC of notice thereof from the Agent and in the reasonable opinion of the Agent (acting on the instruction of the Majority Lenders) such failure has or would have a Material Adverse Effect; or

      (d) INSURANCE: the Insurances required to be in effect at any time pursuant to the terms of this Agreement in respect of the relevant Aircraft are not in full force and effect and the relevant Aircraft is not grounded and covered by such ground risk insurance as is customary in accordance with normal industry practice in an amount at least equal to

                                    Page 43
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            Required Insurance Value of such Aircraft from time to time subject always to the proviso to Clause 7.2.l(f); or

      (e) REPUDIATION: any of the terms contained in the Guarantee are repudiated or contested by any Guarantor; or

      (f)   INSOLVENCY:

            (x) any Obligor shall (i) be unable to pay its debts for which it is liable generally as they become due, (ii) file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganisation in a proceeding under any bankruptcy, insolvency or similar laws (as now or hereafter in effect) or an answer admitting the material allegations of any such petition filed against an Obligor or shall by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy, insolvency or other similar law providing for the reorganisation or winding-up of corporations, persons or entities or providing for an agreement, composition, extension or adjustment with its creditors, (iii) make a general assignment for the benefit of creditors, or (iv) consent to the appointment of a receiver, administrator, examiner, administrative receiver, trustee, custodian, conservator, liquidator or the like of itself or in respect of substantially all of its property; or

            (y) any order for relief in the United States of America against an Obligor shall be entered in a voluntary or an involuntary case under the US Bankruptcy Code; or

      (g) COURT ORDER: an order, judgment or decree is entered in any proceeding by any court of competent jurisdiction appointing, without the consent of the applicable Obligor, a custodian, receiver, trustee, liquidator or the like of such Obligor or of any substantial part of its property, or sequestering any substantial part of the property of such Obligor and such appointment or such taking of possession is not contested in good faith by such Obligor with all due diligence and such appointment is not dismissed or such encumbrancer has not ceased to be in possession as aforesaid within sixty (60) days of its taking effect; or

      (h) PETITION: a petition against any Obligor in a proceeding or case under the bankruptcy laws of the country of its incorporation or other insolvency laws as now or hereafter in effect is filed and such petition is not contested in good faith by such Obligor with all due diligence and such appointment is not dismissed within sixty
            (60) days of its taking effect; or

      (i) COMMENCEMENT OF PROCEEDINGS: a proceeding or case shall be commenced, without the application or consent of any Obligor, in any court of competent jurisdiction seeking (i) the liquidation, reorganisation, dissolution or winding-up or such Obligor, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator of the like of such Obligor or of all or any substantial part of its assets, or (iii) similar relief in respect of such Obligor under any law relating to bankruptcy, insolvency, reorganisation, winding-up, or composition or adjustment of debts, and such proceedings or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or

      (j) ANALOGOUS EVENTS: any event analogous to any of the events specified in Clause 10.1(f), (g), (h) or (i) in any jurisdiction shall occur; or

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

      (k) CHANGE OR CESSATION OF BUSINESS: if GFC ceases, or threatens to cease, to carry on (i) its business as generally conducted at the date hereof or (ii) all or a substantial part of its aircraft operating leasing and aircraft trading business, and in each case, in the reasonable opinion of the Agent (acting on the instructions of the Majority Lenders), cessation or threatened cessation has or would have a Material Adverse Effect; or

      (l) CROSS DEFAULT OF FINANCIAL INDEBTEDNESS: any Financial Indebtedness of GFC exceeding in aggregate the lower of (a) US$15,000,000 or (b) any other amount that it may have agreed previously and remains applicable or which it may agree in the future in a similar undertaking to other creditors (or the equivalent thereof, as determined by the Agent by reference to prevailing market exchange rates from time to time, in any other currency):

            (i) is not paid when due (after expiry of any applicable grace period relating thereto); or

            (ii) is declared to be due or otherwise becomes due and payable before its stated maturity by reason of a default by GFC or an event of default (howsoever described) under the document relating to that Financial Indebtedness;

      (m) ECA CROSS DEFAULT: any other Financial Indebtedness of GFC for which it is personally liable which is supported by any of the Export Credit Agencies or by the United States Eximbank (i) is not paid when due (after expiry of any applicable grace periods relating thereto); or (ii) is declared to be due and payable or otherwise becomes due and payable before its stated maturity by reason of a default by GFC or an event of default (howsoever described) under the document relating to that Financial Indebtedness; or

      (n) ERISA: A Pension Plan shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year, or a Pension Plan is, shall have been or is likely to be, involuntarily terminated or the subject of involuntary termination proceedings under ERISA or any Reportable Event occurs or GFC any Subsidiary of GFC, or an ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Pension Plan, and there shall result from any such event or events either liability or a material risk of incurring a liability which will have a Material Adverse Effect.

10.2  ACCELERATION RIGHTS

      Without prejudice to any other rights of the Lenders (whether under the Transaction Documents or otherwise), at any time after the occurrence of a Termination Event and thereafter for so long as the same is continuing, the Agent may (acting upon the instructions of the National Agents):

      (a) give a written notice (an ACCELERATION NOTICE) to each Borrower, each Export Lessee and GFC declaring that a Termination Event has occurred, in which case:

            (i) the Commitment of each Lender in respect of each Aircraft shall be cancelled forthwith and reduced to zero; and/or

            (ii) the principal amount of each Loan then outstanding and all interest accrued thereon, ECA Breakage Costs in respect of each Loan and any other amounts due in respect of such Loan which are unpaid shall become immediately due and payable and the relevant Borrower shall immediately pay the same; and/or

            (iii) the Security Trustee may enforce its rights and those of the
                  Lenders under all or any of the Transaction Documents and under Applicable Law; or

      (b) give a written notice (a LOAN TERMINATION NOTICE) to the relevant Borrower and the relevant Export Lessee and GFC declaring that a Termination Event has occurred in relation to a particular Loan in which case:

            (i) the Commitment of each Lender in relation to such Loan shall be cancelled forthwith and reduced to zero; and/or

            (ii) the principal amount of such Loan then outstanding and all interest accrued thereon ECA Breakage Costs in respect of such Loan and any other amounts due in respect of such Loan which are unpaid shall become immediately due and payable and the relevant Borrower shall immediately pay the same; and/or

            (iii) the Security Trustee may enforce its rights and those of the
                  Lenders under all or any of the Transaction Documents relating to the relevant Aircraft financed under the relevant Loan and under Applicable Law,

      PROVIDED however that upon the occurrence of a Termination Event as set out in Clause 10.1 (f), (g), (h) or (i) and with respect to GFC, the Commitment of each Lender in respect of each Aircraft shall be cancelled and the principal amount of each Loan then outstanding and all interest accrued thereon, ECA Breakage Costs in respect of each Loan and any other amounts due in respect of such Loan which are unpaid shall automatically become immediately due and payable and the relevant Borrower shall immediately pay the same unless the Agent (acting on the instructions of the National Agents) gives notice to such Borrower confirming that such Loan shall not become immediately due and payable.

10.3 The Agent (acting upon the instructions of the National Agents) shall be entitled to serve further Loan Termination Notices on the relevant Borrower and the relevant Export Lessee in respect of Loans for which it has not previously served a Loan Termination Notice at any time after a Termination Event has occurred and is continuing.

11    PROCEEDS ACCOUNT

11.1 On or before the occurrence of any event which will result in the payment of any Proceeds or promptly thereafter, the Security Trustee shall open the Proceeds Accounts and shall promptly notify all parties to this Agreement of such details of such accounts as they may require in oider to comply with their obligations under Clause 11.3. Such account shall be held in the name of the Security Trustee and all monies from time to time standing to the credit thereof shall be the property of the Security Trustee and no party hereto other than the Security Trustee shall have any proprietary interests in such account or any such monies.

11.2 Any sum received or recovered by any party hereto which is required by any provision hereof to be paid to the Security Trustee for credit to the Proceeds Accounts shall be received by such party on trust for the Security Trustee and such party shall immediately pay such sums to the Security Trustee for credit to the Proceeds Accounts.

11.3 Each Party shall from time to time pay any Proceeds (other than any such amounts as may be received by way of distribution from the Proceeds Accounts) to the Security Trustee promptly upon receipt thereof for application in accordance with the terms of this Agreement.

11.4 All Proceeds received or recovered by the Security Trustee (otherwise than by way of distribution from the Proceeds Accounts) shall promptly, if received in Dollars, be credited to the Dollar denominated Proceeds Account or, if received in Euro, be credited to the Euro denominated Proceeds Account.

11.5 If any Proceeds are received or recovered by the Security Trustee (otherwise than by way of distribution from the Proceeds Account) in any currency other than Dollars or Euros, then such Proceeds shall be applied in the purchase of (at the discretion of the Security Trustee) either Dollars or Euros depending on the currency of the Loans to which such Proceeds relate at the spot rate of exchange available to the Security Trustee (in the ordinary course of business) in the Paris international exchange market on the date of receipt or, if it is not practicable to effect such purchase on such date, the immediately following day on which banks in Paris are generally open for the transaction of such foreign exchange business, and the net amount of Dollars or Euros so purchased (after the deduction by the Security Trustee of any reasonable costs incurred by it in connection with such purchase) shall be credited to the relevant Proceeds Account.

11.6 Each Party agrees that any sums which it pays in accordance with Clause 11.3, shall be made without any set-off or counterclaim and free and clear of and without any withholding or deduction whatsoever (except as required by law) to the Security Trustee, in the currency of receipt, in accordance with the terms of this Agreement (but if any such deduction or withholding is required by law then the party affected by such requirement (the affected party) agrees that it shall consult in good faith with the parties to this Agreement who may be affected thereby with a view to mitigating the effect of any such deduction or withholding provided that the affected party shall not be obliged to incur any additional expense, nor to take any course of action other than it would do in relation to any counterparty to any of its similar contracts who would be affected by the same or any similar legal requirement).

11.7 Interest shall accrue from day to day on the amounts of all Proceeds received by the Security Trustee and from time to time standing to the credit of the Proceeds Accounts at the best rate available to the Security Trustee for such interest periods as the Security Trustee shall reasonably select from time to time. Any such interest shall be credited to the relevant Proceeds Account at the end of each interest period so agreed.

12    APPLICATION OF SUMS RECEIVED

12.1 APPLICATION OF PRINCIPAL AND INTEREST PRIOR TO THE OCCURRENCE OF A TERMINATION EVENT

      Upon receipt by the Agent of the amounts referred to in Clause 4.14.1 (PERFORMANCE PROCEDURE) in respect of a Loan prior to the occurrence of a Termination Event, the Agent shall make the same available in accordance with the provisions of Clause 4.14.2 (PERFORMANCE PROCEDURE) to each of the National Agents in the proportions specified in the relevant Loan Supplement for application by each National Agent in or towards the payment of interest and principal outstanding to the relevant Lenders in respect of the Loan relating to such Aircraft, such application by each National Agent to be in accordance with the terms agreed between that National Agent, the relevant Lenders and the relevant Export Credit Agency.

12.2  APPLICATION OF AMOUNTS RECEIVED IN RESPECT OF INDEMNITY OBLIGATIONS

      Any and all monies received by the Agent or (as the case may be) the Security Trustee, from any Obligor in respect of any indemnity obligations of such Obligor prior to the occurrence of a Termination Event, shall be paid by the Agent or (as the case may be) the Security Trustee, promptly upon receipt thereof to the relevant Finance Party or relevant Borrower in respect of whom the indemnity claim was made up to the total amount owing to such Finance Party or such Borrower in respect of that indemnity claim.

12.3 APPLICATION OF INSURANCE PROCEEDS (OTHER THAN IN RESPECT OF A TOTAL LOSS OF AIRCRAFT)

      (a) Prior to the occurrence of a Termination Event, any insurance proceeds in respect of any loss of or damage to an Aircraft not amounting to a Total Loss of such Aircraft which are received by the Security Trustee together with such amount of interest as may have accrued thereon, shall be paid to either (i) to the repairers against presentment of their invoices or (ii) GFC against presentment of receipts or other evidence of the repairers evidencing payment of their invoices.

      (b) Any insurance proceeds received in respect of a Total Loss of an Engine prior to the occurrence of a Termination Event (including where the Engine has been detached from the relevant Airframe and is installed on another airframe) which are received by the Security Trustee, together with such amount of interest as may have accrued thereon shall be paid either (i) to the vendor of a Replacement Engine or (ii) to GFC provided that:

            (i) title to such Replacement Engine shall vest with the relevant Borrower free and clear of all liens pursuant to a full warranty bill of sale in form and substance reasonably satisfactory to the Security Trustee; and

            (ii) all steps are taken as the Security Trustee may reasonably require to render such Replacement Engine subject to this Agreement, the Aircraft Security Documents and the other applicable Transaction Documents so that the rights of the Finance Parties in respect of the Replacement Engine are the same as they were in respect of the engine that suffered a total loss save that they are in respect of the Replacement Engine;

      (c) Any monies paid under liability insurances shall be paid to the person, firm or company to which the liability (or alleged liability) covered by such insurances was incurred or if the liability (or alleged liability) to such persons has been previously discharged, such monies shall be paid to the person who has discharged such liability in reimbursement of the monies so expended by it in satisfaction of such liability or alleged liability.

12.4  APPLICATION OF TOTAL LOSS PROCEEDS

      (a) Subject to Clause 4.7 (SUBSTITUTION OF AIRCRAFT), if any Total Loss Proceeds in respect of a Total Loss of an Aircraft are received by the Security Trustee prior to the occurrence of a Termination Event such Total Loss Proceeds, together with such amount of interest as may have accrued thereon, shall be applied promptly following such receipt in the following order:

            (i) in reimbursement of the Finance Parties and/or the Export Credit Agencies of any and all Expenses due and payable to any of the Finance Parties pursuant to any of the Transaction Documents relating to the Loan for such Aircraft in connection with the collection of such Total Loss Proceeds;

            (ii) in payment of an amount of up to the total amount of interest then due in respect of the Loan relating to such Aircraft to each of the National Agents in the proportions specified in the Loan Supplement relating to the relevant Aircraft for application by each National Agent in or towards payment of interest outstanding to the relevant Lenders in respect of the Loan relating to such Aircraft;

            (iii) in payment of an amount of up to the total amount of principal then due outstanding in respect of the Loan relating to such Aircraft to each of the National Agents in the proportions specified in the Loan Supplement relating to the relevant Aircraft for application by each National Agent in or towards payment of principal outstanding to the relevant Lenders in respect of the Loan relating to such Aircraft;

            (iv) in payment to each of the Representatives and each of the National Agents on behalf of the Lenders on a pro rata and pari passu basis in or towards settlement of the ECA Breakage Costs; and

            (v)   any balance shall be paid to the relevant Export Lessee.

      (b) If the amount of Total Loss Proceeds to be applied in or towards payment of sums due pursuant to Clause 12.4(a) (ii) - (iv) above is insufficient to pay all such sums in full owing in each of sub-clauses 12.4(a) (ii) - (iv), as the case may be, then the amount so available shall be paid to each party entitled to receive such sums pursuant to each sub-clause on a pari passu basis and pro tanto to its respective interest in the total amount due and payable pursuant to each sub-clause, as the case may be.

      (c) If the Total Loss Proceeds are received after the occurrence of a Termination Event, the Total Loss Proceeds, together with such amount of interest as may have accrued thereon shall (provided no such Termination Event is continuing) be applied in accordance with Clause 12.7 (APPLICATION OF PROCEEDS FOLLOWING A TERMINATION EVENT).

12.5  APPLICATION OF REQUISITION PROCEEDS

      (a) If any Requisition Proceeds (other than as a result of a Total Loss of an Aircraft) or similar proceeds in respect of an Engine are received by the Security Trustee prior to the occurrence of a Termination Event, such Requisition Proceeds, together with such amount of interest as may have accrued thereon shall be paid following such receipt to such account as shall be designated by
            GFC:

      (b) If any Requisition Proceeds (other than as a result of a Total Loss of an Aircraft) or similar proceeds in respect of an Engine are received after the occurrence of a Termination Event, the Requisition Proceeds shall (provided such Termination Event is continuing) be applied in accordance with Clause 12.7. (APPLICATION OF PROCEEDS FOLLOWING A TERMINATION EVENT)

12.6 APPLICATION OF PROCEEDS RECEIVED AS A RESULT OF A PREPAYMENT MADE PURSUANT TO CLAUSES 4.3,4.6,4.8 AND 4.10

      (a) If any Proceeds are received by the Security Trustee as a result of a prepayment made pursuant to Clauses 4.3, 4.6, 4.8 and/or 4.10 (in this Clause 12.6 PREPAYMENT PROCEEDS) prior' to the occurrence of a Termination Event, such Prepayment Proceeds, together with such amount of interest as may have accrued thereon shall be applied promptly following such receipt in the following order:

            (i) in reimbursement of the Representatives and the Lenders and/or the Export Credit Agencies of any and all Expenses due and payable to any of the Representatives and Lenders pursuant to any of the Transaction Documents relating to such Loans which are being prepaid;

            (ii) in payment of an amount of up to the total amount of interest in respect of the Loan relating to such Aircraft to each of the National Agents in the proportions specified in the Loan Supplement relating to the relevant Aircraft for application by each National Agent in or towards payment of interest outstanding to the relevant Lenders in respect of the Loan relating to such Aircraft;

            (iii) in payment of an amount of up to the total amount of principal outstanding in respect of the Loan relating to such Aircraft to each of the National Agents in the proportions specified hi the Loan Supplement relating to the relevant Aircraft for application by each National Agent in or towards payment of principal outstanding to the relevant Lenders in respect of the Loan relating to such Aircraft;

            (iv) in payment to each Representative and each of the National Agents on behalf of the Lenders on a pro rata and pari passu basis in or towards settlement of the ECA Breakage Costs;

            (v) in payment to the relevant Representative and/or Lender on a pro rata and pari passu basis of all amounts owing to such Representative and/or Lender under this Agreement or in any other Transaction Document which remains unpaid;

            (vi)  any balance shall be paid as directed by GFC.

      (b) If the amount of Prepayment Proceeds to be applied in or towards payment of sums due pursuant to Clause 12.6(a) (ii) - (v) above is insufficient to pay all such sums in full owing in each of sub-clauses 12.6(a) (ii) - (v), as the case may be, then the amount so available shall be paid to each party entitled to receive such sums pursuant to each sub-clause on a pari passu basis and pro tanto to its respective interest in the total amount due and payable pursuant to each sub-clause, as the case may be.

      (c) If the Prepayment Proceeds are received after the occurrence of a Termination Event, the Prepayment Proceeds, together with such amount of interest as may have accrued thereon whilst held in the Security Trustee's bank account, shall (provided such Termination Event is continuing) be applied in accordance with Clause 12.7 (APPLICATION OF PROCEEDS FOLLOWING TERMINATION EVENT).

12.7  APPLICATION OF PROCEEDS FOLLOWING A TERMINATION EVENT

      Any Proceeds in the Proceeds Accounts relating to an Aircraft or otherwise received by the Security Trustee in relation to the related Loan at the time of a Termination Event or at any time thereafter, together with such amount of interest as may have accrued thereon shall (provided such Termination Event is continuing) be applied by the Security Trustee forthwith upon receipt by the Security Trustee as follows:

      (a) first, in or towards reimbursing each of the Representatives and/or any Receiver for any Expenses including without limitation, Expenses referred to in Clause 16.2 (ENFORCEMENT EXPENSES) incurred by the Representatives and/or any Receiver which have not previously been reimbursed or indemnified and in or towards payment of any debts or claims which are by statute payable in preference to the amounts due to the Representatives and/or the Lenders (but only to the extent such debts or claims have such preference);

      (b) second, in payment of an amount of up to the total interest outstanding in respect of the relevant Loan to each of the National Agents in the proportions specified in the

                Loan Supplement relating to such Loan for application by each National Agent in or towards the payment of interest on a pro rata and pari passu basis outstanding to the relevant Lenders in respect of the relevant Loan;

        (c) third, in payment of an amount of up to the total principal outstanding in respect of the relevant Loan to each of the National Agents in the proportions specified in the Loan Supplement relating to such Loan for application by each National Agent in or towards the payment of principal on a pro rata and pari passu basis outstanding to the relevant Lenders in respect of the relevant Loan;

        (d) fourth, in payment to each of the Representatives and each of the National Agents on behalf of the Lenders on a pro rata and pari passu basis in or towards settlement of the ECA Breakage Costs in relation to the relevant Loan;

        (e) fifth, to the persons, in the order and in respect of the matters referred to in sub-clauses (a), (b) and (c) of this Clause 12.7 in relation to each of the other Loans (in such order as the Security Trustee may determine in its discretion);

        (f) sixth, to the relevant Finance Party and/or the Export Credit Agencies on a pro rata and pari passu basis in respect of all other amounts owing to such Finance Party under this Agreement or any other Transaction Document which remains unpaid;

        (g)     seventh, once all the amounts referred to in sub-clauses (a) to
                (f) inclusive above have been satisfied and discharged in full and the Secured Loan Obligations have been satisfied in full, any balance shall be paid to the relevant Export Lessee.

12.8    APPLICATION OF TRIGGER EVENT SECURITY

12.8.1 After the occurrence of a Termination Event, the Security Trustee shall have the right to treat all or any part of the Trigger Event Security as Proceeds and apply such amounts in accordance with Clause 12.7 (APPLICATION OF PROCEEDS FOLLOWING A TERMINATION EVENT).

12.9    APPLICATION BY NATIONAL AGENTS

12.9.1 Any application by a National Agent of funds received from the Security Trustee by way of distribution from the Proceeds Accounts pursuant to any provision of this Clause 12 shall be effected in accordance with the terms agreed between that National Agent, the relevant Lenders and the relevant Export Credit Agency, and each National Agent shall inform each other party hereto, upon such party's request, of the effect of such application on the remaining principal and interest due on the relevant national portion of the relevant Loan.

12.9.2 If any Proceeds are received by the Security Trustee in either Dollars or Euros (as applicable, the RECOVERED CURRENCY) but are required to be exchanged into the other currency (as applicable, The REQUIRED CURRENCY) in order that such Proceeds can be applied in accordance with the order of application of proceeds set out in this Clause 12, then the Security Trustee shall sell the relevant amount in the Recovered Currency and purchase and equivalent amount in the Required Currency at the relevant spot rate of exchange available to the Security Trustee (in the ordinary course of business) in the Paris international exchange market on the date of receipt (or, if it is not practicable to effect such purchase on such date, the immediately following day on which banks in Paris are generally open for the transaction of such foreign exchange business). The new amount of the Required Currency so purchased (after the deduction by the Security Trustee of any reasonable costs of exchange incurred by it in connection with such purchase) shall be applied in accordance with this Clause 12.

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

12.9.3 Following the occurrence of a Termination Event and for as long thereafter as the same is continuing, the Security Trustee shall be entitled, at the discretion of the Export Credit Agencies, to retain any Proceeds received or recovered in the Proceeds Accounts until the Export Credit Agencies shall direct all or part of such Proceeds to be applied in accordance with Clause 12.7.

13      INDEMNITIES

13.1    OPERATIONAL INDEMNITY

13.1.1 Each Export Lessee shall indemnify each Indemnitee on demand for each Loss and each Expense which may from time to time be imposed on, incurred or suffered by or asserted against any Indemnitee (whether or not such Loss or Expense is also indemnified or insured against by any other person, but subject to Clause 13.6 (NO DOUBLE-COUNTING)) resulting from the relevant Borrower's acquisition and ownership of any Aircraft or from the leasing by such Borrower or any Export Lessee to the relevant Lessee of, or the leasing by the relevant Lessee to any other person of, any Aircraft, or in connection with or arising directly or indirectly out of or in any way connected with the manufacture, acceptance, purchase, delivery, any delay in or postponement of delivery, non-delivery, ownership, possession, charter, use, leasing, subleasing, presence, operation, condition, storage, packing, freight, shipping, transportation, modification, alteration, maintenance, insurance, overhaul, replacement, refurbishment, remarketing, management, sale, registration, de-registration, redelivery, servicing or repair of any Aircraft or in connection with or arising from any Indemnitee having or being deemed to have any interest in any Aircraft, whether or not such claim may be attributable to any defect in any Aircraft and regardless of when the same shall arise and whether or not such Aircraft is in the possession or control of such Export Lessee or any other person.

13.1.2 The indemnities contained in Clause 13.1.1 shall not extend to any Loss or Expense of any Indemnitee to the extent that such Loss or Expense:

        (a) is caused by an act or omission of an Indemnitee (i) which constitutes gross negligence or wilful misconduct, or (ii) which is caused by fraud or carried out with reckless disregard with knowledge of the probable consequences of such act or omission on the part of such Indemnitee;

        (b) is attributable to any breach of undertaking or any misrepresentation by such Indemnitee unless such breach of undertaking is caused by the act or omission of an Obligor;

        (c) is attributable to a Financing Party Lien, except to the extent that such Financing Party Lien arose directly or indirectly as a result of the acts or omissions of an Obligor;

        (d) is required to be paid or borne by such Indemnitee pursuant to the terms of any Transaction Document;

        (e) is a withholding Tax, a Value Added Tax or a documentary Tax (it, being understood that such Taxes are exclusively provided for elsewhere in this Agreement and are not covered by Clause 13.1);

        (f) arises solely from any transfer by a Lender of any of its rights, benefits and/or obligations hereunder other than pursuant to Clause 15.2 (PREPAYMENT OF AFFECTED LOANS AND REPLACEMENT OF AFFECTED LENDER),

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        provided that, nothing in Clauses 13.1.2 (d) or (f) shall apply to a transfer to or by an Export Credit Agency (or any entity nominated by it) of any rights, benefits and/or obligations under this Agreement.

13.1.3 All payments by way of indemnity under Clause 13.1.1 shall be made in the currency of the relevant Loss or Expense.

13.1.4 If a written claim is made against an Indemnitee which is the subject of an indemnity by a Borrower under this Clause 13.1 or Clause 13.2, such Indemnitee shall promptly notify the relevant Export Lessee and GFC.

13.2    DOCUMENTARY TAXES

        The Export Lessees shall pay, and shall indemnify each Indemnitee within two (2) Business Days of demand accompanied with supported particulars in reasonable detail for, all present and future stamp, documentary or similar duties or registration taxes or fees or charges, including any penalties, additions, fines or interest relating thereto at any time payable in respect of any of the Transaction Documents and/or the Support Agreements.

13.3    FUNDING INDEMNITIES

13.3.1 If for any reason (other than a breach by the relevant Lender of its obligations hereunder) (a) an Advance is not made (including pursuant to the provisions of Clause 3.7 (DISBURSEMENT OF THE LOAN)) to the relevant Borrower on the proposed Utilisation Date specified in the Utilisation Notice referable thereto (or such other date that has become the proposed Utilisation Date for such Advance in accordance with Clause 3.1.6) as a result of any condition precedent provided for herein not being fulfilled to the satisfaction of the Agent other than as a result of any act or omission by the relevant Lender (except where such act or omission arises directly or indirectly from the acts or omissions of an Obligor) and (b) such Advance has not been cancelled or postponed in accordance with Clause 3.1.6, then the relevant Export Lessee shall indemnify each Lender within two (2) Business Days of demand accompanied with supporting particulars in reasonable detail against all Losses and Expenses which any Lender may suffer, sustain or incur as a consequence thereof including, without limitation, in respect of funds borrowed or mobilised by such Lender in connection with the financing or funding of the relevant Loan, the liquidation or redeployment of any deposits taken or made and funding costs in relation to any interest exchange, currency exchange or other hedging arrangements entered into in connection with its participation in the relevant Loan or any part thereof or in connection with any foreign exchange business transacted for such purpose, the substitute investment of such funds with a return lower than the cost of such funds or the prepayment of such funds to the source from which they were borrowed or mobilised.

13.3.2 Subject to Clause 13.6 (NO DOUBLE COUNTING) each Export Lessee shall indemnify the Security Trustee, the Agent and each Lender within two (2) Business Days of demand for all amounts which the Security Trustee, the Agent or such Lender certifies to be necessary to compensate it for any Loss or Expense suffered or incurred by it (together with any ECA Breakage Costs) as a consequence of or in connection with:

        (a) any prepayment of the Loan or any part thereof or any interest accrued thereon other than on any Repayment Date;

        (b) any amount of principal or interest on a Loan payable by the relevant Borrower hereunder being paid otherwise than on the due date; or

        (c)     the occurrence of a Termination Event.

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13.3.3  In the event that the Security Trustee, the Agent or any Lender (other than any Export Credit Agency and the German Lenders) shall receive a net monetary benefit (BROKEN FUNDING GAINS) as a result of any Advance not being made (including pursuant to the provisions of Clause 3.7 (DISBURSEMENT OF THE LOAN)) to the relevant Borrower on the proposed Utilisation Date specified in the Utilisation Notice referable thereto (or such other date that has become the proposed Utilisation Date for such Utilisation in accordance with Clause 3.1.6) other than due to the acts or omissions of an Obligor or any Loan or any part thereof being repaid other than on a Repayment Date then, provided no Termination Event shall have occurred and be continuing, the Security Trustee, Agent or Lender other than the German Lenders, as the case may be, shall within two (2) Business Days of it making such Broken Funding Gain pay such Broken Funding Gains to GFC. Provided that nothing herein shall require any Export Credit Agency to pay any such gains to GFC with respect to any funding or hedging arrangements of any of the Export Credit Agreements.

13.4    CURRENCY INDEMNITY

13.4.1 Any amount received or recovered by the Agent, the Security Trustee or any Lender in respect of any monies due from any Obligor under any of the Transaction Documents (whether as a result of any judgment or order of any court (including enforcement thereof) or in the bankruptcy, reorganisation, liquidation or dissolution of any such Obligor (including making or filing a claim or proof against such Obligor) or by way of damages for any breach of any obligation to make any payment to the Agent, the Security Trustee or such Lender) in a currency (the CURRENCY OF PAYMENT) other than the currency in which the payment should have been made pursuant to the relevant Transaction Document (the CURRENCY OF OBLIGATION) in whatever circumstances and for whatever reason shall only constitute a discharge to the relevant Obligor to the extent of the amount of the Currency of Obligation which the Agent, the Security Trustee or such Lender (as the case may be), is able or would have been able, on the date or dates of receipt by it of such payment or payments in the Currency of Payment (or, in the case of any such date which is not a Banking Day, on the next succeeding Banking Day), to purchase in the foreign exchange market of its choice with the amount or amounts of the Currency of Payment so received.

13.4.2 If the amount of the Currency of Obligation which the Agent, the Security Trustee or the relevant Lender is so able to purchase falls short of the amount originally due to such party hereunder, the relevant Obligor shall indemnify such party on demand against any loss or damage arising as a result of paying to such party that amount in the Currency of Obligation certified by such party as necessary to indemnify and hold it harmless.

13.4.3 If the amount of the Currency of Obligation which the Agent, Security Trustee or the relevant Lender is so able to purchase exceeds the amount originally due to such party hereunder, the Agent, Security Trustee or relevant Lender, as the case may be, shall pay the amount of such excess, net of any costs and expenses incurred by such party to the relevant Obligor.

13.5    TAX TREATMENT OF INDEMNITY PAYMENTS

        Where any Obligor has an obligation to indemnify or reimburse any Indemnitee in respect of any Loss or Expense under the Transaction Document, the calculation of the amount payable by way of indemnity or reimbursement shall be based upon the Tax treatment in the hands of the Indemnitee (as determined by the Indemnitee acting in good faith) of the amount payable by way of indemnity or reimbursement and of such Loss or Expense in respect of which that amount is payable so as to leave the Indemnitee in the same after-Tax position as it would have been in had the payment made to the Indemnitee not given rise to a Tax Liability and had the Loss or Expense incurred or payment made by the Indemnitee not been deductible for Tax purposes.

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13.6    NO DOUBLE-COUNTING

        No Lender or Representative shall be entitled, pursuant to the terms of any of the Transaction Documents, to recover by way of indemnity any Loss, Expense or Tax Liability to the extent that payment has previously been received and retained by it in respect of such Loss, Expense or Tax Liability under any other provision of any Transaction Document.

13.7    SURVIVAL OF INDEMNITIES AND OTHER OBLIGATIONS

        Each of the indemnities contained in this Agreement, and each of the obligations of the Lenders and the Representatives with respect thereto, shall constitute a separate and independent obligation from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Agent, the Security Trustee or any Lender from time to time and shall continue in full force and effect notwithstanding
        (a) the termination or expiry of this Agreement or (b) subject to the provisions of Clause 3.8 (LIMITED RECOURSE OBLIGATIONS OF THE BORROWERS), the satisfaction in full of all amounts owing to the Security Trustee, the Agent and each Lender under the Transaction Documents or (c) any judgment or order for a liquidated sum or sums in respect of amounts due hereunder or under any such judgment or order.

13.8    VALUE ADDED TAX

13.8.1 If any Indemnitee makes any supply to any Borrower or the Representatives for Value Added Tax purposes pursuant to or in connection with any of the Transaction Documents, the relevant Borrower shall (save to the extent that the relevant Indemnitee is entitled to be indemnified in respect of Value Added Tax by an increased payment under Clause 13.8.2) pay to the relevant Indemnitee within two (2) Business Days of demand an amount equal to any Value Added Tax which is payable in respect of that supply.

13.8.2 All payments made by any Borrower under the Transaction Documents are calculated without regard to Value Added Tax. If any such payment constitutes the whole or any part of the consideration for a taxable or deemed taxable supply to such Borrower or the Representatives by any Indemnitee, the amount of that payment shall be increased by an amount equal to the amount of Value Added Tax which is chargeable in respect of the taxable supply in question. The relevant Borrower's obligations under this Clause 13.8.2 shall be subject to the delivery to such Borrower on or before the due date for that payment of an invoice for Value Added Tax purposes made out in accordance with the applicable regulations.

13.8.3 No payment or other consideration to be made or furnished by any Indemnitee to a Borrower or any Representatives pursuant to or in connection with any of the Transaction Documents may be increased or added to by reference to (or as a result of any increase in the rate of) any Value Added Tax which shall be or may become chargeable in respect of the taxable supply in question.

13.8.4 If any Indemnitee makes any payment under, or as contemplated in, any of the Transaction Documents or in respect of any of the matters set out therein which bears or includes Value Added Tax which such Indemnitee determines to be irrecoverable by it, the relevant Borrower shall within five (5) Business Days of demand indemnify such Indemnitee for such Value Added Tax.

13.9    MITIGATION

        If any Indemnitee becomes aware of any event or circumstances which will result in it having to be indemnified pursuant to this Clause 13 (INDEMNITIES), it will seek to consult with GFC with a view to avoiding or minimising any liability of an Obligor pursuant to Clause 13

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        (INDEMNITIES) provided that no Indemnitee shall be obliged to take or omit to take any action which it deems inappropriate at any point in time nor shall the failure of an Indemnitee for whatever reason to consult with GFC pursuant to this Clause 13.9 affect in any way the liability of any Obligor pursuant to this Clause 13 (INDEMNITIES).

14      CHANGE IN CIRCUMSTANCES

14.1    INCREASED COSTS

14.1.1  If a Change in Law shall:

        (a) subject any Lender to any Tax in connection with its commitment to or participation in the Transaction or any part thereof (except for changes in the rate of Tax on the overall net income of such Lender or Representative or such Lender's Lending Office imposed by any Government Entity of the country in which such Lender or Representative is incorporated or in which such Lender's Lending Office is located); or

        (b) change the basis of Taxation of any Lender in respect of payments of principal, interest or any other amount payable to any Lender in connection with the Transaction (except for changes in the rate of Tax on the overall net income of such Lender or Representative or such Lender's Lending Office imposed by any Government Entity of the country in which such Lender or Representative is incorporated or in which such Lender's Lending Office is located) (or the treatment for Taxation purposes of such payments); or

        (c) impose or modify any reserve, cash ratio, special deposit, capital adequacy, liquidity or any other analogous requirement, or require the making of any special deposit, against or in respect of any assets or liabilities of, or deposit with or for the account of, or loan or commitment by, any Lender in relation to the Transaction; or

        (d) change the manner in which any Lender is required by any regulatory authority to allocate capital resources in relation to the Transaction; or

        (e) impose on any Lender any other condition directly affecting its participation in the Transaction,

        and the result of any of the foregoing is or will be (i) to increase the cost to such Lender of funding, making available or maintaining its participation in the Transaction or any part thereof or of funding, making or maintaining its participation in any Loan or (ii) to render such Lender unable to obtain the rate of return on its overall capital reasonably allocated to its obligations hereunder which it would have been able to obtain but for such Change in Law or (iii) to reduce any amount payable to such Lender by either Borrower hereunder or to reduce its return from the Transaction or any part thereof, then and in any such case:

                (i) such Lender shall notify the relevant Borrower (through the Agent);

                (ii) the relevant Borrower shall pay from time to time to the Agent (for the account of that Lender) within two (2) Business Days of demand all amounts which that Lender certifies are necessary to compensate that Lender for such Tax or increase in cost or reduction in return or reduction in the amount payable.

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        (f)     The provisions of Clause 14.1.1 shall not apply in respect of any Tax, increased cost, reduction in the rate of return or reduction in an amount payable to the extent that the same is a deduction or withholding Tax, Value Added Tax or documentary Tax (it being agreed that such Taxes are exclusively provided for elsewhere in this Agreement and are not covered by Clause 14.1.1).

14.2    MARKET DISRUPTION

        (a) If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

                (i)     the applicable Margin;

                (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

                (iii)   the applicable ECA Premium.

        (b) In this Agreement MARKET DISRUPTION EVENT means at or about noon on the Quotation Day for the relevant Interest Period the Telerate Screen (as used in the EURIBOR and LIBOR definition) and Reuters are not quoting LIBOR or EURIBOR, as the case may be, and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and Interest Period.

        (c) If a Market Disruption Event occurs and the Agent or GFC so requires, the Agent and GFC shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

        (d) Any alternative basis agreed pursuant to paragraph (c) above shall, with the prior consent of all the Lenders and the Borrowers, be binding on all Parties.

14.3    ILLEGALITY

        If, at any time, as a result of a Change in Law:

        (a) it is or it will become unlawful for any Lender (the AFFECTED LENDER), to make, fund or allow to remain outstanding any part of its Commitment or its participation in the Facility or any Loan; or

        (b) any Transaction Document shall cease or will cease to remain in full force and effect in whole or in part or shall become void or invalid or unenforceable or the repayment of any Loan or the payment of interest at the stated non default rate on any Loan shall become illegal, then the Agent or any Affected Lender may deliver to the Borrowers (through the Agent) a notice to that effect, whereupon, subject to Clause 15 (MITIGATION), each relevant Borrower shall forthwith prepay each Loan affected by the relevant circumstances together with all interest accrued thereon and all other amounts due and payable to the Lenders and the Representatives in respect of each such Loan or the relevant Aircraft pursuant to this Agreement or any relevant Aircraft Operative Document together with any ECA Breakage

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        Costs in relation to each such Loan and any Expenses incurred by the
        Representative or the Agent.

15      MITIGATION

15.1    MITIGATION

15.1.1 If circumstances arise which result, or upon the giving of notice would result, in the operation of Clause 4.12 (DEDUCTIONS AND WITHHOLDINGS) or Clause 14.1 (INCREASED COSTS) to the detriment of any Borrower, each Affected Lender shall promptly, upon becoming aware of the same, notify the relevant Borrower with a copy to the Agent and the relevant Export Lessee (in this Clause 15.1 the AFFECTED BORROWER) and upon the written request of the relevant Export Lessee shall negotiate in good faith with the Affected Borrower and the relevant Export Lessee for a period not exceeding thirty (30) days with a view to avoiding or minimising the relevant duty, tax, fee or charge including, in the case of a Lender, a change in its Lending Office or a transfer of its participation in the Loans and its Commitments to another bank or financial institution.

15.1.2 Without limiting or reducing the obligations of the Obligors (or any of them) under Clause 4.12 (DEDUCTIONS AND WITHHOLDINGS), Clause 14.1 (INCREASED COSTS), or Clause 14.3 (ILLEGALITY), in relation to Clauses
        4.12 (DEDUCTIONS AND WITHHOLDINGS), 14.1 (INCREASED COSTS) and 14.3 (Illegality), no Lender or Representative shall have any obligation to take any action under Clause 15.1.1 if, in its good faith opinion, to do so would be likely to (a) have an adverse effect upon its business, operation or financial condition, or (b) result in its rights, interests, anticipated financial return or position under or in relation to any of the Transaction Documents being materially less favourable to it than would have been the case in the absence of such action unless indemnified or secured to its satisfaction in respect thereof, or (c) involve it in any unlawful act or activity or any act or activity that is contrary to any official directive, concession, guideline, request or requirement of any competent authority (whether or not having the force of law but, in the case only of any of the same not having the force of law, in respect of which it is the practice of banks or other institutions of a similar nature to the relevant Lender or Representative (as the case may be), generally to comply with the same), or (d) (unless indemnified or secured to its satisfaction) involve it in any additional Tax Liability or any expense or (e) unless protected by confidentiality procedures involve it in any disclosure of any document or information relating to its business or affairs which it considers (in its good faith opinion) to be of a confidential nature.

15.1.3 If the circumstances referred to in Clause 14.3 (ILLEGALITY) arise, upon the written request of the relevant Export Lessee or the Agent, the Affected Borrower and the relevant Export Lessee and the Representatives shall negotiate in good faith for a period not exceeding thirty (30) days (or such shorter period as may be required by law) with a view to restructuring each affected Loan and rectifying and amending the relevant Transaction Documents in order to mitigate the effect of the relevant Change in Law and the Affected Borrower shall pay for the Expenses incurred by the Representatives for such negotiations as well as (if alternative arrangements are agreed) to complete all steps required to implement such restructuring and all rectifications and amendments to the relevant Transaction Documents in relation to each Loan affected by the circumstances referred to in Clause 14.3 (ILLEGALITY). If a resolution acceptable to the relevant Export Lessee, the other relevant Obligors and the Representatives is obtained as a result of this mitigation procedure, the relevant Export Lessee shall implement the restructuring, rectification and amendments referred to in this Clause 15.1.3 to the relevant Transaction Documents, to the satisfaction of the Agent, within thirty (30) days from the earlier of the date when such resolution is reached and the date upon which the period of thirty (30) days (or such shorter period as required by law) is referred to in this Clause 15.1.3 expires. If the Affected Borrower fails to implement such rectification and amendment to the

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        relevant Transaction Documents within such period, the Affected Borrower shall prepay each Loan to which Clause 14.3 (ILLEGALITY) applies in accordance with such Clause.

15.1.4 If any Export Credit Agency were to become a Lender, the provisions of Clause 14 (CHANGE IN CIRCUMSTANCES) and this Clause 15 shall not apply to such Export Credit Agency.

15.2    PREPAYMENT OF AFFECTED LOANS AND REPLACEMENT OF AFFECTED LENDER

15.2.1 If the circumstances referred to in Clauses 4.12 (DEDUCTIONS AND WITHHOLDINGS), 14.1 (INCREASED COSTS) or 14.3 (ILLEGALITY) arise, and no resolution acceptable to the parties is obtained as a result of the mitigation procedure referred to in Clause 15.1 (MITIGATION), in each case with respect to a Lender (in this Clause 15.2 an AFFECTED LENDER) the relevant Borrower in this Clause 15.2 (the AFFECTED BORROWER) shall pay to the Agent (for the account of each Affected Lender) each Affected Lender's Relevant Proportion of each Loan affected by such circumstances together with all accrued interest thereon, the ECA Breakage Costs and Expenses owing to the Affected Lender in connection with any such Loan or under this Agreement or the relevant Transaction Documents.

15.2.2

        (a) If the Affected Borrower (acting on the instructions of the relevant Export Lessee) wishes to make any payment referred to in Clause 15.2.1, such payment shall be treated as a voluntary prepayment and accordingly the provisions of Clause 4.3 (VOLUNTARY PREPAYMENT) shall apply and in particular the Affected Borrower shall comply with provisions of Clause 4.3.1 (VOLUNTARY PREPAYMENT) (other than the giving of not less than ten (10) Business Days' notice pursuant to Clause 4.3.1) and
                4.3.3 (VOLUNTARY PREPAYMENT) in relation to any such payment referred to in Clause 15.2.1.

        (b) The Agent shall as soon as reasonably practicable after receipt of the Affected Borrower's prepayment notice, unless the Affected Borrower elects to prepay the entire Loan in relation to an Aircraft, prepare a substitute schedule for schedule 2 to the relevant Loan Supplement showing new amounts for the repayment of the relevant Loan for the period following such prepayment calculated on the same basis and assumptions (other than the assumption as to the total principal amount of the relevant Loan) as were used for the purpose of preparing the original schedule 2 to such Loan Supplement. Upon the Affected Borrower and each National Agent agreeing to the same, such substitute Schedules shall become for all purposes schedule 2 to the relevant Loan Supplement and shall be binding on all parties with effect from the date of the prepayment.

16      FEES AND EXPENSES

16.1    TRANSACTION EXPENSES OF FINANCE PARTIES

        The relevant GATX Obligor shall pay to the Agent within five (5) Business Days of demand (whether or not any Utilisation Documentation is entered into and/or any amount is disbursed under this Agreement) all Expenses incurred by the Finance Parties and the Export Credit Agencies:

        (a) in connection with the negotiation, preparation, execution, registration and implementation of each of the Transaction Documents and the other documents contemplated hereby or thereby or at any time hereafter and the delivery of the Aircraft (including the Expenses of the Agent's legal counsel in connection with the

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                preparation of each Aircraft Operative Document and the
                collection of the conditions precedent listed in Schedule 6, in respect of each Utilisation but subject to the separate agreement between GFC and Denton Wilde Sapte) subject to any agreements that may have been reached by GFC and the Agent and/or the Joint Arrangers in writing on this regard.;

        (b) in connection with the granting of any release, waiver or consent requested by an Obligor in connection with any of the Transaction Documents;

        (c) in connection with any variation, amendment, supplement, restructuring or novation of any of the Transaction Documents requested by a GATX Obligor;

        (d) in connection with the consideration, reviewing and implementation of any Alternative Utilisation proposal (including any administrative fee charged by any of the Export Credit Agencies); and

        (e) as are referred to in Clauses 3.8 (LIMITED RECOURSE), 4.3 (VOLUNTARY PREPAYMENT), 4.4 (PREPAYMENT FOLLOWING A TOTAL LOSS),
                4.6 (NON-PERFORMANCE OF BORROWER), 4.8 (PREPAYMENT IF NOT LEASED), 4.10 (MANDATORY PREPAYMENT EVENT), 7.2.5 (INSPECTION),
                12.4 (APPLICATION OF TOTAL LOSS PROCEEDS), 12.6 (APPLICATION OF ANY PROCEEDS RECEIVED AS A RESULT OF A PREPAYMENT MADE PURSUANT TO CLAUSES 4.3, 4.6, 4.8 AND 4.10), 12.7 (APPLICATION OF PROCEEDS FOLLOWING A TERMINATION EVENT), 13 (INDEMNITIES), 14 (CHANGE IN CIRCUMSTANCES), 15 (MITIGATION) 5 and Schedule 11 (APPOINTMENT OF AGENT, SECURITY TRUSTEES AND NATIONAL AGENTS AND TRUST PROVISIONS) and 18 (ASSIGNMENT AND TRANSFERS).

16.2    ENFORCEMENT EXPENSES

        The relevant Export Lessee shall pay to the Agent within five (5) Business Days of demand all Expenses and Losses incurred or sustained by the Representatives, the Lenders and the Export Credit Agencies in connection with (i) the appropriate enforcement or preservation or attempted enforcement or preservation of their respective rights (including, without limitation, with respect to any rights of indemnity), powers or duties under this Agreement and/or any of the other Transaction Documents or under any of the Support Agreements and
        (ii) preventing or attempting to prevent the arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention of any of the Aircraft or in securing the release of any of the Aircraft from arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention.

16.3    INDEMNITY TO THE AGENT

        Each Borrower and each Export Lessee shall promptly indemnify the Agent against any cost, loss or liability reasonably incurred by the Agent as a result of investigating any event which it reasonably believes is a Termination Event or acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

16.4    BORROWER FEES

        GFC shall procure that all fees payable to the Manager from time to time are paid promptly when due.

17      INTENTIONALLY LEFT BLANK

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18      ASSIGNMENTS AND TRANSFERS

18.1    TRANSFERS BY OBLIGORS

        Subject to Clause 7.9 (CHANGE OF OWNERSHIP AND LEASING STRUCTURE WITH RESPECT TO AN AIRCRAFT) and clause 7.10 (CHANGE OF LEASING STRUCTURE IN RESPECT OF AN AIRCRAFT), none of the Obligors shall assign any rights or transfer any obligations arising from this Agreement without the prior written consent of the Agent (acting on the instructions of the Majority Lenders).

18.2    TRANSFERS BY LENDERS

        Any Lender may transfer all or any of its rights, benefits and obligations under this Agreement or change its Lending Office (whether in the same or a different jurisdiction) provided always that:

        (a) prior to the transfer or change in Lending Office becoming effective, the relevant Lender gives notice to GFC (with a copy to the Agent) of the identity of the Transferee or (as the case may be), the new Lending Office and the jurisdiction of tax residence of the Transferee or (as the case may be), the new Lending Office;

        (b) the Transferee (i) is a subsidiary or affiliate of the transferor which is eligible for support from the applicable Export Credit Agency or Agencies or (ii) is an Export Credit Agency or (iii) is eligible for support from each of the Export Credit Agencies and has been approved as a Transferee by GFC (such approval, in the case of any transfer proposed to take effect at any time after the Facility has ceased to be available for Utilisation, not to be unreasonably withheld or delayed) or
                (iv) is eligible for support from each of the Export Credit Agencies and is designated as a Transferee by the relevant Export Credit Agency;

        (c) the Transferee shall deliver to the Agent the Internal Revenue Service Forms required by Clause 4.12.2 (DEDUCTIONS AND WITHHOLDINGS);

        (d) the Transferee is neither resident in the United Kingdom for United Kingdom tax purposes nor controlled by persons who are so resident if the transfer to the Transferee would result in Advances of Lenders resident in the United Kingdom for United Kingdom tax purposes or controlled by persons who are so resident constituting 50 per cent, (or more than 40 per cent. if a further 40 per cent. is held by another person or persons acting together) or more of the Advances as at the date of the proposed transfer; and

        (e) all costs and expenses of the Transfer shall be borne by the transferring Lender and, with the exception of transfers occurring as a result of sub-paragraphs (ii) and (iv) of Clause 18.2(b), no Obligor shall be under any obligation to pay any greater amount or suffer any other increase in liabilities or diminution in right or benefit under the Transaction Documents following and as a consequence (directly or indirectly) of any such transfer or change in Lending Office,

        PROVIDED further that the provisos set out above shall not apply to the extent that any Lender has so assigned or transferred its Relevant Proportion of any Loan or changed its Lending Office in relation to any Loan pursuant to, and in accordance with, Clause 15 (MITIGATION).

18.3    TRANSFER CERTIFICATES

18.3.1 If any Lender (the Transferor) transfers all or any part of its rights, benefits and/or obligations under the Transaction Documents to another bank or financial institution (the Transferee), such transfer shall be effected by way of a novation by the delivery to, and the execution by, the Agent of a duly completed Transfer Certificate or in such other manner as all parties hereto may agree.

18.3.1  On the date specified in the Transfer Certificate:

        (a) to the extent that in the Transfer Certificate the Transferor seeks to transfer its rights and obligations hereunder, each of the Obligors and the Transferor shall each be released from further obligations to each other under this Agreement and their respective rights against each other shall be cancelled (such rights and obligations being referred to in this Clause 18.3 as DISCHARGED RIGHTS AND OBLIGATIONS);

        (b) the Agent, the Joint Arrangers, the Lenders, the Security Trustee and each of the Obligors and the Transferee shall each assume obligations towards each other and/or acquire rights against each other which, subject to Clause 18.2 above, differ from the Discharged Rights and Obligations only insofar as, each of the Obligors and the Transferee have assumed and/or acquired the same in place of each of the Obligors and the Transferor;

        (c) the Agent, the Joint Arrangers, the Security Trustee, each of the Obligors, the Transferee and the other Lenders shall acquire the same rights and assume the same obligations among themselves as they would have acquired and assumed had the Transferee originally been a party hereunder as a Lender with the rights and/or the obligations acquired or assumed by it as a result of the transfer; and

        (d) the Transferee, the Agent, the Security Trustee, the Joint Arrangers and each of the other Lenders shall acquire the same rights and assume the same obligations amongst themselves as they would have acquired and assumed had the Transferee originally been a party to this Agreement as a Lender in the place of the Transferor.

18.3.3 Each Obligor hereby confirms that the execution of any such Transfer Certificate by the Agent on its behalf shall be binding upon and enforceable against it as if it had executed the Transfer Certificate itself,

18.3.4 The Agent shall promptly complete a Transfer Certificate on written request by a Transferor and upon payment by the Transferee (other than in the case of an Export Credit Agency (or a Transferee nominated thereby) being a Transferee) of a fee of US$1,000 to the Agent. Each of the Lenders, the Joint Arrangers and the Security Trustee hereby irrevocably authorises the Agent and each Obligor hereby irrevocably authorises the Agent to execute any duly completed Transfer Certificate on its behalf provided that such authorisation does not extend to the execution of a Transfer Certificate on behalf of either the Transferor or the Transferee named therein.

18.4    COSTS AND EXPENSES

        In relation to any transfer contemplated by this Clause 18 which is undertaken voluntarily by any Lender (and, for the avoidance of doubt, not a transfer pursuant to Clause 15 (Mitigation), the costs and expenses thereby incurred by the Agent, the Security Trustee , the Export Credit Agencies and each Lender shall be for the account of the Transferee or the Transferor (as they may agree between themselves).

18.5    CREDIT SALE AGREEMENT TRANSFERS/REGISTERED AGREEMENT

18.5.1 Each Credit Sale Agreement is a registered agreement. A manually signed copy of each Credit Sale Agreement and the corresponding Head Lessor Register (as defined in Clause 18.5.2) shall be the only evidence of a Borrower's rights under such Credit Sale Agreement. Each Credit Sale Agreement is not a bearer instrument.

18.5.2 At the expense of the relevant Export Lessee, the Security Trustee agrees to keep, on behalf of the relevant Export Lessee in respect of each Credit Sale Agreement, a record of ownership (the HEAD LESSOR REGISTER) (in the form provided to it by the relevant Export Lessee) in which it will record by book entry (and record by book entry any transfer of) the relevant Borrower's right, title and interest in such Credit Sale Agreement and in the rights to receive payments in accordance with the terms of such Credit Sale Agreement.

18.5.3 No transfer by a Borrower of all or any part of its interest in any Credit Sale Agreement or in any of its rights to receive any payments pursuant to the relevant Credit Sale Agreement shall be permitted unless a book entry of such transfer is made upon the Head Lessor Register.

18.5.4 A Borrower may only transfer its interest in any Credit Sale Agreement and its light to receive any payments pursuant to such Credit Sale Agreement only by giving written notice to the Security Trustee stating the name of the proposed transferee. No such transfer shall be effective until, and such transferee shall succeed to the rights of the relevant Borrower under the relevant Credit Sale Agreement only upon, entry of such transfer by the Security Trustee in the Head Lessor Register. The party identified in the Head Lessor Register as the "Head Lessor" under the relevant Credit Sale Agreement shall be treated as the owner of the relevant Borrower's interest in and rights under the relevant Credit Sale Agreement for all purposes.

19      SET-OFF AND PRO RATA PAYMENTS

19.1    SET-OFF

19.1.1 Each Lender and each of the Representatives may, at any time during the continuance of a Termination Event, set off from any sum payable by it to any one or more of the Obligors under any of the Transaction Documents any sum due and unpaid by the relevant Obligor to such Lender or Representative in each case under or in relation to any of the Transaction Documents and any document or agreement entered into pursuant to or in connection with any of the Transaction Documents.

19.1.2 No Obligor shall be entitled to deduct any sum which may be due to it from the Lenders (or any of them) howsoever arising from any sum payable by such Obligor under or in connection with any of the Transaction Documents.

19.1.3 No Obligor shall be entitled to refuse or to postpone performance of any payment or other obligation under any of the Transaction Documents by reason of any claim which it may have or may consider that it has against (i) the Lenders (or any of them) under or in connection with any of the Transaction Documents, or any other agreement with any of the Lenders and/or (ii) any other party under or in connection with any of the Transaction Documents.

19.2    PRO-RATA SHARING

19.2.1 If a Lender (SHARING LENDER) receives or recovers any amount pursuant to the Transaction Documents by voluntary or involuntary payment, set-off or any other manner other than through the Agent in accordance with Clause 12 (APPLICATION OF SUMS RECEIVED), then:

        (a) the Sharing Lender shall immediately notify the Agent of the amount received or recovered and the manner of its receipt of recovery;

        (b) the Agent shall determine whether the amount discharged is in excess of the amount which the Sharing Lender would have received had the amount discharged been received by the Agent and distributed in accordance with Clause 12 (APPLICATION OF SUMS RECEIVED);

        (c) the Sharing Lender shall pay the Agent an amount equal to that excess (The EXCESS AMOUNT) within 5 Business Days of demand by the Agent;

        (d) the Agent shall treat the Excess Amount as it were a payment by an Obligor under Clause 12 (APPLICATION OF SUMS RECEIVED) and shall pay the Excess Amount to the Lenders (other than the Sharing Lender) in accordance with Clause 12 (APPLICATION OF SUMS RECEIVED); and

        (e) as between the relevant Borrower and the Sharing Lender the Excess Amount shall be treated as not having been received or recovered, and accordingly such Borrower shall owe the Sharing Lender an immediately payable debt equal to the Excess Amount.

19.2.2 Notwithstanding Clause 19.2.1 no Sharing Lender shall (i) be obliged to share any Excess Amount which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under the Transaction Documents with any other Lender which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights, unless the proceedings instituted by the Sharing Lender are instituted by it without prior notice having been given to such Lender through the Agent and an opportunity to such Lender to join in such proceedings or (ii) no Lender shall be obliged to exercise any right of set-off it may have against any or all of the Obligors at any time, or to set-off against any obligations of any of the Obligors in relation to the Transaction Documents any sum which such Lender may hold on deposit or otherwise from any Obligor, or any other right against any Obligor in favour of such Lender which sum has been received or right has arisen unrelated to and independent from the Transaction.

19.2.3 If any Excess Amount subsequently has to be wholly or partially refunded to an Obligor by a Sharing Lender which has paid an amount equal to that Excess Amount to the Agent under Clause 19.2.1, each Lender to which any part of that amount was distributed shall on request from the Sharing Lender repay to the Sharing Lender that Lender's proportionate share of the amount which has to be so refunded by the Sharing Bank.

19.2.4 Each Lender shall on request supply to the Agent such information as the Agent may from time to time request for the purpose of this Clause 19.2.

20      RIGHTS CUMULATIVE, WAIVERS, SEVERABILITY

20.1    CUMULATIVE RIGHTS

        The respective rights of the Agent, the Security Trustee and the Lenders pursuant to this Agreement and the other Transaction Documents:

        (a) are cumulative, may be exercised as often as they consider appropriate and are in addition to their respective rights under the general law; and

        (b) shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing.

20.2    WAIVERS

        Any failure to exercise, or any delay in exercising, on the part of any Representative or Lender any right under any Transaction Document shall not operate as a waiver or variation of that or any other right and any defective or partial exercise of any such right shall not preclude any other or further exercise of that or any other right, and no act or course of conduct or negotiation shall in any way preclude any party hereto from exercising any such right or constitute a suspension or any variation of any such right.

20.3    SEVERABILITY

        If at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity nor the enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired.

21      FURTHER ASSURANCE

        Each Obligor shall from time to time and at its own cost promptly sign, seal, execute, acknowledge, deliver, file and register all such additional documents, instruments, agreements, certificates, consents and assurances and do all such other acts and things as may be required by law or reasonably requested by the Agent from time to time in order to give full effect to each Transaction Document or to establish, maintain, protect or preserve the rights of the Security Trustee, the Agent and the Lenders under the Transaction Documents or to enable any of them to obtain the full benefit of each Transaction Document and to exercise and enforce their respective rights and remedies under the Transaction Documents.

22      NOTICES

22.1 Unless otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto in connection with any Transaction Document, the Facility, any Utilisation or any Aircraft shall:

        (a)     in order to be valid be in English and in writing;

        (b) be deemed to have been duly served on, given to or made in relation to a party if it is:

                (i) left at the address of that party set out herein or at such other address as that party may notify to the other parties hereto in writing from time to time or to any officer of the addressee;

                (ii) posted by first class airmail postage prepaid or sent with an internationally recognised courier service in each case in an envelope addressed to that party at such address; or

                (iii) sent by facsimile to the facsimile number of that party set out herein or to such other number as that party may notify to the other parties hereto from time to time;

        (c)     be sufficient if:

                (i) executed under the seal of the party giving, serving or making the same; or

                (ii) signed or sent on behalf of the party giving, serving or making the same by any attorney, director, secretary, agent or other duly authorised representative of such party;

        (d)     be effective:

                (i) in the case of a letter, when left at the address referred to in Clause 22. l(b)(i) after being deposited in the post first class airmail postage prepaid or deposited with an internationally recognised courier service and in each case in an envelope addressed to the addressee at the address referred to in Clause 22.1(b)(i); and

                (ii) in the case of a facsimile transmission, upon receipt of a facsimile transmission slip indicating that the correct number of pages have been sent to the correct facsimile number;

22.2 For the purposes of this Clause 22, all notices, requests, demands or other communications shall be given or made by being addressed as follows:

        (a)     if to the Cayman Borrower to:

                c/o Walkers SPV Limited
                Walker House
                Mary Street
                PO Box 908 GT
                George Town
                Grand Cayman
                Cayman Islands

                Facsimile No: +1 345 949 7886
                Attention:    The Directors

                with copies to GFC and the Agent at the addresses detailed below

        (b)     if to the Irish Borrower to:

                c/o AIB International Financial Services Limited
                West Block Building
                International Financial Services Centre
                Dublin 1
                Ireland

                Facsimile No: +353 1 874 3050
                Attention:    The Managing Director

                with copies to GFC and the Agent at the addresses detailed below.

        (c)     if to the Cayman Export Lessee, the Irish Export Lessee or GFC:

                GATX Financial Corporation
                Four Embarcadero Center
                Suite 2200
                San Francisco
                California 94111
                The United States of America

                Facsimile No: + 1 415 955 3424
                Attention:    Aircraft Portfolio Administration

                with a copy to the Agent at the address detailed below.

        (d)     if to the Agent and the Security Trustee:

                Credit Lyonnais
                1 -3 rue des Italiens
                75009 Paris
                France

                Facsimile No: +33 1 42 95 11 81
                Attention:    Transportation Group/Middle Office

        (e) if to a Lender from any of the Obligor then to such Lender care of the Agent.

        (f) if to a National Agent, then to the address and/or facsimile number set out opposite the name of such National Agent in the relevant Part of Schedule 1.

23      GOVERNING LAW AND JURISDICTION

23.1 This Agreement shall be governed and construed in accordance with English law.

23.2 Each Obligor irrevocably agrees for the benefit of each Finance Party that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement or any other Transaction Document and, for such purposes, irrevocably submits to the jurisdiction of such courts.

23.3 Each party irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 23.2 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement or any other Transaction Document and agrees not to claim that any such court is not a convenient or appropriate forum in each case whether on the grounds of venue or forum non conveniens or any similar grounds or otherwise.

23.4 For the purpose of any suit, action, proceeding or settlement of dispute in the English courts (whether under this Agreement or any other Transaction Document), each Obligor:

        (a) appoints the agent specified in Schedule 7 to accept service of process in respect of any such suit, action, proceeding or settlement of dispute;

        (b) confirms that such agent is willing to accept service of such process on its behalf in respect of this Agreement and the other Transaction Documents; and

        (c) if the agent specified in Schedule 7 no longer serves as its agent, shall promptly appoint another such agent acceptable to the Agent and advise the Agent thereof.

23.5    The submission to the jurisdiction of the courts referred to in Clause
        23.2 shall not (and shall not be construed so as to) limit the right of any Finance Party to take proceedings against any Obligor in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not to the extent permitted by Applicable Law.

23.6 To the extent that any Obligor or any of the property of any Obligor is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, each such Obligor, for itself and its property, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with any of the Transaction Documents.

24      MISCELLANEOUS

24.1 A certificate given by any Finance Party as to the amount of any sum required to be paid to it under any provisions of this Agreement or any of the other Transaction Documents (including any Termination Amount) shall, save in the case of manifest error, be prima facie evidence of the amounts therein stated for all purposes of this Agreement and any of the other Transaction Documents.

24.2 The parties hereto agree and acknowledge that this Agreement shall continue in full force and effect for all purposes until all Secured Loan Obligations have been paid in full notwithstanding that the Commitments may at any time be reduced to zero.

24.3 Each of the parties hereto agrees that no amendments, variations, supplements or modifications may be made to any of the Transaction Documents other than by an instrument in writing executed by the applicable Obligor(s) and the Agent or the Security Trustee as provided in the applicable Transaction Document, or where expressly provided in the applicable Transaction Document, the Agent on behalf and on the instructions of the Majority Lenders (which consent shall not be unreasonably withheld).

24.4 Each of the Obligors hereby acknowledges and accepts that under the Support Agreements, the Export Credit Agencies have certain rights to require the Lenders, the Agent and/or the Security Trustee to act, or to omit to act, in accordance with the instructions of the Export Credit Agencies. Accordingly, each of the Obligors hereby acknowledges and accepts that if any of the Lenders, the Agent and/or (as the case may be), the Security Trustee have to exercise a right, discretion or power under any of the Transaction Documents "reasonably", "in good faith" or "bona fide" or with any other restriction of whatsoever nature then such Lender, the Agent and/or (as the case may be), the Security Trustee will be deemed to be acting "reasonably", "in good faith" or "bona fide" or in accordance with such other restrictions (as the case may be) if such Lender, the Agent and/or the Security Trustee exercises, or refrains from exercising, such right, discretion or power in accordance with the instructions of the relevant Export Credit Agency.

25      CONFIDENTIALITY

25.1 At all times during the Security Period and after the termination thereof, each party hereto shall use all reasonable endeavours to ensure that its respective officer's, directors, employees and agents shall keep secret and confidential and not, without the prior written consent of GFC, the Agent and the Security Trustee, disclose to any third party the terms of any of the Transaction Documents, any Lease, Sub-Lease, Insurances, or Airbus Purchase Agreements or any of the information, reports, invoices, or documents supplied by or on behalf of any of the other parties hereto, save that any such party shall be entitled to disclose any such terms, information, reports or documents:

        (a) in connection with any proceedings arising out of or in connection with any of the Transaction Documents to the extent that such party may consider necessary to protect its interest; or

        (b) to any potential permitted assignee or transferee of all or any of such party's rights under any of the Transaction Documents or any other permitted person proposing to enter into contractual arrangements with such party in relation to or in connection with the transactions contemplated by any of the Transaction Documents, subject to it obtaining an undertaking from such potential permitted assignee or permitted other person in the terms similar to this Clause 25.1; or

        (c) if required to do so by an order of a court of competent jurisdiction whether in pursuance of any procedure for discovering documents or otherwise; or

        (d) pursuant to any law or regulation having the force of law (including, without limitation, filing requirements of the Securities & Exchange Commission of the United States); or

        (e) to any fiscal, monetary, tax, governmental or other competent authority; or

        (f) to its auditors, bankers, legal or other professional advisers (which are under an ethical obligation to or agree to hold such information confidential); or

        (g)     to any of the Export Credit Agencies; or

        (h)     in any manner contemplated by any of the Transaction Documents;
                or

        (i)     to GFC.

25.2 In addition, any party shall be entitled to disclose or use any such information, reports or documents if the information contained therein shall have emanated in conditions free from confidentiality bona fide from some person other than the relevant party hereto and such party would, but for the preceding provisions of this Clause 25 have been free to disclose or use the same.

25.3 Each party may, notwithstanding any other provision of this Clause 25, release to any potential assignee or transferee (permitted in each case pursuant hereto or to the relevant Transaction Document), or other person proposing to enter into contractual arrangements with such party in relation to or in connection with the transactions contemplated by any of the Transaction Documents, a copy of any of the Transaction Documents, provided that each such potential assignee or transferee or other person confirms in writing to the other parties to this Agreement that it is bound by the terms of this Clause 25 as if it had been a party to this Agreement.

26      COUNTERPARTS

        This Agreement may be executed in any number of counterparts and by different parties thereto on separate counterparts and any single counterpart or set of counterparts signed, in either case, by all the parties hereto shall be deemed to constitute a full and original agreement for all purposes but all counterparts shall constitute but one and the same instrument.

27      CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

27.1 Subject to Clause 27.2, it is not intended by any of the Parties that any term of this Agreement, save for those contained in Clause 1.3 (INDEMNITIES), shall be enforceable solely by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a Party.

27.2 Each Party agrees that, notwithstanding Clause 27.1, any provision in this Agreement expressed to be for the benefit of the Export Credit Agencies shall be enforceable by any such Export Credit Agency.

27.3 The Parties shall not require the consent of any person who is not a Party in order to rescind, vary, waive, release, assign, novate or otherwise dispose of all or any of their respective rights or obligations under this Agreement, including those in Clause 13 (INDEMNITIES) pursuant to the terms of this Agreement.

EXECUTED AS A DEED by the Parties or their duly authorised representatives

SCHEDULE 1- PART I: THE BRITISH LENDERS

                                                                                  MAXIMUM AMOUNT OF BRITISH
                                                               JURISDICTION OF  LENDERS COMMITMENTS EXPRESSED
 LENDER          LENDING OFFICE        ADDRESS FOR NOTICES      INCORPORATION          AS A PERCENTAGE
-----------      --------------      -----------------------   ---------------  -----------------------------
Halifax plc      Halifax plc         Structured Finance          England                     100%
                 Trinity Road        Halifax plc
                 Halifax             33 Old Broad Street
                 West Yorkshire      London
                 HX1 2RG             EC2N 1HZ

                                     Tel:  +44 20 7574 8180
                                     Fax:  +44 20 7574 8139
                                     Email: mike_gear@bankof
                                     scotland.co.uk
                                     Attention: Mike Gear

SCHEDULE 1 - PART II : THE FRENCH LENDERS

                                                                                         MAXIMUM AMOUNT OF
                                                               JURISDICTION OF   FRENCH LENDERS COMMITMENTS EXPRESSED
    LENDER        LENDING OFFICE      ADDRESS FOR NOTICES       INCORPORATION             AS A PERCENTAGE
---------------   ---------------   ------------------------   ---------------   ------------------------------------
Credit Lyonnais    1-3 rue des      1-3 rue des Italiens          France                Please see table below
                   Italiens         75009 Paris
                   75009 Paris      Fiance
                   France
                                    Tel: +33 1 42 95 0468
                                    or   +33 1 42 95 0285
                                    Fax: +33 1 42 95 1181
                                    or   +33 1 42 95 88 76
                                    Attention: Middle Office

Halifax plc        Halifax plc      Structured Finance            England               Please see table below
                   Trinity Road     Halifax plc
                   Halifax          33 Old Broad Street
                   West Yorkshire   London
                   HX1 2RG          EC2N 1HZ

                                    Tel: +44 20 7574 8180
                                    Fax: +44 20 7574 8139
                                    Attn: Mike Gear

              DIVISION OF THE FRENCH PORTION BETWEEN FRENCH LENDERS

               Credit Lyonnais       Halifax plc
               ---------------       -----------
A319 CFM             50                   50
A319 IAE             60                   40
A320 CFM             50                   50
A320 IAE             75                   25
A321 CFM             50                   50
A321 IAE             75                   25

Schedule 1 - Part III : THE GERMAN LENDERS

                                                                                             MAXIMUM AMOUNT OF
                                                                   JURISDICTION OF   GERMAN LENDERS COMMITMENTS EXPRESSED
    LENDER          LENDING OFFICE        ADDRESS FOR NOTICES       INCORPORATION            AS A PERCENTAGE
---------------   -------------------   ------------------------   ---------------   ------------------------------------
Bayerische        Brienner Strasse 18   Brienner Strasse 18            Germany                         65%
Landesbank        D-80333               D-80333
Girozentrale      Munich                Munich
                  Germany               Germany

                                        Tel: +49 89 2171 231 22
                                        Fax: +49 89 2171 251 59
                                        Attention: Wolfgang
                                        Schnull

Kreditanstalt     Palmengartenstrasse   Kreditanstalt fur              Germany                         35%
fur               5-9,                  Wiederaufbau, Export and
Wiederaufbau      60325 Frankfurt am    Project Finance -
                  Main                  Aerospace -
                  Germany               Palmengartenstrasse 5-9,
                                        60325 Frankfurt am Main,
                                        Germany

                                        Tel: +49 69 7431 2197
                                        Fax: +49 69 7431 2944
                                        Attention:Aviation Group
                                        K III b 2


SCHEDULE 2 - FORM OF TRANSFER CERTIFICATE

To: [Agent]

                              TRANSFER CERTIFICATE

This transfer certificate (TRANSFER CERTIFICATE) relates to an Agreement dated 20 December 2001 and made between (1) the banks and financial institutions named therein as Lenders, (2) Halifax plc, Credit Lyonnais and Bayerische Landesbank Girozentrale (as NATIONAL AGENTS), (3) Kreditanstalt fur Wiederaufbau (as GERMAN PARALLEL LENDER), (4) Credit Lyonnais (as AGENT), (5) Credit Lyonnais (as SECURITY TRUSTEE), (6) EFG Aircraft Limited (as CAYMAN BORROWER) (7) EFG Aircraft (Ireland) Limited (as IRISH BORROWER), (8) O'Farrell Leasing Limited (as CAYMAN EXPORT LESSEE); (9) O'Farrell Leasing (Ireland) Limited (as IRISH EXPORT LESSEE), (10) GATX Financial Corporation (as GFC) and (11) Halifax plc, and Credit Lyonnais (as JOINT ARRANGERS) (the AGREEMENT which term shall include any amendments or supplements thereto) and to each of the Loan Supplements made
between the Agent, the Security Trustee and the [**       ](as the case may be)
in respect of an Advance under the Agreement.

Terms defined or incorporated by reference in the Agreement shall, unless otherwise defined, have the same meanings when used in this Transfer Certificate.

I.    [Details of the Transferor] (the TRANSFEROR):

      1. confirms that to the extent that details appear in the Schedule to this Transfer Certificate under the headings "Transferor's Commitment", "Amount of Commitment Transferred and the Related Rights and Obligations of the Transferor to be Transferred", "Transferor's Participation" and "Amount of Transferor's Participation Transferred and Related Rights and Obligations of the Transferor to be Transferred", those details accurately summarise its Commitment and its participation in the Facility and its participation in each Advance already made all or part of which is to be transferred (as more particularly described in the Loan Supplements);

      2. requests [Details of Transferee] (the Transferee) to accept and procure, in accordance with Clause 18.3 (Transfer Certificates) of the Agreement, the substitution of the Transferor by the Transferee in respect of the amount specified in the Schedule hereto of its Commitment and its participation in the Facility and its participation in each Advance already made (as more particularly described in the Loan Supplements) by signing this Transfer Certificate.

II. The Transferee hereby requests each of the Obligors, the Joint Arrangers, the Lenders, the Agent and the Security Trustee to accept this executed Transfer Certificate as being delivered under and for the purposes of Clause 18.3 (Transfer Certificates) of the Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

III.  The Transferee:

      1. represents that it has received a copy of the Agreement and copies of each Loan Supplement together with such other documents and information as it has requested in connection with this transaction;

      2. represents that it has not relied and will not rely on the Transferor to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such documents or information; and

      3. agrees that it has not relied and will not rely on any of the Transferor, the Agent or any of the Lenders to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any party to any of the Transaction Documents or the legality, validity, priority, adequacy, effectiveness or enforceability of any of the Transaction Documents.

      4. represents that it has completed, signed and delivered to the Agent the United States Internal Revenue Service form required by Clause
            4.12.2 (Deductions and Withholdings) of the Agreement;

      5. represents that it is neither resident in the United Kingdom for United Kingdom tax purposes nor controlled by persons who are so resident if the transfer hereunder would result in Advances of Lenders resident in the United Kingdom for United Kingdom tax purposes or controlled by persons who are so resident constituting fifty per cent (50%) or more of the Advances as at the date of the proposed transfer;

      6. represents that it is acquiring the Transferor's right, title and interest hereunder in the ordinary course of its lending business and not with any present view to the distribution thereof in violation of the registration requirements of the U.S. Securities Act of 1933, as amended, and that the transfer is in compliance with all applicable securities and other laws (if any); and

      7. agrees that it will be bound by the provisions of the Agreement and the other Transaction Documents and will perform in accordance with the terms of the Agreement and the other Transaction Documents the obligations which by their terms are required to be performed by a Lender.

IV. The Transferee undertakes with the Transferor and each of the other parties to the Agreement that it shall perform in accordance with their terms all those obligations which by the terms of Clause V of this Transfer Certificate will be assumed by it upon delivery of the executed copy of this Transfer Certificate to the Agent and further undertakes with the Transferor, each of the other Lenders, the Agent and the Security Trustee that it shall perform in accordance with their terms all of the obligations of the Transferor under the Agreement as if the Transferee had originally been a party to the Agreement and each of the other Lenders, the Agent and the Security Trustee undertake with the Transferee to perform their obligations under the Agreement to the Transferor in favour of the Transferee as if the Transferee had originally been a party to the Agreement.

V. With effect from the Transfer Date as specified in the Schedule hereto the parties hereto (including in particular but without limitation the Transferee) agree that:

            (i) to the extent of the Transferor's rights and obligations under the Agreement and the other Transaction Documents the Obligors and the Transferor shall each be released from further obligations to each other under the Agreement and the other Transaction Documents and their respective rights against each other shall be cancelled (such rights and obligations being referred to in this Clause V as DISCHARGED RIGHTS AND OBLIGATIONS); AND

            (ii) each of the Obligors, the Agent, the Security Trustee, the Arranger, each of the other Lenders and the Transferee shall each assume obligations towards each other and/or acquire rights against each other which differ from the Discharged Rights and Obligations only insofar as each of the Obligors and the Transferee have assumed and/or acquired the same in place of each of the Obligors and the Transferor; and

            (iii) the Agent, the Security Trustee, the Arranger, each of the
                  Obligors, the Transferee and the other Lenders shall acquire the same rights and assume the same obligations among themselves as they would have acquired and assumed had the Transferee originally been a party to the Agreement and the other Transaction Documents as a Lender in respect of the participation; and

            (iv) all costs and expenses of the transfer hereunder shall be borne by the Transferor or Transferee (as the case may be), and no Obligor shall be under any obligation to pay any greater amount or suffer any other increase in liabilities or diminution in right or benefit under the Transaction Documents following and as a consequence (directly or indirectly) of any such transfer (other than if the Transferee is an Export Credit Agency or the transfer is at the instigation of an Export Credit Agency in which case the cost shall be borne jointly and severally by the Borrowers) or change in Lending Office unless and until a Change in Law occurs and as a result of such Change in Law (excluding any Change in Law which occurs, or the intended implementation of which is officially announced or proposed before the date of such transfer or change in Lending Office).

VI.   None of the Transferor, the Lenders, the Agent or the Security Trustee:

      1. makes any representation or warranty or assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Agreement; or

      2. assumes any responsibility for the financial condition of any of the Obligors or for the performance and observance by any of the Obligors or any other party to any of the Transaction Documents or any other document relating thereto of any of the Obligor's or such other party's obligations under any of the Transaction Documents or any document relating thereto and any and all conditions and warranties, whether express or implied by law or otherwise, are excluded.

VII. None of the Obligors assumes any responsibility for the financial condition of any party, or for the performance or observance by any party, other than the Obligors, of any of the Transaction Documents or any other document relating thereto or such party's obligations under the Agreement or any document relating thereto (other than those of the Obligors and any and all conditions and warranties whether express or implied by law or otherwise, are excluded (other than in relation to the performance or observance of the Obligors).

VIII. The Transferee confirms that its Lending Office and address for notices for the purposes of the Agreement are as set out in the Schedule hereto.

IX.   A.    The Transferor hereby gives notice to the Transferee (and the
            Transferee hereby acknowledges and agrees with the Transferor) that the Transferor is under no obligation to re-purchase (or in any other manner to assume, undertake or discharge any obligation or liability in relation to) the transferred Commitment, and/or transferred participation in the Advances already made (as more particularly described in the Loan Supplements) and/or the transferred rights and/or obligations at any time after this Transfer Certificate shall have taken effect.

      B. Following the date upon which this Transfer Certificate shall have taken effect, without limiting the provisions hereof, each of the Transferee and the Transferor hereby acknowledges and confirms to the other that in relation to the relative Commitment/participation in the Advances already made (as more particularly described in the Loan Supplements) and the rights and/or obligations under the Agreement assumed by the Transferee (or part thereof), variations, amendments or alterations to any of the terms of the Agreement and/or any of the Loan Supplements arising in connection with any re-negotiation or re-scheduling of the obligations hereunder shall apply to and be binding on the Transferee alone.

X. The Transferor hereby gives notice that nothing herein or in the Agreement (or any document relating thereto) shall oblige the Transferee to (i) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Agreement transferred pursuant hereto or (ii) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including, without limitation, the non-performance by any other party to the Agreement (or any document relating thereto) of its obligations under any such document. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (i) or (ii) above.

XI The Transferee hereby confirms, pursuant to and in accordance with the provisions of Clause 23.4 (GOVERNING LAW AND JURISDICTION) of the Agreement, that its agent for service of process in England is as set out in the Schedule to this Transfer Certificate and confirms that such agent is willing to accept service of such process as is described in Clause
      23.4 of the Agreement on behalf of the Transferee in respect of the Agreement, any other Transaction Document.

XII. This Transfer Certificate shall be governed by and construed in accordance with English Law,

[Transferee]

By: _________________
    (Duly Authorised)

[Transferor]

By: _________________
    (Duly Authorised)

The Agent on behalf of itself and all other parties to the Agreement (other than the Transferor and the Obligors).

By: _________________
    (Duly Authorised)

The Agent on behalf of all the Obligors

By: _________________
    (Duly Authorised)

Dated: **

*[N.B.

IRS FORMS SHOULD BE PROVIDED BY TRANSFEREE AT THE SAME TIME AS THIS CERTIFICATE IF POSSIBLE.]

                      SCHEDULE TO THE TRANSFER CERTIFICATE

Transferor's Commitment       Amount of Commitment Transferred and the Related
                              Rights and Obligations of the Transferor to be Transferred

Transferor's Participation    Amount of Transferor's Participation in Advances
in Advances already made      already made Transferred and Related Rights and
                              Obligations of the Transferor to be Transferred

Date:

[Transferee]

LENDING OFFICE:                           ADDRESS FOR NOTICES:

[             ]                           [                  ]

                                          Telephone: [       ]

                                          Facsimile: [       ]

JURISDICTION OF INCORPORATION:

[         ]

English Process Agent:

[       ]

Transfer Date: [     ]

SCHEDULE 3 - UTILISATION NOTICE

To:   Credit Lyonnais
      1-3 rue des Italiens
      75009 Paris
      France

      Facsimile No: +33 1 42 95 11 81
      Tel No:       +33 1 42 95 77 34
      Attention:    Transportation Group/Middle Office

From: (the EXPORT LESSEE)

RE: AIRCRAFT FACILITY DATED 20 DECEMBER 2001 AND MADE BETWEEN (1) THE BANKS AND FINANCIAL INSTITUTIONS NAMED THEREIN AS LENDERS, (2) HALIFAX PLC, CREDIT LYONNAIS AND BAYERISCHE LANDESBANK GIROZENTRALE (AS NATIONAL AGENTS), (3) KREDITANSTALT FUR WIEDERAUFBAU (AS GERMAN PARALLEL LENDER),
      (4) CREDIT LYONNAIS (AS AGENT), (5) CREDIT LYONNAIS (AS SECURITY TRUSTEE),
      (6) EFG AIRCRAFT LIMITED (AS CAYMAN BORROWER), (7) EFG AIRCRAFT (IRELAND) LIMITED (AS IRISH BORROWER), (8) O'FARRELL LEASING LIMITED (AS CAYMAN EXPORT LESSEE), (9) O'FARRELL LEASING (IRELAND) LIMITED (AS IRISH EXPORT LESSEE), (10) GATX FINANCIAL CORPORATION (GFC) AND (11) HALIFAX PLC AND CREDIT LYONNAIS (AS JOINT ARRANGERS) AS AMENDED, SUPPLEMENTED OR ACCEDED TO FROM TIME TO TIME (THE AGREEMENT).

The Export Lessee hereby gives notice in accordance with Clause 3.1.1 (Utilisation Notices) of the Agreement that:

(i)   the [Export Lessee] desires to effect a Utilisation on the [Delivery
      Date], which is currently scheduled to be **          or in respect of a
      Refinanced Aircraft on [          ];

(ii)  the requested amount of the proposed Advance is US$ **          and the
      currency of the Advance is [Dollars/Euros]

(iii) the Aircraft the subject of the Utilisation is one Airbus [A319/A320/A321]
      Aircraft with manufacturer's serial number **          proposed **
      Registration Mark ** **          installed Engines;

(iv)  [the proposed [Lessee][Sub-Lessee] of the Aircraft the subject of the
      Utilisation is ** a company incorporated in **          having its
      principal place of business in ** it is proposed that the Aircraft
      shall be [registered] in **          The Lessee will [and the Sub-Lessee]
      [will] [will not] require quiet enjoyment covenants from the relevant [Borrower] [Export Lessee] and the Security Trustee in the form agreed between the Security Trustee and the relevant GATX Obligor.]

      [A certified copy of the executed Lease, if any, is attached hereto;]

      [The Aircraft will not be leased to a Lessee on Delivery. Title to the Aircraft will be registered in the name of [Borrower/Export Lessee] in [name of country].

(v)   the Export Lessee desires the Lenders to disburse the Loan on**

(vi)  the Aircraft Purchase Price is US$**

(vii) [the Borrower/Alternative Borrower [was/is]**         (the Borrower)];

(viii) the expected Delivery Date is**

The account into which the Loan should be paid is account no.**     with**

The Export Lessee hereby certifies that as at the date of this notice no Relevant Event or Termination Event, has occurred and is continuing or would result from the drawdown of the Advance, the subject of this Utilisation.

The Export Lessee hereby certifies that all representations and warranties on the part of each Obligor which is a party to a Transaction Document of such Utilisation contained in Clause 6 of the Agreement or, in the case of GFC, Clause 5 of the Guarantee remain true and correct at the date of this notice and shall remain true and correct on the Utilisation Date and no event has occurred which constitutes or, with the passing of time or the giving of notice or the making of any determination or any combination thereof would constitute, a Termination Event.

Capitalised terms used herein defined in the Agreement have the same meanings herein.

EXPORT LESSEE

By:

Name:

Title:

Agreed by GATX Financial Corporation

By:

Name:

Title:

SCHEDULE 4 PART I - DETAILS OF PROPOSED AIRCRAFT AND PROPOSED AIRCRAFT DELIVERY SCHEDULE

               SCHEDULED
                DELIVERY                        ENGINE TYPE        PROPOSED INITIAL
AIRCRAFT NO      MONTH          TYPE             (IF KNOWN)             LESSEE
-----------    ---------      --------      -------------------    ----------------
1                Nov-01       A319-100          CFM56-5B6              UNKNOWN

2                Dec-01       A321-200          CFM56-5B6                LTU

3                Jan-02       A320-200          CFM56-5B6              Air Luxor

4                Feb-02       A320-200          CFM56-5B6              UNKNOWN

5                Apr-02       A320-200          CFM56-5B6/P            UNKNOWN

6                May-02       A320-200          CFM56-5B6/P            UNKNOWN

7               June-02       A320-200          CFM56-5B6                TAP

8               July-02       A320-200          CFM56-5B6                TAP

9               Sept-02       A320-200          CFM56-5B6              UNKNOWN

10               Feb-03       A320-200       Not yet determined        UNKNOWN

11               Mar-03       A320-200       Not yet determined        UNKNOWN

12               Apr-03       A320-200       Not yet determined        UNKNOWN

13              Sept-03       A320-200       Not yet determined        UNKNOWN

14               Oct-03       A320-200       Not yet determined        UNKNOWN

15               Jan-04       A320-200       Not yet determined        UNKNOWN

16               Feb-04       A320-200       Not yet determined        UNKNOWN

17               Mar-04       A320-200       Not yet determined        UNKNOWN

18               Apr-04       A320-200       Not yet determined        UNKNOWN

19               May-04       A320-200       Not yet determined        UNKNOWN

NOTE: Scheduled Delivery months may be changed.

SCHEDULE 4 PART II - FINANCE PORTIONS OF THE BRITISH LENDERS, FRENCH LENDERS AND GERMAN LENDERS BY NATIONAL CONTENT

AIRCRAFT TYPE    ENGINE    UK PORTION     FRENCH PORTION       GERMAN PORTION
-------------    ------    ----------     --------------       --------------
A319              CFM         18%              51%                  31%

A319              IAE         28%              39%                  33%

A320              CFM         20%              49%                  31%

A320              IAE         32%              32%                  36%

A321              CFM         17%              52%                  31%

A321              IAE         33%              32%                  35%

SCHEDULE 5 - LEASE PROVISIONS AND UNDERTAKINGS

PART 1 MINIMUM LEASE PROVISIONS

      "MINIMUM LEASE PROVISIONS", in relation to any Permitted Lease, means the following provisions and conditions:

      (a)   Lessee

            The Lessee of the Aircraft shall be a Permitted Lessee.

      (b)   Lease Term

            The lease term under the first lease agreement to be entered into with respect to any Aircraft shall, unless otherwise agreed by the National Agents, be for a minimum of two (2) years.

      (c)   Payments

            Subject to the terms of any Lease Security Assignment, all payments to be made by the Lessee under the relevant Permitted Lease shall be made to, and all Maintenance Reserves and Lessee Security will be held by, GFC.

      (d)   Rental

            (i)   Currency

                  The Lessee will make rental and all other lease payments in Dollars or Euros or a combination thereof.

            (ii)  Set-off and Counterclaim

                  The Lessee's obligation to pay rental and make other payments in accordance with the Permitted Lease will be absolute and unconditional.

      (e)   Maintenance Reserves and Security Deposit

            The Lessee will be required to pay airframe and (unless and for such time as the Lessee is a party to an engine maintenance agreement) engine reserves (collectively in this Schedule 5 the MAINTENANCE RESERVES) and/or any security deposit (the SECURITY DEPOSIT) in circumstances where such Maintenance Reserves and such Security Deposit (if any) as GFC deems appropriate in accordance with the Standard on such terms as would be appropriate when acting in accordance with the Standard.

      (f)   Disclaimer

            (i) The Lessee shall, on delivery of the Aircraft to it, expressly acknowledge to the relevant Export Lessee that (save as may be permitted hereby) the relevant Export Lessee gives no warranties, representations or guarantees of any kind with respect to the Aircraft.

            (ii) If the Lessee so requires or, if the Applicable Law limits the extent to which such acknowledgement may be given, such acknowledgement may be qualified so that it is given only to the extent permitted by applicable law.

            (iii) The Lessee's obligation to accept delivery of the Aircraft may be conditional on the Lessee having satisfied itself as to the condition thereof or as to compliance with any specific criteria prior to the execution of its certificate of acceptance.

            (iv) The relevant Export Lessee may warrant or undertake to the Lessee that the Aircraft will comply with certain specific factual criteria, provided such warranty or undertaking is satisfied or discharged by the Lessee's acceptance of the Aircraft upon the execution of the Lease acceptance certificate (or, if the Lessee agrees to accept delivery notwithstanding non-compliance, provided the relevant Export Lessee undertakes to rectify such non-compliance (or provide appropriate compensation)).

      (g)   Operational and Other Undertakings

            (i) The Permitted Lease shall (1) contain provisions corresponding in all material respects with those stated in Clauses 12 and 13 of the Model Lease Agreement (Operational Undertakings by the Lessee and Maintenance and Repair) (the "MODEL LEASE AGREEMENT" being the form of model lease agreement approved by the National Agents prior to execution of this Agreement and as initialled by the Agent and GFC) amended to the extent GFC considers appropriate acting in accordance with the Standard and (2) require that the Lessee obtain all necessary consents, approvals and authorizations in connection with its leasing of the relevant Aircraft thereunder.

            (ii) The Permitted Lease shall require that the Lessee shall (1) operate the Aircraft in accordance with all Applicable Laws,
                  (2) obtain and maintain all licenses, consents and permits reasonably necessary in connection with its operation of the Aircraft, (3) discharge all Liens from the Aircraft other than Permitted Liens and (4) during the lease term, provide periodic reports on the utilisation and status of the Aircraft, Airframe and the Engines in such form as may be agreed by GFC in accordance with the Standard.

      (h)   Indemnities

            The Permitted Lease shall contain provisions corresponding in all material respects with those stated in Clause 9 of the Model Lease Agreement (Expenses and Indemnities) amended to the extent GFC considers appropriate acting in accordance with the Standard.

      (i)   Insurance

            The insurance obligations of the Lessee under the Permitted Lease shall mutatis mutandis correspond and comply in all material respects with those stated in Clause 16 (Insurances) of the Model Lease Agreement, except that the Lessor may agree amendments to such provisions which are consistent with the Standard but which:

            (i) are required because the relevant provisions would otherwise contain a requirement not available in the market; and

            (ii) will not and are not likely adversely to prejudice the Finance Parties.

      (j)   Representations and Warranties

            The Lessee shall represent and warrant to the relevant Export
            Lessee:

            (i)   concerning the Lessee's corporate standing or legal status;

            (ii) that the Permitted Lease has been duly authorised and executed by the Lessee; and

            (iii) that the Permitted Lease constitutes legal, valid and binding obligations of the Lessee (if the Lessee so requires, this representation and warranty may (to the extent appropriate in accordance with the Standard) be qualified by reference to the qualifications in the legal opinion relating to the Permitted Lease).

      (k)   General Reporting

            The Permitted Lease shall require that the Lessee provide the following information:

            (i) annual audited financial statements of the Lessee or, if the Lessee's obligations are guaranteed by a more creditworthy entity, the guarantor under such guarantee;

            (ii) notice of any Total Loss of the Aircraft, Airframe or any Engine; and

            (iii) notice of any other loss event with respect to the Aircraft,
                  Airframe or any Engine not amounting to a Total Loss if the estimated cost of repair exceeds an amount determined in accordance with the Standard.

      (l)   Redelivery of the Aircraft

            The redelivery obligations of the Lessee shall be consistent with the Standard and shall correspond and comply in all material respects with the following provisions:

            (i)   Date of Redelivery:

                  The Lessee will be obliged to redeliver the Aircraft and all Technical Records to the relevant Export Lessee on the expiration or earlier termination of the lease term (in this Schedule 5, EXPIRY).

            (ii)  Technical Reporting:

                  At or prior to the Expiry, the Lessee will provide the relevant Export Lessee with all technical information reasonably requested by the relevant Export Lessee regarding the Aircraft.

            (iii) Redelivery Location:

                  On the Expiry, the Aircraft shall be technically accepted by the relevant Export Lessee at such airport as may be mutually agreed to by the Lessee and the Export Lessee. At such time, the relevant Export Lessee and the Lessee shall execute a return acceptance certificate.

            (iv)  Aircraft Inspection:

                  The Permitted Lease will oblige the Lessee immediately prior to the proposed redelivery of the Aircraft, to carry out for the relevant Export Lessee and/or the relevant Export Lessee's representatives a demonstration flight of the Aircraft for a period of not greater than two (2) hours.

            (v)   Certificate of Airworthiness Matters:

                  The Aircraft will possess a current certificate of airworthiness issued by the Aviation Authority.

            (vi)  General Condition of Aircraft at Redelivery

                  (aa) The Aircraft shall be in the same working order, condition and appearance as when received pursuant to the Permitted Lease (reasonable wear from normal airline flight operations excepted), with all pilot discrepancies and deferred maintenance items cleared, clean by international commercial airline standards and ready for flight with all of the Aircraft equipment, components and systems operating within limits specified in the maintenance manual and functioning in accordance with their intended use. The Aircraft shall be free and clear of all Liens other than Permitted Liens.

                  (bb) The Permitted Lease will oblige the Lessee to redeliver the Aircraft to the relevant Export Lessee with the same equipment as at the commencement of the Permitted Lease, subject only to those additions and modifications which may have been made and properly documented pursuant to the Permitted Lease or as otherwise specifically approved in writing by the relevant Export Lessee.

                  (cc) The Permitted Lease will provide that, at redelivery, the Lessee will carry out all inspections and checks then required on the Aircraft in accordance with the Maintenance Programme, including the next sequential C-Check (as defined in the Model Lease Agreement). All such inspections and checks must be carried out by an authorised maintenance performer. All discrepancies discovered during such inspections and checks shall be rectified to the relevant Export Lessee's satisfaction.

            (vii) Export and Deregistration of Aircraft:

                  The Permitted Lease will provide that at the relevant Export Lessee's request, the Lessee will (i) assist in providing an export certificate of airworthiness or its equivalent from the State of Registration so that the Aircraft can be exported to the country designated by the relevant Export Lessee, and (ii) assist with de-registration of the Aircraft from the register of aircraft in the State of Registration.

      (m)   Lease Event of Default

            The relevant Export Lessee shall be expressly entitled by the Permitted Lease to terminate the leasing of the Aircraft by the Lessee, and to repossess the same, at any time after the expiration of the agreed grace period or remedy period, if any, of the occurrence of certain events, which will be broadly consistent with those set out in Clause 20 of such Model Lease Agreement, amended mutatis mutandis to reflect the change in Lessee, but in any event including in such events, failure of the concerned Lessee to pay amounts payable by it thereunder or to affect Insurances in accordance with the requirements of the relevant Permitted Lease or the bankruptcy of such

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            Lessee. The relevant Export Lessee may negotiate with the applicable
            Lessee additional exceptions and qualifications which are consistent with the Standard.

      (n)   Assignment

            No assignment, novation, transfer, mortgage or other charge may be made by the Lessee of any of its rights with respect to the Airframe, any Engine or any Part or under the Permitted Lease.

      (o)   Governing Law

            The relevant Export Lessee shall attempt to procure that the governing law of the Permitted Lease shall be English law or New York law. However, the governing law may be the law of another country if the legal opinion (of counsel qualified in such country) states that the Permitted Lease constitutes binding and enforceable obligations of the Lessee under such law (such opinion may be subject to qualifications acceptable to the Lessor, acting in accordance with the Standard).

      (p)   Additional Documents

            Any ancillary documents or letter agreements entered into by the relevant Export Lessee with the Lessee shall not contain any provisions which conflict with or qualify the provisions of this Schedule.

      (q)   Required Insurance Value

            The amount payable by the Lessee to the relevant Export Lessee under the Permitted Lease at any time on the consequence of a Total Loss of the Aircraft will not be less than the Required Insurance Value with respect to such Aircraft at such time.

PART 2 OPERATIONAL UNDERTAKINGS

       "OPERATIONAL UNDERTAKINGS" means the following:

      (a)   Possession

            (i) The relevant Aircraft and the operations performed therewith shall, subject to applicable laws, rules and regulations of the Aviation Authority, be under the exclusive control of the relevant Export Lessee or GFC or the duly authorised and qualified agents of the relevant Export Lessee or GFC.

            (ii) The relevant Export Lessee shall not without the prior written consent of the Security Trustee (no such consent to be unreasonably withheld or delayed), deliver, relinquish or transfer possession of the relevant Aircraft except to a Lessee pursuant to a Permitted Lease or except for transfer of possession and replacement of Parts as provided in the Replacement of Parts, Alterations, Modifications and Additions Undertakings provided, however, that, so long as no Termination Event shall have occurred and be continuing, the relevant Export Lessee may, subject to (e) below),

                  (aa) deliver possession of the relevant Aircraft, any Engine or any Part thereof to an authorised maintenance performer for service, repair, maintenance or overhaul work required by the terms hereof, or for modifications, alterations or additions permitted by the provisions of this Agreement, or

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                  (bb)  install an Engine on any other Airframe, or

                  (cc) subject any Engine to normal interchange or pooling agreements or arrangements customary in the airline industry which pooling or interchange shall not constitute a waiver of any right or remedies of any Finance Party,

                  (dd)  provided that no agreement or arrangement described in
                        (aa), (bb) or (cc) above contemplates or requires the transfer of title to any Engine and any Engine or Part so removed shall be subject to separate insurance coverage.

      (b)   Export Lessee's responsibility for certain cost

            The relevant Export Lessee shall:

            (i) pay for and provide all electric power, oil, fuel and lubricant consumed by and required for the operation of the relevant Aircraft; and

            (ii) promptly pay all navigation charges (including landing fees, departure fees and airport taxes) the non-payment of which could result in a Lien upon the Aircraft.

      (c)   Lawful insured operations

            The relevant Export Lessee will not cause or permit the relevant Aircraft, to be maintained, used or operated in violation of any law, treaty, statute, rule, regulation or order of any Governmental Entity having jurisdiction or contrary to the relevant Manufacturer's operating manuals and instructions, or, in the case of the relevant Aircraft and the Engines, in violation of any airworthiness certificate or registration relating thereto. The relevant Export Lessee agrees not to operate any the relevant
            Aircraft:

            (i) unless such Aircraft is covered by insurance as required by the Insurance Undertakings or

            (ii) contrary to the terms of the insurance required by the provisions of Insurance Undertakings.

      (d)   Notice of maintenance

            Regardless of the identity of the authorised maintenance performer the relevant Export Lessee shall notify the Security Trustee, as soon as reasonably practicable prior to the scheduled commencement thereof, of each upcoming major structural inspection (complete or partial), or other major check to be performed on the relevant Airframe and of any Engine overhaul.

      (e)   Maintenance

            The relevant Export Lessee, at its own cost and expense, or by application of any available Maintenance Reserves and/or Security Deposits, shall or shall procure that the authorised maintenance performer shall:

            (i) service, repair, maintain, overhaul and test, or cause the same to be done to, the relevant Aircraft (A) so as to keep the relevant Aircraft in the same condition as when delivered pursuant to the Airbus Purchase Agreement,

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                  ordinary wear and tear excepted, and in good operating
                  condition, and (B) so as to keep the relevant Aircraft in the condition necessary to enable the airworthiness certification of the relevant Aircraft to be maintained in good standing at all times under all Applicable Laws and regulations of the Aviation Authority and to obtain an airworthiness certificate from the applicable regulatory authorities of at least one of the United States, the JAA, Japan and Australia;

            (ii) maintain or procure the maintenance of all records, logs and other materials (including, without limitation, all Technical Records) required by the Aviation Authority or the FAA in respect of the Aircraft;

            (iii) prior to or promptly after the commencement of the next succeeding Permitted Lease, incorporate into the relevant Aircraft all mandatory Service Bulletins issued by the Manufacturer or the relevant Engine Manufacturer and which are required to be performed on or before the date of such commencement;

            (iv) carry out, on the relevant Aircraft, each applicable Airworthiness Directive which the Aviation Authority may from time to time issue on or by the date upon which the same is required to be carried out;

            (v) maintain all records and documents required by the Aviation Authority or the Maintenance Program;

            (vi) maintain, service, repair and overhaul the relevant Airframe and the related Engines to comply with all warranty requirements pursuant to the Airbus Purchase Agreement or, as the case may be, any Warranties in relation to the relevant Engine provided by the Engine Manufacturer;

            (vii) equip each relevant Airframe at all times with two Engines
                  (except as may be required for maintenance); and

            (viii) cause all maintenance and repairs to the relevant Aircraft to be done by an authorised maintenance performer.

      (f)   Insignia and notices

            The relevant Export Lessee will affix and maintain at all times on and after the Delivery Date applicable to any relevant Aircraft in the cockpit of such Aircraft adjacent to and in and equally prominent position as the airworthiness certificate therein a nameplate bearing the inscription "This Aircraft is owned by [name of Borrower which is the owner] and [so long as such Aircraft is subject to the Mortgage] is subject to a mortgage in favour of Credit Lyonnais." or such other inscription as the Security Trustee from time to time may reasonably request in order to show the interests of the Finance Parties in such Aircraft or Engine, as the case may be. The relevant Export Lessee will not allow any person to place the name or other indication of any person to be placed on the relevant Airframe or any Engine as a designation that might be interpreted as a claim of ownership except that the relevant Export Lessee may permit any Permitted Lessee or prospective Permitted Lessee pursuant to a Permitted Lease to place its customary colours and insignia on the relevant Airframe and any relevant Engine in contemplation of the commencement of the leasing pursuant to such Permitted Lease.

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

      (g)   Use of Aircraft

            (i) The relevant Export Lessee shall use, or permit the use of, the relevant Aircraft solely in commercial operations for which the relevant operator is duly authorised and not use, or permit the use of, the Aircraft for any purpose for which it is not suitable. Nothing herein shall prohibit the relevant Export Lessee reasonable use and demonstration of the Aircraft in remarketing thereof. The relevant Export Lessee shall comply with all regulations of the Aviation Authority.

            (ii) The relevant Export Lessee shall not permit the relevant Aircraft to be (A) flown to or within an Prohibited Country or operated or used by or for any person which is a national of, or established under, the laws of, or whose principal place of business or principal place of aircraft operations is located in, an Prohibited Country, (B) principally used in, or operated or used by or for any person which is a national of, or established under the laws of, or whose principal place of business or principal place of aircraft operations is located in, a Prohibited Country, (C) "primarily based" in one or more Prohibited Countries and for the purposes of this provision, "primarily based" shall mean that during any consecutive seven
                  (7) day period, the aggregate amount of time spent on the ground by the Aircraft in one or more Prohibited Countries shall exceed fifteen per cent. (15%) of the total amount of time spent on the ground during such seven (7) day period, provided that the limitation imposed by this paragraph (C) shall not prohibit, to the extent necessary, any non-recurring emergency maintenance or other non-recurring emergency repairs to be done with respect to the relevant Aircraft in a Prohibited Country, (D) operated or used at any time for any illegal purpose or in an illegal manner, or (E) operated or located in an area excluded from coverage by required insurance.

PART 3 REPLACEMENT OF PARTS, ALTERATIONS, MODIFICATIONS AND ADDITIONS
UNDERTAKINGS

      "REPLACEMENT OF PARTS, ALTERATIONS, MODIFICATIONS AND ADDITIONS UNDERTAKINGS" means the following:

      (a)   Replacement of Parts:

            The relevant Export Lessee, at its own cost and expense or by application of any available Maintenance Reserves and/or Security Deposits, shall promptly replace all relevant Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair, time-expired or permanently rendered unfit for use for any reason whatsoever. In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, the relevant Export Lessee may remove any relevant Part, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided that the relevant Export Lessee shall at its own cost and expense replace such Part as promptly as practicable. All replacement Parts shall be free and clear of all Liens (other than Permitted Liens) and shall be in as good operating condition as, and shall have a value and utility and modification status at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair and of the value and utility required to be maintained by the terms of the relevant Transaction Documents.

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

      (b)   Title to replaced and replacement Parts:

            (i) All Parts removed from the relevant Airframe or an Engine shall remain the property of the relevant Borrower which is the owner of such Airframe or Engine and subject to the Mortgage (if any), no matter where located, until such time as such Parts shall be replaced by Parts to which title shall have vested in the relevant Borrower which is the owner of such Airframe or Engine and subject to the Mortgage (if any) and which have been incorporated or installed in or attached to the relevant Airframe or such Engine and which meet the requirements for replacement Parts specified in (a) above.

            (ii) Immediately upon any replacement Part becoming incorporated, installed or attached as provided above, without further act,
                  (A) title to the replaced Part shall thereupon vest in the Borrower which is the owner of such Airframe or Engine, free and clear of the Mortgage (if any) and (B) subject to (c) below, such replaced Part shall no longer be deemed a Part hereunder; (C) title to the replacement Part shall on replacement vest in the relevant Borrower; and (D) such replacement Part shall be deemed to be a Part to the same extent as the Parts originally incorporated or installed in or attached to the relevant Airframe or such Engine.

            (iii) Any Part removed from the relevant Airframe or any Engine may be subject to a normal pooling agreement or arrangement customary in the airline industry; provided that a Part which meets the requirements for replacement Parts specified in (a) above shall be incorporated or installed in or attached to such Airframe or Engine in accordance with (b)(i) and (b)(ii) above as promptly as possible after the removal of such removed Part.

      (c) Any replacement part when incorporated or installed in or attached to the relevant Airframe or an Engine from time to time may be owned by an air carrier other than a Lessee, subject to a normal pooling arrangement; provided that the relevant Borrower which is the owner of such Airframe or Engine, at its expense, as promptly thereafter as possible either (A) acquires title to such replacement part free and clear of all Liens (other than Permitted Liens), or (B) replaces such replacement part by incorporating or installing in or attaching to the relevant Airframe or an Engine a further replacement part owned by such relevant Borrower free and clear of all Liens (other than Permitted Liens) such replacement part in either case thereupon becoming a Part.

PART 4 INSURANCE UNDERTAKINGS

       "INSURANCE UNDERTAKINGS" means the following:

      (A)   PUBLIC LIABILITY, BODILY INJURY AND PROPERTY DAMAGE LIABILITY
            INSURANCE

            The relevant Export Lessee, at its own expense, shall maintain or cause to be maintained in effect to the fullest extent available in the leading international insurance markets Aircraft Third Party (Bodily Injury and Property Damage), Passenger, Baggage, Cargo and Mail and Airline General Third Party (including Products) Legal Liability for a Combined Single Limit (Bodily Injury/Property Damage) and War and Allied Risks of an amount not less than six hundred million Dollars ($600,000,000) any one occurrence (but in respect of products liability this limit may be an aggregate limit for any and all losses occurring during the currency of the policy and in the case of baggage will extend to Lessee's liability solely in instances of loss or damage to the Aircraft).

            All such policies shall be maintained in effect directly with independent insurers (for the avoidance of doubt not being a Government Entity) of recognised reputation and financial responsibility satisfactory to the Security Trustee. Any policies of insurance carried in accordance with these undertakings and any policies taken out in substitution or replacement for any of such policies shall:

            (i) name the relevant Borrower, the relevant Export Lessee, each of the Finance Parties and all other additional insureds, as additional insureds (ADDITIONAL INSUREDS);

            (ii) provide that, in relation to the interests of each of the Additional Insureds, the Insurances will not be invalidated by any act or omission (including misrepresentation and non-disclosure) of any other person or party which results in a breach of any term, condition or warranty of the policy, provided that the additional insured party so protected has not caused, contributed to or knowingly condoned the said act or omission;

            (iii) provide that if the insurers cancel such insurance for any reason whatever, or the same is allowed to lapse for non-payment of premium, or if there is any material change in policy terms and conditions, such cancellation, lapse or change shall not be effective until 30 days (and with respect to war risk insurance, such shorter period as shall be customary in the international aviation market for such insurance in such area of the world) after prior written notice to the Security Trustee from such insurers or brokers of such cancellation, lapse or change;

            (iv) be primary without right of contribution from any other insurance which may be available to any Additional Insured;

            (v) expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured, but this provision shall not operate to include any claim arising in respect of loss or damage to the Aircraft or Engines insured under the hull insurance provided below, and provided further that the foregoing shall not increase the total liability of the insurers beyond the limits of liability stated in the policy;

            (vi) provide for world wide coverage in full force and effect throughout any geographical areas traversed by the Aircraft or Engines; and

            (vii) provide, to the fullest extent customarily available in the international aviation insurance markets, in respect of the Aircraft at all times cover in respect of risks associated with failure of any Computer System to be Year 2000 Compliant (so that if at any time "Clause AVN2000 Date Recognition Clause" or any equivalent clause is endorsed on the relevant policies, "Clause AVN2001 Date Recognition Limited Coverage Clause" and "Clause AVN2002 Date Recognition Limited Coverage Clause" or equivalent clauses are similarly endorsed on such policies), where;

                  (aa) "Computer System" means any computer hardware and software or any equipment operated by electronic means; and

                  (bb) "Year 2000 Compliant" means, in relation to any Computer System, that any references to or use of a date before, on or after

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                        31 December, 1999 in the operation of the Computer
                        System will not have an adverse effect on the use of that Computer System.

                  Without increasing the scope of coverage under the airline liability policies, the insurers thereunder shall acknowledge the existence of the Mortgages and the relevant Borrower Security Assignment and Lease Security Assignments and, if available at no additional cost to the relevant Export Lessee, provide coverage for the indemnification provisions of this Agreement. The insurers shall also, where appropriate and available, acknowledge that the Finance Parties have no operational control over the Aircraft.

      (B)   INSURANCE AGAINST LOSS OR DAMAGE TO THE AIRCRAFT

            The relevant Export Lessee, at its own or any Lessee's expense, shall maintain or cause to be maintained directly in effect with independent insurers (for the avoidance of doubt not being a Government Entity) of recognised reputation and financial responsibility satisfactory to the Security Trustee:

            (i) all-risk ground and flight aircraft hull insurance covering each Aircraft;

            (ii) all-risk spares coverage with respect to Engines or Parts while removed from each Aircraft; and

            (iii) war risk, hijacking (air piracy), confiscation,
                  nationalisation, expropriation and related perils coverages covering each Aircraft and its spares.

            All such insurance shall be in full force and effect throughout any geographical areas traversed at any time by the relevant Aircraft or Engines, shall be payable in Dollars or Euro (or such other currency as approved by the Agent) and shall be in an amount of not less than the Required Insurance Value as to the relevant Aircraft and be the subject of an Assignment of Insurances in form and substance reasonably acceptable to the Security Trustee. Any hull insurance carried in accordance with this paragraph shall not contain a provision for deductible self-insurance amount in excess of one million Dollars ($1,000,000). Each Engine, after removal from the Aircraft of which it forms part and while not installed on any other Airframe shall be insured for not less than six million Dollars ($6,000,000) under the policy referenced in (ii) above. Any policies carried in accordance with this undertaking shall:

            (aa) provide that if such insurance is cancelled or materially changed for any reason whatever, or the same is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective for 30 days (and with respect to war risk insurance, such shorter period as shall be customary in the International Aviation market for such insurance in such area of the world) after prior written notice to the Security Trustee from such insurers of such cancellation or lapse or material change in policy terms and conditions;

            (bb) provide that, in relation to the interests of each of the Additional Insureds, the Insurances will not be invalidated by any act or omission (including misrepresentation and non-disclosure) of any other person or party which results in a breach of any term, condition or warranty of the policy, provided that the additional insured party so protected has not caused, contributed to or knowingly condoned the said act or omission;

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

            (cc) include waivers by the insurers of any rights of subrogation or set-off, counterclaim or other deduction whether by attachment or otherwise, in respect of any liability of the relevant Export Lessee except in respect of premiums in respect of the relevant Aircraft which are the subject of the relevant Permitted Lease;

            (dd) where appropriate and available, be primary without right of contribution from any other insurance which may be available to any Additional Insured;

            (ee) provide that in the event of a dispute between the underwriters subscribing to the Hull Risks Policy and the insurance underwriters subscribing to the Hull War and Allied Risks Policy each policy shall subscribe to 50% of the agreed valid claim in accordance with "50/50" clause AVS 103.

            (ff) without increasing the scope of coverage under the airline liability policies, the insurers thereunder shall acknowledge the existence of the Mortgage and the relevant Borrower Security Assignment, the Lease Security Assignments and the relevant Assignment of Insurances. The insurers shall also, where appropriate and available, acknowledge that none of the Finance Parties has any operational control over the relevant Aircraft.

      (C)   CONTRACT PARTIES AND DOCUMENTS

            If and for as long as the same shall be customary or available in the international aviation insurance markets, the relevant Export Lessee shall ensure that for the purposes of Lloyds Endorsement AVN 67B in relation to all policies of Insurance for an Aircraft:

            (i) this Agreement and the Transaction Documents relevant to that Aircraft are identified as Contracts; and

            (ii)  the Additional Insureds are named as the Contract Parties.

      (D)   APPLICATION OF TOTAL LOSS PROCEEDS

            The proceeds of any policy of Insurance shall be applied in accordance with the provisions of this Agreement.

      (E)   LOSS PAYEE

            The Security Trustee shall be the sole loss payee in relation to Total Loss Proceeds. If a Relevant Event has occurred and is continuing under any of the Transaction Documents, any claim, settlement (net of any policy deductible) shall be made to the order of the Security Trustee in its capacity as sole loss payee entitled to receive such funds or to its order.

      (F)   REPORTS, ETC.

            The relevant Export Lessee and the relevant Export Lessee's independent insurance broker shall advise the Security Trustee in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the relevant Export Lessee which might invalidate or render unenforceable, in whole or in part, any insurance on any Aircraft. On the renewal date of any insurance policy maintained with respect to any Aircraft pursuant to this undertaking, the relevant Export Lessee shall provide the Security Trustee with the insurance certificates executed by an independent aircraft insurance broker together with their letter of undertaking.

      (G)   ADDITIONAL INSURANCE

            No additional insurance procured by the relevant Export Lessee shall have the effect of suspending, impairing, defeating, invalidating or rendering unenforceable or reducing, in whole or in part, the coverage of or the proceeds payable under any insurance required to be provided and maintained by the relevant Export Lessee pursuant to this undertaking.

      (H)   ADDITIONAL INSUREDS NOT LIABLE FOR PREMIUMS

            All policies of insurance carried hereunder shall clearly state that none of the Finance Parties nor any other Additional Insureds nor any assignee of such party, shall have any liability for or obligation with respect to premiums, commissions, assessments or calls, but shall have the right to pay the same with respect to any Aircraft and/or Engines.

      (I)   CONTINUING INSURANCE

            The Security Trustee and/or the Agent may require the relevant Export Lessee to effect and to maintain (or procure) insurance after the end of the Lease Period in relation to any Aircraft with respect to its liability under the indemnities under Clause 13.1 of this Agreement for such period as the Security Trustee or the Agent, as the case may be, may require (but in any event not after the second anniversary of the end of such Lease Period). The relevant Export Lessee's obligation under this paragraph (i) shall not be affected by the relevant Export Lessee ceasing and/or any of the Indemnitees ceasing to have any interest in the relevant Aircraft.

      (J)   FAILURE TO INSURE

            If the relevant Export Lessee fails to insure or procure insurance for any Aircraft in accordance with this undertaking, the Security Trustee may (but is not obliged to):

            (i) pay outstanding premiums or effect alternative insurance in respect of such Aircraft to rectify the relevant Export Lessee's failure and any cost incurred by the Security Trustee in the exercise of this right shall be reimbursed by the relevant Export Lessee on demand together with interest thereon equal to the Default Rate, and

            (ii) require such Aircraft to be grounded at an airport of its choice and to remain there until it is once again insured in accordance with this undertaking.

      (K)   CHANGE IN INDUSTRY PRACTICE

      (a) If there is a material change in the generally accepted industry-wide practice with regard to the insurance of aircraft or any material change with respect to the insurance of aircraft based or operated in any jurisdiction in which the Aircraft may then be based or operated (whether relating to all or any of the types of Insurances required to be effected hereby) such that GFC or the Security Trustee, having regard to the advice of its insurance adviser, shall be of the reasonable opinion that the Insurances required to be effected hereby are insufficient to protect the respective interests of the Lessee in the Additional Assureds (bearing in mind the nature and route of operation of the Aircraft), these insurance requirements shall, following consultation with the Lessee, be amended, as soon as practicable following notice by GFC or the Security Trustee to the Lessee, so as to include such additional or varied requirements as may be reasonably necessary to ensure that the insurance as so varied shall provide comparable protection to the Lessee in the Additional Assureds to that which it would have done if such change had not occurred.

      (b) If, at any time, the Insurances required under Part 4 of Schedule 6 paragraph A in relation to War and Allied Risks cease, or will cease, to be available in the worldwide aviation insurance market on a per occurrence basis, then (without in any way limiting, reducing or otherwise qualifying any of the Lessee's obligations under the Lease Agreement in relation to such Insurances and/or the rights of the lessor in relation thereto under the Lease Agreement) if there occurs any event that gives rise to a claim under such Insurances in relation to the Aircraft or any other aircraft operated by the Lessee, the Lessee shall either (a) immediately cause to be reinstated the coverage in relation to such Insurances that was in place immediately prior to the occurrence of such event or (b) immediately ground the Aircraft and ensure that the Aircraft is covered by such ground risk coverage as is customary in accordance with normal industry practice in an amount at least equal to that required under Part 4 of Schedule 6 paragraph A.

      (c) If, at any time, any of the Insurances required to be effected hereby cease, or will cease, to be available on reasonable commercial terms in the worldwide aviation insurance market, GFC, the Security Trustee and the Lessee agree (without in any way limiting, reducing or otherwise qualifying any of the Lessee's obligations under the Lease Agreement in relation to such Insurances and/or the rights of the lessor in relation thereto under the Lease Agreement) to hold good faith discussions at such time for a period of up to seven (7) days to ascertain what alternatives (if any) to such Insurances exist. GFC and the Security Trustee shall not be under any obligation to take any action, grant consents or waivers or take other steps if to do so (a) would or would be likely to involve it in any unlawful activity or would involve it in any loss, cost, liability or expense or Tax disadvantage unless indemnified by the Lessee to their satisfaction or (b) would be reasonably likely to adversely affect the rights and interests of any of the Finance Parties under the Transaction Documents.

      (L)   REINSURANCES

            Where reinsurances are required to be placed according to the terms of this Agreement such reinsurances shall (a) be on the same terms as the original insurances and will include the provisions of this Schedule, (b) provide that notwithstanding any bankruptcy, insolvency, liquidation or similar proceedings or affecting the reinsured that the reinsurers' liability will be to make such payments as would have fallen due under the relevant policy of reinsurance if the reinsured had (immediately before such bankruptcy, insolvency, liquidation, dissolution or similar proceedings) discharged its obligations in full under the original insurance policies in respect of which the then relevant policy of reinsurance has been effected; and (c) be at such levels as are standard market practice for the jurisdiction of the primary insurer and consistent with levels applied by GFC with respect to its other aircraft operated in such jurisdiction or such other levels proposed by GFC and agreed to by the Security Trustee; and (d) contain a "cut-through" clause in the following form (or otherwise, satisfactory to the relevant Export Lessee and reasonably satisfactory to the Security Trustee): "The Reinsurers and the Reinsured hereby mutually agree that in the event of any claim arising under the reinsurances in respect of a total loss where such claim is to be paid to the person named as loss payee under the primary insurances, the Reinsurers will in lieu of payment to the Reinsured, its successors in interest and assigns pay to the person named as loss payee under the primary insurances effected by the Reinsured, that portion of any loss due for which the Reinsurers would otherwise be liable to pay the original Reinsured (subject to proof of loss), it being understood and agreed that any such payment by the Reinsurers will (to the extent of such payment) fully discharge and release the Reinsurers from any and all further liability in connection therewith subject to such provisions not contravening any law of the State of Incorporation.

      (M)   RENEWALS

            The relevant Export Lessee will monitor the insurances on the Aircraft and their expiration dates. Promptly after receipt, the relevant Export Lessee will provide to the Security Trustee evidence of renewal of the insurances and reinsurance (if any).

      (N)   INFORMATION

            The relevant Export Lessee shall provide the Security Trustee or shall ensure that the Security Trustee is provided with any information reasonably requested by the Security Trustee from time to time concerning the insurances maintained with respect to the Aircraft or, if reasonably available to the relevant Export Lessee, in connection with any claim being made or proposed to be made thereunder.

      (O)   REPORTS AND BROKER'S UNDERTAKINGS

            On or before the Delivery Date in respect of each Aircraft, and thereafter on or prior to each renewal or replacement of the insurance required hereby, but not less often than annually, the relevant Export Lessee will obtain from the Lessee one or more original certificates (in the case of renewal or replacement confirmation shall be obtained prior to renewal/replacement with certification to be delivered as soon as practicable), each executed and delivered by an insurance broker appointed by Lessee and approved by the relevant Export Lessee, and a certified English translation thereof, which together shall describe in reasonable detail insurance carried on the Aircraft. The relevant Export Lessee will cause such approved insurance broker to agree to advise the Additional Insureds:

      (a) promptly in writing of the receipt by them of any notice of cancellation or material change in the insurances;

      (b) if any premiums are not paid to them in accordance with the accounting procedures that exist between the Lessee and themselves before they notify insurers of such non-payment of premiums;

      (c)   if requested, of the premium payment situation; and

      (d)   if they cease to be Insurance Brokers to the Lessee.

SCHEDULE 6 - PART I: CONDITIONS PRECEDENT TO THE FACILITY

The obligations of each of the Lenders and the Representatives under this Agreement with respect to the first Utilisation hereunder shall be subject to the following conditions precedent having been fulfilled to the satisfaction of, or waived in writing by, the Agent (acting on the instructions of the Majority Lenders acting reasonably):

      (a) certificates signed by a director or the company secretary of each of the Cayman Borrower and the Irish Borrower setting out the specimen signature of those persons authorised to sign the Transaction Documents to which such Borrower is or is to be a party and attaching and certifying as true copies of the originals, copies of:

            (i) the certificate of incorporation and the memorandum and articles of association of such Borrower;

            (ii) the resolutions of the board of directors of such Borrower approving the execution and performance by such Borrower of each Transaction Document to which such Borrower will or may be a party; and

            (iii) a power of attorney appointing those persons authorised to sign on behalf of such Borrower each Transaction Document to which such Borrower is, or may be, a party;

      (b) certificates signed by a director, company secretary or assistant company secretary of each of the Cayman Export Lessee and the Irish Export Lessee setting out the specimen signature of those persons authorised to sign the Transaction Documents to which such Export Lessee is or is to be a party and attaching and certifying as true copies of originals, copies of:

            (i) the certificate of incorporation and the memorandum and articles of association of such Export Lessee;

            (ii) the resolutions of the board of directors of such Export Lessee approving the execution and performance by such Export Lessee of each Transaction Document to which such Export Lessee will or may be a party; and

            (iii) a power of attorney appointing those persons authorised to sign on behalf of such Export Lessee each Transaction Document to which such Export Lessee is, or may be, a party;

      (c) a certificate signed by the General Counsel of GFC setting out the specimen signature of those persons authorised to sign the Transaction Documents to which GFC is or is to be a party and attaching thereto, and certifying as true copies of the originals:

            (i)   copies of the Certificate of Incorporation and by-laws of GFC;

            (ii) an Officer's Certificate of GFC given by the General Counsel of GFC certifying that the person or persons who execute and deliver such Transaction Documents on behalf of GFC are authorised to take such action on behalf of GFC;

            (iii) an incumbency and specimen signature certificate as to the person or persons authorized to execute and deliver such Transaction Documents on behalf of GFC;

      (d) a duly executed original of the Cayman Borrower Share Charge and the Irish Borrower Share Charge together with originals of the share certificates of such Borrower, as referred to therein and duly executed originals of the letters of resignation, irrevocable proxy and undated share transfer forms referred to therein;

      (e) a duly executed original of the Cayman Borrower Floating Charge and the Irish Borrower Floating Charge duly executed by the Cayman Borrower and the Irish Borrower respectively together with duly executed originals of the notices and acknowledgements referred to herein;

      (f) a duly executed original of the Cayman Export Lessee Share Charge and the Irish Export Lessee Share Charge, duly executed by the Cayman Export Lessee and the Irish Export Lessee respectively together with originals of the share certificates of such Export Lessee, as referred to therein and duly executed originals of the letter of resignations, irrevocable proxy and undated share transfer forms;

      (g) originals of the Administration Agreements duly executed by all the parties thereto;

      (h) original of the Transaction Fee Letter duly executed by both parties thereto;

      (i)   the Declaration of Trust duly executed by the parties thereto;

      (j)   an original Guarantee duly executed by all parties thereto;

      (k) (to be provided by 31 January 2002) certificates of tax exemption in respect of the Cayman Borrower and the Cayman Export Lessee from the appropriate Cayman Islands authorities;

      (l) a form W-8BEN duly executed by each of the Cayman Borrower and the Irish Borrower as provided to the Export Lessees;

      (m) the Fees Letter and the letter referred to in the definition of Expenses, each duly executed by GFC;

      (n) a letter from GATX International Limited accepting its appointment as agent for service of process for the Cayman Borrower, the Irish Borrower, the Cayman Export Lessee, the Irish Export Lessee and GFC;

      (o) a legal opinion from Maples & Calder, Cayman Islands counsel to the Lenders in relation to the Cayman Borrower and the Cayman Export Lessee;

      (p) a legal opinion from A & L Goodbody, Irish counsel to the Lenders in relation to the Irish Borrower and the Irish Export Lessee;

      (q) a legal opinion from Denton Wilde Sapte, English counsel to the Lenders;

      (r) a legal opinion from Paul Hastings Janofsky and Walker, New York counsel to the Lenders;

      (s)   a legal opinion from General Counsel to GFC in respect of GFC.

SCHEDULE 6 - PART II: CONDITIONS PRECEDENT TO A UTILISATION

                    CONDITIONS PRECEDENT TO EACH UTILISATION

The obligations of each of the Lenders and the Representatives, under this Agreement with respect to each Utilisation shall be subject to the following conditions precedent having been fulfilled to the satisfaction of, or waived in writing by, the Agent (acting on the instructions of the Majority Lenders acting reasonably):

1 all representations and warranties made (or deemed repeated) by or on behalf of the relevant Borrower and each other Obligor in Clause 6 (REPRESENTATIONS AND WARRANTIES), by GFC in the Guarantee and paragraph 2 of the relevant Accession Deed on the Utilisation Date shall be true and accurate in the light of the circumstances and with reference to the facts existing on the Utilisation Date (except to the extent that any representation by GFC specifically relates to an earlier date).

2 prior to the Utilisation Date, or such lesser period as the Agent may have agreed in writing, the Agent shall have received, in form and substance satisfactory to it:

      (A) duly executed originals of all previously undelivered Transaction Documents to which the Agent and the applicable Obligor is to be a party comprising the following documents for the relevant Aircraft:

            (a)   the Purchase Agreement Assignment;

            (b)   the BFE Bill of Sale;

            (c)   the relevant Engine Warranties Agreement;

            (d)   the Airframe Warranties Agreement;

            (e)   the Loan Supplement;

            (f)   the Mortgage (if applicable);

            (g)   the relevant Lease Security Assignment;

            (h)   a Bill of Sale;

            (i)   the relevant Borrower Security Assignment;

            (j)   the English Law Mortgage;

            (k)   the Credit Sale Agreement;

            (l)   the Acceptance Certificate;

      (B) evidence that the initial rental payment due on the Delivery Date by the relevant Export Lessee under the relevant Credit Sale Agreement has been paid on such Delivery Date;

      (C) with respect to such Utilisation, the Support Agreements or the requisite approval of each of ECGD, COFACE and HERMES in lieu of and/or as a precursor to the issue of the relevant Support Agreement;

      (D) if applicable, evidence of registration of the Aircraft with the applicable Aviation Authority;

      (E) a certificate of the insurance broker in respect of the Insurances together with a broker's letter of undertaking and any certificate of reinsurance (if any) and reinsurance broker's letter of undertaking (if any) in form and substance reasonably acceptable to the Security Trustee;

      (F) other than in relation to a Refinanced Aircraft, evidence satisfactory to the Agent that the bills of sale/confirmation of transfer by delivery of possession relating to the transfer of title to the Aircraft and the installed Buyer Furnished Equipment and, if applicable, lessee furnished equipment, will be delivered by the Seller to the relevant Borrower (as the case may be);

      (G) a commercial invoice for the Aircraft (including the installed Buyer Furnished Equipment and, if applicable, lessee furnished equipment) issued by the Seller specifying the net final contract price as described in the relevant Airbus Purchase Agreement in relation to the Aircraft;

      (H) duly executed originals of all of the notices and acknowledgements to the English law Mortgage and the Mortgage;

      (I) Certified Copies of all consents, authorisations, approvals, filings and registrations (if any) of or with any governmental or other competent agency or authority (including in relation to exchange control) which according to any of the legal opinions are required to be obtained or made by any party to the Transaction Documents in connection with the execution, delivery and performance of the Transaction Documents or any documents contemplated thereby;

      (J)   Certified Copy of the Consent and Agreement;

      (K) a Certified Copy of the Schedule of the Buyer Furnished Equipment (and lessee furnished equipment, if applicable) (if not attached to the relevant BFE Bill of Sale) together with confirmation that GFC has paid for such Buyer Furnished Equipment;

      (L) other than for the Refinanced Aircraft, a certificate from the Manufacturer addressed to the Agent confirming that the Buyer Furnished Equipment (and, lessee furnished equipment, if applicable) has been installed on the Aircraft as at the Delivery Date in form and substance satisfactory to the Export Credit Agencies;

      (M) confirmation that a letter from the relevant Engine Manufacturer has been sent to the Export Credit Agencies setting out the credit memoranda deductible from the purchase price of the Aircraft in respect of the relevant Engines;

      (N) written confirmation from a duly authorised representative of the relevant Export Lessee confirming that the conditions precedent to the relevant Export Lessee's obligations to take on lease the Aircraft from the relevant Borrower pursuant to the relevant Credit Sale Agreement have been satisfied in full or waived by the relevant Export Lessee;

      (O) the Aircraft has not suffered a Total Loss, being a duly executed Acceptance Certificate (as defined in the relevant Credit Sale Agreement) duly executed by the relevant Export Lessee, and a duly executed Certificate of Acceptance (as defined in the relevant Purchase Agreement Assignment), duly executed by the relevant Borrower;

      (P) certificates signed by a director or the company secretary of the relevant [Borrower/Export Lessee/GFC] setting out the specimen signature of those persons authorised to sign the documents to which such [Borrower/Export Lessee/GFC] is or is to be a party and attaching and certifying as true copies of the originals, copies of:

            (i) the resolutions of the board of directors of such [Borrower/Export Lessee/GFC] approving the execution and performance by such Borrower of each document to which such Borrower will or may be a party; and

            (ii) a power of attorney appointing those persons authorised to sign on behalf of such [Borrower/Export Lessee/GFC] each document to which such [Borrower/Export Lessee/GFC] is, or may be, a party;

      (Q) written confirmation from the Manufacturer that the Purchase Agreement is in full force and effect.

3     the following legal opinions:

      (a) a legal opinion from Maples & Calder if the Cayman Borrower is to be the owner of such Aircraft

      (b) a legal opinion from A & L Goodbody, if the Irish Borrower is to be the owner of such Aircraft

      (c) a legal opinion from Paul Hastings, Janofsky & Walker, New York counsel to the Lenders;

      (d) a legal opinion from Denton Wilde Sapte, English counsel to the Lenders;

      (e) a legal opinion from in-house counsel to the relevant Engine Manufacturer;

      (f)   a legal opinion from in-house counsel to the Seller;

      (g)   a legal opinion from in-house counsel to GFC;

      (h) a legal opinion from Clifford Chance, Paris/Frankfurt/Munich (depending on the delivery location of the relevant Aircraft) in relation to the transfer of title to the Aircraft pursuant to the Bill of Sale [and Lex Situs opinion with respect to Mortgage].

SCHEDULE 6 - PART III : CONDITIONS PRECEDENT TO A UTILISATION FOR A REFINANCED AIRCRAFT

The obligations of the Finance Parties to make an Advance under a Utilisation relating to a Refinanced Aircraft are subject to the following conditions precedent:

1 The relevant Refinanced Aircraft shall, on the relevant Utilisation, be free and clear from all Liens other than Permitted Liens; and

2 The Agent shall have received on or before the Utilisation Date for any Utilisation relating to a Refinanced Aircraft all of the following, each in form and substance satisfactory to it (acting on the instructions of the Majority Lenders) for each Refinanced Aircraft:

      (a) a Certified Copy of the relevant Purchaser Bill of Sale duly executed by the relevant seller;

      (b) a Certified Copy of the Acceptance Certificate duly executed by the Borrower;

      (c) a legal opinion from counsel in the jurisdiction in which the Aircraft is located at the time of title transfer approved by the Agent in relation to the transfer of title of such Refinanced Aircraft pursuant to the relevant Purchaser Bill of Sale;

      (d) a certificate from GFC confirming that such Refinanced Aircraft (including the Engines) was located in the jurisdiction in which the counsel referred to above is located at the time of execution and delivery of the relevant Purchaser Bill of Sale;

      (e) a certificate from GFC that the representations and warranties made by GFC remain true and correct as at the relevant Utilisation Date;

      (f) evidence that relevant seller is authorised to enter into the relevant Purchaser Bill of Sale and evidence of the authority of a person or persons to sign and deliver such documents on behalf of the Purchaser and any notices or other documents to be given or entered into pursuant thereto;

      (g) certified copy of the Purchaser Bill of Sale relating to the transfer of title to the Aircraft will be delivered by the relevant seller to the Borrower; and

      (h) confirmation from the Seller that the Buyer Furnished Equipment in respect of such Aircraft has been installed.

SCHEDULE 6 - PART IV : CONDITIONS PRECEDENT TO LEASES OR RE-LEASING OF AN
AIRCRAFT

1. A Certified Copy of the Assignment of Insurances together with a notice of assignment and, if available, an acknowledgement by the Insurers.

2. A certificate of the insurance broker in respect of the Insurances together with a broker's letter of undertaking and any certificate of reinsurance (if any) and reinsurance broker's letter of undertaking in form and substance reasonably acceptable to the Security Trustee;

3. A Certified Copy of the relevant executed Lease, together with a certificate from a duly authorised officer of GFC that such Lease complies with the Minimum Lease Provisions.

4. Subject to Clause 7.8, a Mortgage in the agreed form with respect to the Aircraft in a form suitable for registration in the State of Registration.

5. Executed Credit Sale Agreement and, where applicable, executed Intermediate Lease, in each case in the agreed form.

6.    A legal opinion from legal counsel acceptable to the Agent in each of:

      (i)   the State of Registration;

      (ii)  the jurisdiction of incorporation of the Borrower;

      (iii) the jurisdiction of incorporation of any Export Lessee;

      (iv)  the jurisdiction of the Lessee;

      (v) if different, the jurisdiction of the governing law of any document to be executed in connection with the leasing of the Aircraft,

      in each case in form and substance acceptable to the Agent.

8. An original, addressed to the Agent and the Export Credit Agencies, of any legal opinion of any external counsel which the relevant Export Lessee or GFC has obtained in connection with the leasing of the relevant Aircraft to the relevant Lessee.

SCHEDULE 7 - ENGLISH PROCESS AGENTS

Cayman Borrower:                GATX International Limited
                                34th Floor
                                One Canada Square
                                Canary Wharf
                                London
                                E14 5AA

Irish Borrower:                 GATX International Limited
                                34th Floor
                                One Canada Square
                                Canary Wharf
                                London
                                E14 5AA

Cayman Export Lessee:           GATX International Limited
                                34th Floor
                                One Canada Square
                                Canary Wharf
                                London
                                E14 5AA

Irish Export Lessee:            GATX International Limited
                                34th Floor
                                One Canada Square
                                Canary Wharf
                                London
                                E14 5AA

GFC:                            GATX International Limited
                                34th Floor
                                One Canada Square
                                Canary Wharf
                                London
                                E14 5AA

SCHEDULE 8 - FORM OF LOAN SUPPLEMENT

          LOAN SUPPLEMENT NO. **

          RELATING TO AN ADVANCE OF US$/EURO(EURO) FOR THE
          FINANCING OF ONE AIRBUS [A319/320/321] AIRCRAFT WITH
          MANUFACTURER'S SERIAL NUMBER **

          DATED 200 [** ]

          **
          (as [Cayman/Irish] Borrower)

          CREDIT LYONNAIS
          (as Agent)

          CREDIT LYONNAIS
          (as Security Trustee)

          DENTON WILDE SAPTE
          ONE FLEET PLACE
          LONDON
          EC4M 7WS
          TEL: +44 (0)20 7246 7000
          FAX: +44 (0)20 7246 7777
          WWW.DENTONWILDESAPTE.COM

LOAN SUPPLEMENT NO. **

DATED 200 [** ]

BETWEEN

(1) ** a company incorporated in and existing under the laws of [the Cayman Islands/Ireland] and having its registered office at ** (herein called the [CAYMAN/IRISH] BORROWER);

(2) CREDIT LYONNAIS, a banking institution established under the laws of France acting through its main office at 1-3 rue des Italiens, 75009 Paris, France in its capacity as agent for and on behalf of itself and each of the Lenders (herein in such capacity called the AGENT); and

(3) CREDIT LYONNAIS, a banking institution established under the laws of France acting through its main office at 1-3 rue des Italiens, 75009 Paris, France in its capacity as security trustee for and on behalf of itself and each of the Lenders (herein in such capacity called the SECURITY TRUSTEE).

RECITALS

A Pursuant to the Facility Agreement, the Lenders have agreed to make available to the Borrowers (as defined in the Facility Agreement) a facility of up to US$719,000,000 in respect of up to nineteen (19) Airbus Industrie aircraft.

B     A Utilisation Notice has been served in respect of the Aircraft.

C     This Loan Supplement is supplemental to the Facility Agreement.

IT IS AGREED:

1     INTERPRETATION

1.1 Words and expressions defined in the Facility Agreement shall, unless otherwise specifically defined herein or unless the context otherwise requires, have the same respective meanings when used in this Loan Supplement (including the Recitals and the Schedules).

1.2 In this Loan Supplement (including the Recitals and the Schedules) the following words and expressions have, unless the context otherwise requires, the following meanings:-

      AIRCRAFT means the A[319/320/321] Airbus Aircraft with manufacturer's serial number ** more particularly described in the relevant Mortgage.

      BRITISH CREDITS shall have the meaning given thereto in Clause 2.1(b).

      FACILITY AGREEMENT means the aircraft facility agreement dated [ ] December 2001 between (1) the banks and financial institutions named therein (as LENDERS), (2) Halifax plc, Credit Lyonnais and Bayerische Landesbank Girozentrale (as NATIONAL AGENTS), (3) Kreditanstalt fur Wiederaufbau (as GERMAN PARALLEL LENDER), (4) Credit Lyonnais (as AGENT),
      (5) Credit Lyonnais (as SECURITY TRUSTEE), (6) EFG Aircraft Limited (as CAYMAN BORROWER), (7) EFG Aircraft (Ireland) Limited (as IRISH BORROWER),
      (8) OFarrell Leasing Limited (as CAYMAN EXPORT Lessee), (9) O'Farrell Leasing (Ireland) Limited (as IRISH EXPORT Lessee), (10) GATX

      Financial Corporation (GFC) and (12) Halifax plc and Credit Lyonnais (as JOINT ARRANGERS), as amended, supplemented and acceded to from time to time.

      FRENCH CREDITS shall have the meaning given thereto in Clause 2. l(c).

      GERMAN CREDITS shall have the meaning given thereto in Clause 2.1(d).

1.3 Clauses 1.3 and 1.4 of the Facility Agreement shall be deemed to be incorporated herein, mutatis mutandis, as if reference therein to "this Facility Agreement" were references to "this Loan Supplement".

2     AMOUNT OF CREDITS

2.1   (a)   The aggregate amount of advances to be made by the Lenders in
            respect of the Aircraft shall be **       Dollars/Euros (US$/(euro))

      (b)   The aggregate amount of advances to be made by the British Lenders
            in respect of the Aircraft shall be **        Dollars/Euros (US$/
            (euro)(herein called the BRITISH CREDITS) being **        per cent.
            (**        )of the Loan.

      (c)   The aggregate amount of advances to be made by the French Lenders in
            respect of the Aircraft shall be **       Dollars/Euros (US$/(euro))
            (herein called the FRENCH CREDITS) being **        per cent.
            (**        of the Loan.

      (d)   The aggregate amount of advances to be made by the German Lenders in
            respect of the Aircraft shall not exceed **        Dollars/Euros
            (USS(euro))(herein called the GERMAN CREDITS) being **        per
            cent. (**        of the Loan.

2.2 Each of the British Lenders shall only be responsible for the portion of the British Credits specified opposite its name in Schedule 1, Part I, each of the French Lenders shall only be responsible for the portion of the French Credits specified opposite its name in Schedule 1, Part II and each of the German Lenders shall only be responsible for the portion of the German Credits set out opposite its name in Schedule 1, Part III.

3     REPAYMENT OF LOAN

      Attached hereto as Schedule 2(1) are the repayment schedules in respect of the Loan for each of the British Lenders, the French Lenders and the German Lenders referred to in clause 3.6 (Repayment Schedules) of the Facility Agreement.

4     APPLICABLE RATE

      The [LIBOR/EURIBOR] rate for the first Interest Period shall be ** per annum.

5     UTILISATION DATE

      For the purposes of clause 3.1 (Utilisation Notices) of the Facility Agreement, the assumed Utilisation Date shall be **

6     GOVERNING LAW AND JURISDICTION

6.1 This Loan Supplement shall be governed by and construed in accordance with English law.

6.2 The [Cayman/Irish] Borrower hereby irrevocably agrees for the benefit of the Agent and the Security Trustee that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Loan Supplement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

6.3 The [Cayman/Irish] Borrower hereby irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 6.2 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Loan Supplement and agrees not to claim that any such court is not a convenient or appropriate forum in each case whether on the grounds of venue or forum non conveniens or any similar grounds or otherwise.

6.4 The [Cayman/Irish] Borrower hereby designates, appoints and empowers GATX International Limited, 34th Floor, One Canada Square, Canary Wharf, London, E14 5AA to accept service of process in respect of any suit, action, proceeding or settlement under this Loan Supplement. If for any reason such process agent no longer serves as agent to receive service of process in England hereunder, the [Cayman/Irish] Borrower shall promptly appoint such other agent acceptable to the Security Trustee.

6.5 The submission to the jurisdiction of the courts referred to in Clause 6.2 shall not (and shall not be construed so as to) limit the right of the Agent or the Security Trustee to take proceedings against the [Cayman/Irish] Borrower in any other court of competent jurisdiction nor shall the taking of proceedings by the Agent or the Security Trustee in any one or more jurisdictions preclude the taking of proceedings by the Agent or the Security Trustee in any other jurisdiction, whether concurrently or not.

6.6 To the extent that the [Cayman/Irish] Borrower or any of the property of the [Cayman/Irish] Borrower is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, the [Cayman/Irish] Borrower for itself and its property does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with any of this Loan Supplement or the subject matter hereof.

7     MISCELLANEOUS

7.1 This Loan Supplement may be executed in any number of counterparts and by different parties hereto on separate counterparts each of which when executed and delivered shall constitute an original but all counterparts shall together constitute but one and the same instrument.

7.2 All amendments to this Loan Supplement shall be made in writing and in accordance with the provisions of clause 24 (Miscellaneous) of the Facility Agreement.

7.3 This Loan Supplement is supplemental to the Facility Agreement and the Advance referred to herein is made in accordance with and shall be regulated by the terms and conditions of the Facility Agreement, the other Transaction Documents and the relevant Transaction Documents.

      AS WITNESS the hands of the duly authorised representatives of the parties hereto on the date first-before written.

SCHEDULE 1 - PART I - THE BRITISH LENDERS

                                                                       PORTION OF THE
                                  ADDRESS FOR       JURISDICTION OF        CREDITS
     LENDER  LENDING OFFICE         NOTICES          INCORPORATION   (US$/EUROS (EURO))
Halifax plc  Halifax plc     Structured Finance     England
             Trinity Road    Halifax plc
             Halifax         33 Old Broad Street
             West Yorkshire  London
             HX1 2RG         EC2N 1HZ

                             Tel: +44 20 7574 8180
                             Fax: +44 20 7574 8139
                             Attn: Mike Gear

SCHEDULE 1 - PART II - THE FRENCH LENDERS

                                                                       PORTION OF THE
                                   ADDRESS FOR      JURISDICTION OF        CREDITS
     LENDER  LENDING OFFICE          NOTICES        INCORPORATION    (US$/EUROS (EURO))
Credit       1-3 rue des     1-3 rue des Italiens   France
Lyonnais     Italiens        75009 Paris
             75009 Paris     France
             France          Tel:  +33 1 4295 0468
                                   +33 1 4295 0285
                             Fax:  +33 1 4295 1181
                                   +33 1 4295 8876
                             Attn: Transportation
                                   Group/Middle Office

Halifax plc  Halifax plc     Structured Finance     England
             Trinity Road    Halifax plc
             Halifax         33 Old Broad Street
             West Yorkshire  London
             HX1 2RG         EC2N 1H2

                             Tel: +44 20 7574 8180
                             Fax: +44 20 7574 8139
                             Attn: Mike Gear

SCHEDULE 1 - PART III - THE GERMAN LENDERS

                                                                                  PORTION OF THE
                                             ADDRESS FOR         JURISDICTION OF      CREDITS
  LENDER           LENDING OFFICE              NOTICES            INCORPORATION   (US$/EUROS (EURO))
Bayerische         Brienner Strasse 18  Brienner Strasse 18       Germany
Landesbank         D-80333              D-80333
Girozentrale       Munich               Munich
                   Germany              Germany
                                        Tel:  +49 89 2171 23122
                                        Fax:  +49 89 2171 25159
                                        Attn: Wolfgang Schnull

Kreditanstalt fur  Kreditanstalt fur    Kreditanstalt fur       Germany
Wiederaufbau       Wiederaufbau         Wiederaufbau
                   Palmengartenstras    Export and Project
                   se 5-9, 60325        Finance - Aerospace,
                   Frankfurt am         Palmengartenstrasse 5-9,
                   Main, Germany        60325 Frankfurt am Main,
                                        Germany

                                        Tel: +49 69 7431 2197
                                        Fax: +49 69 7431 2944
                                        Attn: Aviation Group K
                                        III b 2

SCHEDULE 2 (1) - REPAYMENT SCHEDULE - PART A - THE BRITISH LENDERS

Based on a purchase price of US$/Euros (euro) with a percentage split as follows:

UK       **
France   **
Germany  **

                                               [4]
 [1]      [2]            [3]            PRINCIPAL AMOUNT
NUMBER   DATES   PRINCIPAL REPAYMENTS      OUTSTANDING
------   -----   --------------------   ----------------
  1
  2
  3
  4
  5
  6
  7
  9
 10
 11
 12
 13
 14
 15
 16
 17
 18
 19
 20

SCHEDULE 2 (1) - REPAYMENT SCHEDULE - PART B - THE FRENCH LENDERS

Based on a purchase price of US$/Euros (euro)         with a percentage split as
follows:

UK       **
France   **
Germany  **

                                              [4]
 [1]      [2]            [3]            PRINCIPAL AMOUNT
NUMBER   DATES   PRINCIPAL REPAYMENTS     OUTSTANDING
------   -----   --------------------   ----------------
  1
  2
  3
  4
  5
  6
  7
  9
 10
 11
 12
 13
 14
 15
 16
 17
 18
 19
 20

SCHEDULE 2 (1) - REPAYMENT SCHEDULE - PART C - THE FRENCH LENDERS

Based on a purchase price of US$/Euros (euro)         with a percentage split as
follows:

UK       **
France   **
Germany  **

                                              [4]
 [1]      [2]            [3]            PRINCIPAL AMOUNT
NUMBER   DATES   PRINCIPAL REPAYMENTS     OUTSTANDING
------   -----   --------------------   ----------------
  1
  2
  3
  4
  5
  6
  7
  9
 10
 11
 12
 13
 14
 15
 16
 17
 18
 19
 20

SCHEDULE 2(2) - REPAYMENT SCHEDULE SUMMARY

Based on a purchase price of USS/Euros (euro)         with a percentage split as
follows:

UK      **
France  **
Germany **

                                                  [4]
 [1]      [2]            [3]                PRINCIPAL AMOUNT
NUMBER   DATES   PRINCIPAL REPAYMENTS ONLY     OUTSTANDING
------   -----   -------------------------  ----------------
  1
  2
  3
  4
  5
  6
  7
  9
 10
 11
 12
 13
 14
 15
 16
 17
 18
 19
 20

SCHEDULE 3 - PARTICULARS OF AIRFRAME AND ENGINE

Airframe: Airbus A[319/320/321] airframe having [ ] registration mark [ ] and bearing manufacturer's serial number [ ]

Engines:  Two (2) [ ] Engines with serial numbers [ ] and [ ]

SIGNED by                  )
duly authorised for and    )
on behalf of               )
[CAYMAN/IRISH BORROWER]    )      -----------------------------

SIGNED by                  )
duly authorised for and    )
on behalf of               )
CREDIT LYONNAIS            )      -----------------------------
(AS AGENT)

SIGNED by                  )
duly authorised for and    )
on behalf of               )
CREDIT LYONNAIS            )      -----------------------------
(AS SECURITY TRUSTEE)

AGREED by GATX FINANCIAL CORPORATION

Name:

Title:

SCHEDULE 9 - FORM OF ACCESSION DEED

THIS ACCESSION DEED is dated the - day of - and made BETWEEN (1) the banks and financial institutions named therein as Lenders, (2) Halifax plc, Credit Lyonnais and Bayerische Landesbank Girozentrale (as NATIONAL AGENTS) (3) Kreditanstalt fur Wiederaufbau (as GERMAN PARALLEL LENDER), (4) Credit Lyonnais (as AGENT), (5) Credit Lyonnais (as SECURITY TRUSTEE), (6) EFG Aircraft Limited (as CAYMAN BORROWER), (7) EFG Aircraft (Ireland) Limited (as IRISH BORROWER),
(8) O'Farrell Leasing Limited (as CAYMAN EXPORT LESSEE), (9) O'Farrell Leasing (Ireland) Limited (as IRISH EXPORT LESSEE), (10) GATX Financial Corporation
(GFC), (11) Halifax plc and Credit Lyonnais (as JOINT ARRANGERS) [and (12) ** (the ACCEDING PARTY) and (13) ** (the OTHER OBLIGORS)].

WHEREAS:

(A)   The Obligors, the [    ], the Joint Arrangers, the Agent, the Security
      Trustee and the Lenders (each as referred to therein) are parties to a facility agreement (THE FACILITY AGREEMENT) dated - 200[ ] which term includes any amendments thereto which may at any time be made in relation thereto and also any Transfer Certificates or Accession Deeds in respect thereof.

(B) By and upon and subject to the terms of the Facility Agreement a facility for the purchase of certain aircraft was made available to the Borrowers.

(C) The Acceding Party wishes to become party to the Facility Agreement as an [Alternative Borrower/Alternative Export Lessee] [and Obligor] pursuant to the procedures established in Clauses 3.3 (Alternative
      Borrowers/Alternative Export Lessees) and 18.1 (Transfers by Obligors) of the Facility Agreement by the execution of this Accession Deed.

NOW IT IS HEREBY AGREED as follows:

1.    DEFINITIONS

      Terms used herein which are defined in or to which a meaning or construction is assigned by or in the Facility Agreement (whether expressly or by reference to another document) shall, unless otherwise defined herein, have the same meaning and construction herein as therein.

2.    AGREEMENTS, CONFIRMATIONS, REPRESENTATIONS AND COVENANTS

2.1   The Acceding Party hereby:

      (a) confirms that it has received a copy of the Facility Agreement together with such other documents and information as it has required in connection herewith and therewith;

      (b) agrees to become, with effect from the date of this Accession Deed, an [Alternative Borrower/Alternative Export Lessee] [and Obligor] under the Facility Agreement and agrees to be bound in each such capacity with effect from such date by the terms of the Facility Agreement by its terms applicable to it and undertakes accordingly to perform its obligations as an [Alternative Borrower/Alternative Export Lessee] [and Obligor] thereunder;

      (c) confirms the accuracy of the information set out under its name at the end of this Accession Deed;

      (d) represents and warrants as [an] Alternative Borrower/Alternative Export Lessee] [and Obligor] to the Security Trustee, the Agent and each of the Lenders in the terms of Clause 6 (Representations and Warranties) of the Facility Agreement by reference to the facts and circumstances existing at the date hereof and that it is duly organised and validly existing under the laws of - ];

      (e) confirms that it has not relied on the Security Trustee, the Agent or any of the Lenders to access or inform it as to the legality, validity, effect or enforceability of the Facility Agreement or any other document referred to therein or the accuracy or completeness of any such information as is referred to in paragraph (i) above or the creditworthiness, affairs, condition or status of any of the parties to the Facility Agreement or any such other document;

      (f)   confirms that its registered office is at:

            -

            and its address for notices pursuant to Clause 22 (Notices) of the Facility Agreement is as follows:

            -

2.2 Each Obligor (other than the Acceding Party), the Security Trustee, the Agent and each Lender hereby agree amongst themselves and with the Acceding Party that the Acceding Party shall become party to the Facility Agreement as [an Alternative Borrower/Alternative Export Lessee] [and Obligor] with effect from the date of this Accession Deed.

2.3 GFC hereby confirms that the Guarantee is in full force and effect and covers the obligations of the Acceding Party (in the case of an Alternative Export Lessee) under the Transaction Documents to which it is or shall be a party.

3.    LAW

3.1 This Accession Deed shall be governed by and construed in accordance with English law.

3.2 The Acceding Party hereby irrevocably designates, appoints and empowers o of o to receive, for and on behalf of itself, service of process out of the English Courts in any proceedings with respect to the Facility Agreement and/or this Accession Deed or any judgment in connection therewith and agrees that failure by such process agent to give notice of such service of process to the Acceding Party shall not impair or affect the validity of such service or of any judgment based thereon.

4.    COUNTERPARTS

      This Accession Deed may be executed in any number of counterparts and by different parties hereto on separate counterparts and any single counterpart or set of counterparts signed, in either case, by each of the parties hereto shall be deemed to constitute a full and original agreement for all purposes but all counterparts shall constitute but one and the same instrument.

IN WITNESS WHEREOF the parties hereto have caused this Accession Deed to be duly executed as a deed and it is intended to be and is hereby delivered the day and year first written above.

SIGNATURES

SIGNED as a DEED, SEALED                             )
AND DELIVERED                                        )
by [ACCEDING PARTY]                                  )
attorney-in-fact for and on behalf of                )
[ACCEDING PARTY]                                     )
in the presence of:                                  )

SECURITY TRUSTEE

SIGNED by CREDIT LYONNAIS                            )
for itself and as Security Trustee acting            )
through its authorised signatories                   )
in the presence of:                                  )

AGENT

SIGNED by CREDIT LYONNAIS                            )
for itself and as Agent for and on behalf of         )
each Lender acting through its authorised            )
signatories                                          )
in the presence of:                                  )

SIGNED as a DEED, SEALED AND                         )
DELIVERED by                                         )
GATX FINANCIAL CORPORATION                           )
as GFC acting through its duly authorised            )
attorney-in-fact                                     )
in the presence of:                                  )

SIGNED as a DEED, SEALED AND                          )
DELIVERED by                                          )
[                       ]                             )
for and on behalf of itself and each other            )
GATX Obligor each Borrower acting                     )
through its duly authorised attorney-in-fact          )
in the presence of:                                   )

SCHEDULE 10 - FORM OF QUIET ENJOYMENT UNDERTAKING

To:   [Lessee]

      [Sub-Lessee]

Dated

AIRCRAFT FACILITY AGREEMENT DATED 20 DECEMBER 2001 AND MADE BETWEEN (1) THE BANKS AND FINANCIAL INSTITUTIONS NAMED THEREIN (AS LENDERS), (2) HALIFAX PLC, CREDIT LYONNAIS AND BAYERISCHE LANDESBANK GIROZENTRALE (AS NATIONAL AGENTS), (3) KREDITANSTALT FUR WIEDERAUFBAU (AS GERMAN PARALLEL LENDER), (4) CREDIT LYONNAIS (AS AGENT), (5) CREDIT LYONNAIS (AS SECURITY TRUSTEE), (6) EFG AIRCRAFT LIMITED (AS CAYMAN BORROWER) (7) EFG AIRCRAFT (IRELAND) LIMITED (AS IRISH BORROWER), (8) O'FARRELL LEASING LIMITED (AS CAYMAN EXPORT LESSEE); (9) O'FARRELL LEASING (IRELAND) LIMITED (AS IRISH EXPORT LESSEE), (10) GATX FINANCIAL CORPORATION (AS
GFC) AND (11) HALIFAX PLC, AND CREDIT LYONNAIS (AS JOINT ARRANGERS) AS AMENDED, SUPPLEMENTED OR ACCEDED TO FROM TIME TO TIME (THE FACILITY AGREEMENT)

1     Reference is made to one Airbus A3 - Aircraft Manufacturer's Serial Number
      - (the AIRCRAFT) and the Aircraft Lease Agreement (the LEASE) dated - 20 - between Export Lessee] (the LESSOR) and [name of Lessee] (the LESSEE).

2 The Borrower and the Security Trustee (for and on behalf of the Agent and the Lenders) each confirms to you in respect of itself and, in relation to the Security Trustee, in respect of the Agent and each Lender that none of the Lenders, the Agent nor the Security Trustee nor the Borrower nor any person lawfully claiming through the Lenders, the Agent or the Security Trustee or the Borrower will interfere with the lawful use, possession and quiet enjoyment of the Aircraft by the Lessee in accordance with the Lease so long as no "event of default" under and as defined in the Lease has occurred and is continuing.

----------------------------
[Lessor]

----------------------------
[Owner]

----------------------------
[Security Trustee]

SCHEDULE 11 - APPOINTMENT OF SECURITY TRUSTEE, AGENT AND NATIONAL AGENTS AND TRUST PROVISIONS

1.    APPOINTMENT AND POWERS OF THE SECURITY TRUSTEE

1.1 Each of the Finance Parties and the Export Lessees irrevocably appoints the Security Trustee as its trustee to hold the Collateral on its behalf on the terms set out in this Agreement and in the Aircraft Security Documents.

1.2 By virtue of the appointment set out above, each of the Finance Parties and the Export Lessees hereby authorises the Security Trustee (whether or not by or through its employees or agents) to take such action on its behalf and to exercise such powers as are specifically delegated to the Security Trustee by this Agreement together with such powers and rights as are reasonably incidental thereto,

1.3 The Security Trustee shall have no duties, obligations or liabilities to any of the parties by whom it has been appointed beyond those expressly stated in this Agreement and specifically (but without prejudice to the generality of the foregoing) the Security Trustee shall not be obliged to take any action or exercise any rights, remedies or powers under or pursuant to this Agreement beyond those which it is specifically instructed in writing to take or exercise as provided in Paragraph 10 and then only to the extent stated in such specific written instructions.

2.    DECLARATION OF TRUST

2.1 The Security Trustee hereby accepts its appointment under Paragraph 1 as trustee in relation to the Collateral with effect from the date of this Agreement and irrevocably acknowledges and declares that from such date it holds the same on trust for the respective Finance Parties and the Export Lessees and that it shall apply, and deal with, such trust in accordance with the provisions of this Agreement.

2.2 The trusts constituted or evidenced by this Agreement shall remain in full force and effect until whichever is the earlier of the expiration of a period of eighty (80) years from the date of this Agreement, and receipt by the Security Trustee of written confirmation from the respective Finance Parties and the Export Lessees that all the obligations and liabilities for which the Aircraft Security Documents are constituted as security have been discharged in full. The parties to this Agreement declare that the perpetuity period applicable to this Agreement shall, for the purposes of the Perpetuities and Accumulations Act 1964 be a period of 80 years from the date of this Agreement.

2.3 The Security Trustee may, in the conduct of any trusts constituted by this Agreement, instead of acting personally, employ and pay any agent (whether being a lawyer, chartered accountant or any other person) to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Security Trustee (including the receipt and payment of money). Any such agent engaged in any profession or business shall be entitled to be paid all usual professional and other charges for business transacted and acts done by him or any partner or employee of his in connection with such trusts. The Security Trustee shall not be bound to supervise, or be responsible for any loss incurred by reason of any act or omission of any such agent if the Security Trustee shall have exercised reasonable care in the selection of such agent.

2.4 In its capacity as trustee in relation to the Aircraft Security Documents, the Security Trustee shall, without prejudice to any of the powers and immunities conferred upon trustees by law (and to the extent not inconsistent with the provisions of this Agreement or any of the Aircraft

      Security Documents), have all the same powers as a natural person acting as the beneficial owner of such property and/or as are conferred upon the Security Trustee by this Agreement and/or any of the Aircraft Security Documents.

2.5 In its capacity as trustee in relation to the Aircraft Security Documents, the Security Trustee shall have full power to determine all questions and doubts arising in relation to the interpretation or application of any of the provisions of this Agreement or any of the Aircraft Security Documents as it affects the Security Trustee and every such determination (whether made upon a question actually raised or implied in the acts or proceedings of the Security Trustee) shall be conclusive and shall bind all the other parties to this Agreement.

2.6 It is agreed between all parties to this Agreement that in relation to any jurisdiction the courts of which would not recognise or give effect to the trusts expressed to be constituted by this Agreement, the relationship of the Finance Parties and the Export Lessees to the Security Trustee shall in the case of each of the trusts constituted hereby be construed simply as one of principal and agent but, to the fullest extent permissible under the laws of each and every such jurisdiction, this Agreement shall have full force and effect as between the parties.

2.7 The Security Trustee shall be entitled (and bound) to assume that any directions received by it from the Agent (or, once the Secured Loan Obligations have been fully repaid and discharged, the Export Lessees) under or pursuant to this Agreement or any of the other Transaction Documents are the directions of the Lenders (or the Export Credit Agencies) or the directions of the Agent itself (or, once the Secured Loan Obligations have been fully repaid and discharged, to the Export Lessees) acting pursuant to the provisions of the Transaction Documents. The Security Trustee shall not be liable to the Finance Parties, or any of them (or, once the Secured Loan Obligations have been fully repaid and discharged, to the Export Lessees) for any action taken or omitted under or in connection with this Agreement or any of the other Transaction Documents in accordance with any such directions unless caused by the gross negligence or wilful misconduct of the Security Trustee.

3. RESTRICTIONS AND LIMITATIONS ON AND EXCLUSIONS OF THE DUTIES AND RESPONSIBILITIES OF THE SECURITY TRUSTEE

3.1   The Security Trustee shall not be obliged:

      3.1.1 to request any certificate or opinion under any Transaction Document unless so required in writing by the Agent, in which case, subject to the provisions of Paragraph 10, the Security Trustee shall promptly make the appropriate request of the relevant party; or

      3.1.2 to make any enquiry as to any default by any party in the performance or observance of any provision of any of the Aircraft Security Documents or as to whether any event or circumstance has occurred as a result of which the security constituted by any of the Aircraft Security Documents shall have or may become enforceable.

3.2 The Security Trustee shall not have any duty or responsibility, either initially or on a continuing basis:

      3.2.1 subject to Paragraph 3.7, to provide any of the other parties hereto with any information with respect to any Borrower, any Export Lessee or GFC whenever coming into its possession; or

      3.2.2 to investigate or make any enquiry into the title of any parry to the Collateral or any part thereof.

3.3 The Security Trustee shall not have any responsibility to any of the Finance Parties or any Export Lessee (a) on account of the failure of any other party to perform any of its or their obligations under any of the Transaction Documents, (b) for the financial condition of any Borrower, any Export Lessee or GFC, (c) for the completeness or accuracy of any statements, representations or warranties in any of the Transaction Documents or any document delivered under any of the Transaction Documents, (d) for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of any of the Transaction Documents or of any certificate, report or other document executed or delivered under any of the Transaction Documents, (e) to investigate or make any enquiry into the title of any party to the property which forms the Collateral or any part thereof, (f) for the failure to register any of the Transaction Documents on any register with any authority, court or relevant body, (g) for the failure to take or require any Borrower, any Export Lessee, GFC, the Manufacturer, the Engine Manufacturer, any sub-lessee or any provider of insurances or reinsurances, to take any steps to render any of the Collateral effective or to secure the creation of any ancillary charge under the laws of the jurisdiction concerned or (h) otherwise in connection with the Transaction Documents or their negotiation or for acting (or, as the case may be, refraining from acting) in accordance with the directions of the Agent or the National Agents or in reliance upon information provided by the Agent or the National Agents or any of the Lenders.

3.4 The Security Trustee shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person and shall be entitled to rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it.

3.5 The Security Trustee shall be entitled to place all Aircraft Security Documents and any other Transaction Documents, certificates and other documents relating thereto or any of them in any safe deposit, safe or receptacle selected by the Security Trustee or with any solicitor or firm of solicitors and may make any such arrangements as it thinks fit for allowing each Finance Party access to, or its solicitors or auditors possession of, such documents when necessary or convenient, and the Security Trustee shall not be responsible for any loss incurred in connection with any such deposit, access or possession.

3.6 The Security Trustee may refrain from doing anything which would, or might in its reasonable opinion, be contrary to any law of any jurisdiction or any directive, regulation or regulatory requirement of any state (or any agency thereof) or which would or might render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive, regulation or regulatory requirement.

3.7 The Security Trustee shall notify the Agent as soon as is reasonably practicable, of the contents of any communication received by it from any Borrower, any Export Lessee or GFC pursuant to any Transaction Document.

4.    NO RESTRICTION ON OR LIABILITY TO ACCOUNT FOR OTHER TRANSACTIONS

4.1 The Security Trustee may, without any liability to account to any of the Finance Parties or any Export Lessee, accept deposits from, lend money to, and generally engage in any kind of trust or banking business with, or be the owner or holder of any shares or other securities of, any Borrower, any Export Lessee, GFC or any of their respective Subsidiaries or associated companies or any of the Finance Parties as if it were not the Security Trustee.

4.2 With respect to its own participation in the Transaction Documents, the Security Trustee shall have the rights and powers thereunder and under the Aircraft Security Documents of a Lender and may exercise the same as though it were not performing the duties and functions delegated to it under this Agreement.

5.    COMMON AGENT AND SECURITY TRUSTEE

      Notwithstanding that the Agent, the Security Trustee and the French National Agent may from time to time be the same legal entities, the Agent, the Security Trustee and the French National Agent have each entered into this Agreement in their separate capacities as agent for the relevant Lenders, and as trustee for the Finance Parties under and pursuant to the Transaction Documents; PROVIDED ALWAYS that, where this Agreement provides for the Agent, the Security Trustee or the French National Agent to communicate with or provide instructions to any of the Agent, the Security Trustee or the French National Agent while the Agent, the Security Trustee or the French National Agent are the same or related entities, it will not be necessary for there to be any such formal communication or instructions notwithstanding that this Agreement provides in certain cases for the same to be in writing.

6.    CHANGE OF SECURITY TRUSTEE

      6.1 The Security Trustee may retire from its appointment as Security Trustee of the Trusts under this Agreement without giving any reason and without being responsible for any costs occasioned by such retirement having given to the Finance Parties and GFC not less than sixty (60) days written notice of its intention to do so Provided always that no such retirement shall take effect unless there has been appointed as a successor security agent and trustee in respect of the Trust by instrument in writing signed by the Security
            Trustee:

    6.1.1 a trust corporation, bank or financial institution nominated by the Agent and, provided no Relevant Event or Termination Event shall have occurred and be continuing, approved by GFC (such approval not to be unreasonably withheld or delayed), or at any time after the Advance and all amounts owing in respect thereof have been repaid or prepaid in full; or

    6.1.2 failing such a nomination, any trust corporation, bank or financial institution with offices in London nominated by the Security Trustee after consultation with the Finance Parties and with the consent of the Agent, or at any time after the Advance and all amounts owing in respect thereof have been repaid or, and, in either case, such successor security trustee shall have duly accepted such appointment by delivering to the Agent and the other Finance Parties written confirmation (in a form acceptable to the Agent) of such acceptance agreeing to be bound by this Agreement in the capacity of Security Trustee as if it had been an original party to this Agreement and the other Aircraft Security Documents.

6.2 Upon any successor to the Security Trustee being appointed pursuant to Paragraph 6.1, the retiring Security Trustee shall be discharged from any further obligation under this Agreement and the other Aircraft Security Documents with respect to the Collateral and its successor and each of the other parties to this Agreement and the other Aircraft Security Documents shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement and the other Aircraft Security Documents in place of the retiring Security Trustee.

6.3 Notwithstanding paragraph 6.1, the Security Trustee shall be entitled to retire from its appointment as Security Trustee hereunder upon five (5) days written notice to GFC at any time when the Secured Loan Obligations have been fully repaid and discharged. GFC shall, at its own cost, at such time assume the role of Security Trustee hereunder.

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7.    NATIONAL AGENTS

7.1 Each of the British Lenders, the French Lenders and the German Lenders irrevocably appoints respectively the British National Agent, the French National Agent and the German National Agent as its agent for the purposes of this Agreement and the other Transaction Documents and authorises such National Agent (whether or not by or through employees or agents) to take such action on the relevant Lender's behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to such National Agent by this Agreement, together with such power's and discretions as are reasonably incidental thereto. The British National Agent, the French National Agent and the German National Agent shall not, however, have any duties, obligations or liabilities to their respective Lenders beyond those expressly stated in this Agreement and the other Transaction Documents.

7.2 Each National Agent may retire from its appointment as agent for the relevant Lenders having given to the Agent, GFC and each of the relevant Lenders not less than thirty (30) days written notice of its intention to do so; PROVIDED ALWAYS that no such retirement by a National Agent shall take effect unless there has been appointed by the relevant Lenders as a successor agent either:

      7.2.1 a Lender nominated by the relevant Lenders or, failing such a nomination,

      7.2.2 any reputable and experienced bank or financial institution nominated by the retiring National Agent.

7.3 No National Agent shall be liable to any Lender for any action taken or omitted under or in connection with this Agreement or any of the Transaction Documents or any of the Advances except in the case of the gross negligence or wilful misconduct of such National Agent.

      For the purposes of this Paragraph 7 no National Agent shall be treated as having actual knowledge of any matter of which any department or any division other than that specified in a notice served in accordance with Clause 22 of this Agreement hereof may become aware in the context of corporate finance or advisory activities from time to time undertaken by such National Agent for the Borrower, the Lessee or any of their respective associates.

7.4 Each Lender acknowledges that it has not relied on any statement, opinion, forecast or other representation made by any National Agent to induce it to enter into any of the Transaction Documents and that it has made and will continue to make, without reliance on any National Agent and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of any Borrower, any Export Lessee or GFC and its own independent investigation of the financial condition and affairs of the Borrowers, the Export Lessees and GFC in connection with the making and continuation of any of the Advances. No National Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide the Lenders with any credit or other information with respect to the Borrower or the Lessee whether coming into its possession before the making of the relevant advance or at any time or times thereafter. No National Agent shall have any duty or responsibility for the completeness or accuracy of any information given by the Borrower or the Lessee in connection with or pursuant to any of the Transaction Documents, whether the same is given to such National Agent and passed on by it to any Lenders or otherwise.

7.5 Upon any such successor as aforesaid being appointed, the retiring National Agent, in accordance with this Agreement shall be discharged from any further obligation under this Agreement and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring National Agent.

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8.    AGENT

8.1 Each Lender and each National Agent irrevocably appoints the Agent as its agent for the purposes of this Agreement, the Advances and the Transaction Documents and authorises the Agent (whether or not by or through employees or agents) to take such action on their behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Agent by this Agreement and the other Transaction Documents, together with such powers and discretions as are reasonably incidental thereto. The Agent shall not, however, have any duties, obligations or liabilities to the Lenders or the National Agents beyond those expressly stated in this Agreement and the Transaction Documents.

8.2 The Agent may retire from its appointment as Agent under this Agreement and the Transaction Documents having given to GFC and each Lender not less than thirty (30) days written notice of its intention to do so; PROVIDED ALWAYS that no such retirement shall take effect unless there has been appointed by the Lenders as a successor any reputable and experienced bank or financial institution nominated by the Agent.

8.3 Upon any such successor as aforesaid being appointed, the retiring Agent shall be discharged from any further obligation under this Agreement and the Transaction Documents and its successor and each of the other parties to this Agreement and the Transaction Documents shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Agent.

8.4 The Agent undertakes that, in making any decision or forming an opinion or exercising a discretion under the Transaction Documents, it shall so act in accordance with the instructions of the National Agents.

8.5   The Agent shall:

      (i) promptly inform each Lender of the contents of each notice, certificate or document received by it in its capacity as Agent hereunder or under any other relevant document;

      (ii) promptly notify each Lender as soon as it becomes aware of the existence of any Relevant Event or Termination Event;

      (iii) act in accordance with instructions given to it by the National Agents, the Export Credit Agencies and/or the Majority Lenders as provided herein.

9.    AGENTS AND SECURITY TRUSTEE

9.1 The Agent may assume that each relevant Lender's Lending Office is that specified in Schedule 1 or (as the case may be) in the Transfer Certificate (as defined in the Loan Supplements) whereby such Lender became a party hereto until it has received from such Lender a notice designating some other office of such Lender as its Lending Office and act upon any such notice until the same is superseded by a further such notice.

9.2 All moneys to be paid or distributed by the Agent or the Security Trustee to the Lenders under this Agreement or any Transaction Document may be effected by the payment to the relevant National Agent for the account of the Lenders for whom it acts as agent of its portion of the amount so to be paid or distributed. Each payment so received by any National Agent shall be distributed between the relevant Lenders in accordance with their respective participations.

9.3 Except with the prior written consent of each of the relevant Lenders for whom the a Agent acts in such capacity and subject as otherwise provided in this Agreement, no Agent shall

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      have authority on behalf of the Lenders for whom it acts as agent to agree with the Borrower any amendment (other than an amendment described in Paragraph 9.4 below) to this Agreement or any other Transaction Document which would:

      9.3.1 reduce the Applicable Rate or the amount of any payment to be made for account of any of the relevant Lenders under this Agreement or the other Transaction Documents;

      9.3.2 alter the due date, reduce the amount or alter the currency of any payment of principal, interest or other amount payable for the account of the relevant Lenders under this Agreement or any other Transaction Document;

      9.3.3 alter any relevant Lender's Commitment from time to time or subject any relevant Lender to any obligations not expressly contemplated by this Agreement or any Transaction Document;

      9.3.4 alter the term of the Availability Period or any Repayment Date;

      9.3.5 amend, modify or vary the definition of "Majority Lender";

      9.3.6 amend, modify, vary, release or discharge any of the Aircraft Security Documents or the Liens constituted thereby or consent to any of the same save in accordance with the terms of this Agreement and the other Transaction Documents; or

      9.3.7 amend, modify or vary this Paragraph 9.3;

9.4 The Agent or the Security Trustee may, without the prior written approval of the Majority Lenders, amend any provision of this Agreement or any other Transaction Document if such amendment is necessary to correct any manifest error herein or therein, and any such amendment shall be binding on all the parties.

9.5 Except with the prior written consent of the Agent or the Security Trustee, as the case may be, the Lenders shall not have authority to amend, modify or vary any provision of this Agreement which regulates the remuneration, rights, duties and/or powers of the Agent or the Security Trustee, as the case may be.

9.6 With respect to its own Relevant Proportion (if any) in any Advance, the Agent shall have the same rights and powers under this Agreement and the Transaction Documents as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it (as agent) under this Agreement or, as the case may be, the Transaction Documents, and the term "LENDER" shall, unless the context otherwise indicates, include the Agent. Neither this Agreement nor any of the Transaction Documents shall (nor shall the same be construed so as to) constitute a partnership between the parties or any of them or so as to establish a fiduciary relationship between the Agent (in any capacity) and any other person.

9.7   The Agent shall not:

      9.7.1 be obliged to make any enquiry as to any default by any Borrower, any Export Lessee or GFC in the performance or observance of any of the provisions of any of the Transaction Documents or as to the existence of a default unless the Agent has actual knowledge thereof or has been notified in writing thereof, in which case the Agent shall promptly notify the Lenders for which it acts as agent of the relevant event or circumstances;

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      9.7.2 be liable to any Lender for any action taken or omitted under or in connection with this Agreement or any of the Transaction Documents or any of the Advances except in the case of the gross negligence or wilful misconduct of the Agent.

      For the purposes of this Paragraph 9 no Agent shall be treated as having actual knowledge of any matter of which any department or any division other than that specified in Clause 22 (NOTICES) of this Agreement may become aware in the context of corporate finance or advisory activities from time to time undertaken by the Agent for any Borrower, any Export Lessee, GFC or any of their respective associates.

9.8 Each Lender acknowledges that it has not relied on any statement, opinion, forecast or other representation made by the Agent to induce it to enter into any of the Transaction Documents and that it has made and will continue to make, without reliance on the Agent and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of the Borrowers, the Export Lessees and GFC and its own independent investigation of the financial condition and affairs of the Borrower, the Export Lessees and GFC in connection with the making and continuation of any of the Advances. The Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide the Lenders with any credit or other information with respect to any Borrower, any Export Lessee or GFC whether coming into its possession before the making of the relevant advance or at any time or times thereafter, other than as provided in sub-Paragraph 9.7.1. the Agent shall not have any duty or responsibility for the completeness or accuracy of any information given by the Borrower or the Lessee in connection with or pursuant to any of the Transaction Documents, whether the same is given to the Agent and passed on by it to any Lenders or otherwise.

9.9   The Agent shall not have any responsibility to any Lender:

      9.9.1 on account of the failure of any Borrower, any Export Lessee or GFC to perform their obligations under any of the Transaction Documents; or

      9.9.2 for the financial condition of any Borrower, any Export Lessee or GFC; or

      9.9.3 for the completeness or accuracy of any statements, representations or warranties in any of the Transaction Documents or any document delivered under this Agreement or any of the other Transaction Documents; or

      9.9.4 for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Agreement or any of the other Transaction Documents or of any certificate, report or other document executed or delivered under this Agreement or any of the other Transaction Documents; or

      9.9.5 otherwise in connection with any of the Advances or the negotiation of any Transaction Document; or

      9.9.6 for acting (or, as the case may be, refraining from acting) in accordance with the instructions of the Majority Lenders and/or in accordance with any provision of any Transaction Document.

      The Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person and shall be entitled to rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it.

      The Agent may, without any liability to account to any Lender, accept deposits from, lend money to, and generally engage in any kind of banking or trust business with any Borrower,

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      any Export Lessee, any GATX Group Company or any of their respective associates or any of the other Finance Parties as if it were not an agent hereunder.

10.   ENFORCEMENT OF AND OTHER ACTION UNDER THE AIRCRAFT SECURITY DOCUMENTS

10.1  NO ENFORCEMENT BY FINANCE PARTIES

      None of the Finance Parties or any Export Lessee shall have any independent power to enforce any of the Aircraft Security Documents, to exercise any rights and/or powers or to grant any consents or releases under or pursuant to any of the Aircraft Security Documents or otherwise have direct recourse to the security constituted by any of the Aircraft Security Documents. Notwithstanding the foregoing or any other provision hereof or of any other Transaction Document it is hereby acknowledged and agreed that the Agent shall be entitled to send an Acceleration Notice or a Loan Acceleration Notice under Clause 10.2 of this Agreement.

10.2  ACCELERATION OF LOANS

      Save as expressly provided in this Paragraph 10, none of the Finance Parties shall have any independent power to take any steps to accelerate or demand repayment of any Advance, to exercise any rights or powers or to grant any consents or releases relating to or in connection with the occurrence or existence of a Termination Event. Notwithstanding any other provisions of this Paragraph 10 it is expressly agreed and acknowledged that at any time the Agent shall if so instructed by any of the National Agents (acting on the instructions of its Export Credit Agency):

      (a)   take the action set out in Paragraph 10.1; or

      (b) following the occurrence of a Termination Event, accelerate the relevant Advance or Advances.

10.3  ACTION UNDER AIRCRAFT SECURITY DOCUMENTS

      If a Termination Event shall occur and be continuing at any time before the Secured Loan Obligations have been fully repaid and discharged, then subject to the Security Trustee being indemnified to its satisfaction, the Security Trustee shall ensure that the appropriate person takes such action (including, without limitation, the exercise of all rights and/or powers and the granting of consents or releases) or, as the case may be, refrains from taking such action under or pursuant to the Aircraft Security Documents as the Agent shall specifically direct the Security Trustee. If any Borrower is in breach of any obligation to any Export Lessee under any Credit Sale Agreement at any time after the Secured Loan Obligations have been fully repaid and discharged, then subject to the Security Trustee being indemnified to its satisfaction the Security Trustee shall ensure that the appropriate person takes such action (including, without limitation, the exercise of all rights and/or powers and the granting of consents or releases) or, as the case may be, refrains from taking such action under or pursuant to the Aircraft Security Documents. Unless and until the Security Trustee shall have received such directions or instructions, the Security Trustee shall not be required to ensure that any action is taken under any of the Aircraft Security Documents.

10.4  ACTION FOLLOWING TERMINATION EVENT

      If at any time before the Secured Loan Obligations have been fully repaid and discharged, any party hereto becomes aware that a Termination Event has occurred and is continuing, such party shall as soon as practicable after becoming aware thereof give written notice to the

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      Borrower, the Agent and the Security Trustee who shall thereupon give notice (a "NOTICE OF EVENT") of the same to the National Agents;

      (A) within a period of thirty (30) days following the giving of the Notice of Event by the Security Trustee or the expiry of any period specified in any Notice of Event issued by the Security Trustee or any period specified in any Notice of Reservation of Rights issued by the Security Trustee in accordance with Paragraph 10.5, the National Agents shall not have given either:

            (a) notice (a "NOTICE FOR INACTION") to the Agent requiring such action not to be taken; or

            (b) notice to the Agent and the Security Trustee requesting the issue of a Notice of Reservation of Rights, or a further Notice of Reservation of Rights, pursuant to Paragraph 10.5; or

      (B) any National Agent gives notice (a "NOTICE FOR ACTION") in writing to the Agent requiring such action to be taken,

      then, upon expiry of the relevant period referred to in Paragraph 10.4(A) or upon the giving of a Notice of Action by the Agent (or, if one or more Notices of Reservation of Rights have been delivered by the Security Trustee in accordance with Paragraph 10.5, upon the expiry of the period referred to in the last Notice of Reservation of Rights), to the extent permitted by the Transaction Documents and applicable law (and provided always that, at the relevant time, such Event of Default is continuing):

      (C) the Agent shall give an Acceleration Notice or, as directed a Loan Acceleration Notice declaring the Advance(s) immediately due and payable and such Advance(s) shall become due and payable pursuant to, and in accordance with, the terms of this Agreement; and

      (D) the Security Trustee shall ensure that such steps as may be available and as may be prudent are taken to enforce the security constituted by the relevant Aircraft Security Documents,

      PROVIDED ALWAYS that, for the avoidance of doubt, if any National Agent shall have given a Notice for Action pursuant to Paragraph 10.4(B) and any other National Agent shall have given or, as the case may be, shall give a Notice for Inaction pursuant to Paragraph 10.4(A) or a Notice of Reservation of Rights pursuant to Paragraph 10.5, the Agent shall disregard the Notice(s) for Inaction and/or Notice(s) of Reservation of Rights and shall act in accordance with the Notice for Action.

10.5  RESERVATION OF RIGHTS

      If, within thirty (30) days after the Agent has given a Notice of Event, each of the National Agents (at the request of their respective Export Credit Agencies) have given to the Agent and the Security Trustee a notice in writing requiring it to do so (provided that the Agent does not receive a Notice for Action pursuant to Paragraph 10.4(B) within such period), the Security Trustee shall by notice in writing to the Lessee and any other relevant party (a "NOTICE OF RESERVATION OF RIGHTS") reserve all of its rights under the Transaction Documents arising as a consequence of the occurrence of the Termination Event in question, which notice shall require GFC and/or any other relevant party to remedy such Termination Event within a period of thirty (30) days after the date on which the Notice of Reservation of Rights is given or such other period as the National Agents may agree and notify to the Security Trustee in writing. Upon the expiry of the period specified in any Notice of Reservation of Rights, the

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      Security Trustee shall, if it is instructed in writing to do so by all of the National Agents (at the request of their respective Export Credit Agencies) prior to the expiry of such period (provided the Agent does not receive a Notice for Action pursuant to Paragraph 10.4(B) within such period), give to the Lessee a further Notice of Reservation of Rights, save only that the period given for remedying the relevant Event of Default shall be thirty (30) days after the giving of the further Notice of Reservation of Rights or such other period as the National Agents may agree and notify to the Security Trustee in writing.

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APPENDIX X - DEFINITIONS

ACCEPTANCE CERTIFICATE means, in respect of an Aircraft, the certificate signed by the relevant Export Lessee and given by the Export Lessee to the relevant Borrower pursuant to Clause 5.1 of the relevant Credit Sale Agreement.

ACCELERATION NOTICE has the meaning ascribed to it in Clause 10.2(a) of the Facility Agreement.

ACCESSION DEED means a deed of accession to the Facility Agreement to be entered into by a proposed Alternative Borrower and/or Alternative Export Lessee in the form of Schedule 9 to the Facility Agreement.

ADMINISTRATION AGREEMENTS means, in respect of the Cayman Borrower or the Irish Borrower respectively, the agreements so entitled dated on or about the Signing Date and made between the relevant Manager, the relevant Borrower, the Security Trustee and GFC.

ADVANCE means, in respect of a Utilisation or an Alternative Utilisation, the aggregate of the sums to be advanced or advanced by each of the Lenders to the relevant Borrower in respect of that Utilisation or that Alternative Utilisation.

AFFECTED BORROWER shall have the meaning given thereto in Clauses 15.1 (MITIGATION) and 15.2 (PREPAYMENT OF AFFECTED LOANS AND REPLACEMENT OF AFFECTED LENDER) of the Facility Agreement.

AFFECTED LENDER shall have the meaning given thereto in Clauses 14.3 (ILLEGALITY) and 15.2 (PREPAYMENT OF AFFECTED LOANS AND REPLACEMENT OF AFFECTED LENDER) of the Facility Agreement.

AGENT means Credit Lyonnais, a banking institution established under the laws of France acting through its main office at 1-3 rue des Italiens, 75009 Paris, France.

AGREED BRITISH RATE means, in respect of an Advance and Interest Period, the sum of (i) the Applicable Rate for such Advance and Interest Period, (ii) the British Margin and (iii) the applicable ECA Premium.

AGREED FRENCH RATE means, in respect of an Advance and Interest Period, the sum of (i) the Applicable Rate for such Advance and Interest Period, (ii) the French Margin and (iii) the applicable ECA Premium.

AGREED GERMAN RATE means, in respect of an Advance and Interest Period, the sum of (i) the Applicable Rate for such Advance and Interest Period, (ii) the German Margin and (iii) the applicable ECA Premium.

AGREED RATE means, for any Advance and any Interest Period, (i) for the purposes of the British Credit forming part thereof, the Agreed British Rate, (ii) for the purposes of the French Credit forming part thereof, the Agreed French Rate and (iii) for the purposes of the German Credit forming part thereof, the Agreed German Rate, in each case referable thereto.

AGREEMENT means this aircraft facility agreement including the recitals, schedules and appendices hereto.

AIRBUS PURCHASE AGREEMENT means the Aircraft Purchase Agreement between the Seller and GFC dated 17 October 2001 pursuant to which GFC agreed to purchase 19 Airbus A319, A320 and A321 aircraft.

AIRCRAFT means, as the context may require, any or all of the Eligible Aircraft financed hereunder by the relevant Borrower or financed pursuant to an Alternative Utilisation (and, save where the context

                                     Page 1

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otherwise requires, includes any or all of the Replacement Aircraft) comprising, with respect to each individual aircraft, the Airframe together with the relevant Engines (whether or not any of the relevant Engines may from time to time be installed on the Airframe) together with the relevant Technical Records.

AIRCRAFT PURCHASE PRICE means, in respect of an Aircraft, the final contract price for that Aircraft (including any Buyer Furnished Equipment) on delivery, after deduction of all credit memoranda in each case which are expressed to be capable of being applied against the purchase price of that Aircraft as set out in the relevant purchase agreement by the Seller and/or the Manufacturer and/or the relevant Engine Manufacturer and exclusive of any capitalised interest.

AIRCRAFT SECURITY DOCUMENTS means, in respect of an Aircraft and at any time, each of:

(a) the relevant Borrower Floating Charge, the relevant Lease Security Assignment, the relevant Mortgage (if any), the Airframe Warranties Agreement, the relevant Engine Warranties Agreement, the relevant Purchase Agreement Assignment, the Guarantee, the relevant Borrower Share Charge, the relevant Export Lessee Share Charge, the relevant Borrower Security Assignment, the relevant Intermediate Lease Security Assignment (if any), the relevant English Law Mortgage;

(b) (i) any other instrument, document or memorandum annexed to any of the documents referred to in (a) above,

      (ii) any notice or acknowledgement required pursuant to the terms of any of the documents referred to in (a) above;

      (iii) any document, instrument or memorandum (w) which is executed and delivered in connection with or following a restructuring of any or all of the arrangements contemplated by any of the documents referred to in (a) above or (x) which the relevant Export Lessee agrees constitutes an Aircraft Security Document or (y) which secures the obligations of any one or more of the Obligors under any of the Transaction Documents or (z) which is entered into in substitution for or which amends or augments or varies all or any part of any of the documents referred to in this definition (including this part (b)(iii)(z)) in each case in accordance with the terms of the Transaction Documents; and

      (iv) any other document that is entered into in relation to an Alternative Utilisation which GFC and the Agent agree constitutes an Aircraft Security Document.

AIRFRAME means, in respect of an Aircraft, the airframe (except for the Engines) more particularly identified in Schedule 3 to the relevant Loan Supplement including all Parts installed in or on the airframe at the Delivery Date (or which, having been removed therefrom, remain the property of the relevant Borrower) and all substitutions, renewals and replacements of such Parts from time to time made in or to or installed in or on the said airframe including any Parts which are for the time being detached from the airframe but remain the property of the relevant Borrower.

AIRFRAME WARRANTIES AGREEMENT means the airframe warranties agreement between the Manufacturer, GFC, the Cayman Export Lessee, the Irish Export Lessee and the Security Trustee including, in each case, any relevant amendment, modification, letter agreements and supplements thereto.

ALTERNATIVE BORROWER means a company, approved by the Agent and incorporated in a jurisdiction approved by the Agent (acting on the instructions of the Majority Lenders) which accedes to the Facility Agreement as a borrower pursuant to Clause 3.3 of the Facility Agreement (ALTERNATIVE OBLIGORS).

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ALTERNATIVE BORROWER COMFORT LETTERS means a letter agreement in respect of the management of any Alternative Borrower by the Alternative Borrower Manager made between the Alternative Borrower Manager Parent and the Security Trustee in form and substance reasonably satisfactory to the Security Trustee.

ALTERNATIVE BORROWER FLOATING CHARGE means the floating charge to be granted by the Alternative Borrower to the Security Trustee which shall be in form and substance reasonably satisfactory to the Security Trustee.

ALTERNATIVE BORROWER ADMINISTRATION AGREEMENTS means a Administration Agreements to be entered into by the Alternative Borrower Manager, the Security Trustee and the relevant Alternative Borrower in form and substance reasonably satisfactory to the Security Trustee.

ALTERNATIVE BORROWER MANAGER means the manager, if any, of any Alternative Borrower as approved by the Agent pursuant to Clause 3.3 of the Facility Agreement (ALTERNATIVE OBLIGORS).

ALTERNATIVE BORROWER MANAGER PARENT means the parent company of any Alternative Borrower Manager as approved by the Agent pursuant to Clause 3.3 (ALTERNATIVE OBLIGORS) of the Facility Agreement.

ALTERNATIVE BORROWER SHARE CHARGE means a pledge or charge granted or to be granted by the holder of the entire issued share capital of an Alternative Borrower to the Security Trustee over all the shares of such Alternative Borrower, which charge or pledge shall be in form and substance reasonably satisfactory to the Security Trustee.

ALTERNATIVE BORROWER TRUSTEES means, if applicable, the legal owners of an Alternative Borrower as approved by the Agent pursuant to Clause 3.3 of the Facility Agreement (ALTERNATIVE OBLIGORS) and ALTERNATIVE BORROWER TRUSTEE means any of them.

ALTERNATIVE DECLARATION OF TRUST means, if applicable, a declaration of trust to be entered into by the relevant Alternative Borrower Trustee in relation to the shares such Alternative Borrower Trustee owns in an Alternative Borrower, in form and substance reasonably satisfactory to the Security Trustee.

ALTERNATIVE EXPORT LESSEE means a company, approved by the Agent, who accedes to the Facility Agreement as an Export Lessee pursuant to Clause 3.3 of the Facility Agreement (ALTERNATIVE OBLIGORS).

ALTERNATIVE EXPORT LESSEE SHARE CHARGE means a pledge or charge granted or to be granted by the holder of the entire issued share capital of an Alternative Export Lessee to the Security Trustee over all the shares of such Alternative Export Lessee, which charge or pledge shall be in form and substance reasonably satisfactory to the Security Trustee.

ALTERNATIVE OBLIGOR means an Alternative Borrower or an Alternative Export
Lessee.

ALTERNATIVE UTILISATION means, in relation to an Eligible Aircraft, a Utilisation which is part of a leveraged or tax-based financing of that Eligible Aircraft in each such case to which the Lenders and the Agent shall have given their consent under Clause 3.4.2 of the Facility Agreement.

APPLICABLE LAW includes, without limitation all applicable (i) laws, bye-laws, statutes, decrees, acts, codes, legislation, treaties, conventions and similar instruments and, in respect of any of the foregoing, any instrument passed in substitution therefor or re-enactment thereof or for the purposes of consolidation thereof with any other instrument or instruments; (ii) final judgments, orders, determinations or awards of any court from which there is no right of appeal or if there is a right of

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appeal such appeal is not prosecuted within the allowable time; and (iii) rules and regulation of any state or government or any instrumentality, agency or sub-division thereof.

APPLICABLE RATE means, in respect of any Advance and Interest Period, the LIBOR or EURIBOR rate, as the case may be, determined by the Agent for such Advance and Interest Period.

ASSIGNMENT OF INSURANCES means the assignment of insurance proceeds in respect of each Aircraft made between the relevant Lessee (as assignor) and the relevant Export Lessee (as assignee).

AVAILABILITY PERIOD means the period from the Signing Date up to and including 31 May 2004 or such later date as the parties hereto may agree, subject to earlier termination as provided for in the Facility Agreement.

AVIATION AUTHORITY means, in respect of an Aircraft, any Government Entity which under the laws of the State of Registration has from time to time:

(a)   control or supervision of civil aviation in the State of Registration; and

(b) jurisdiction over the registration, airworthiness or operation of, or other similar matters relating to, that Aircraft.

BANKING DAY means a day (other than a Saturday, Sunday or holiday scheduled by law) (i) for the purposes of payments in or purchase of Dollars on which banks are open for the transaction of domestic and foreign exchange business in London, Paris and New York City and (ii) in relation to any payment in or purchase of Euro, any TARGET Day.

BFE BILL OF SALE means, in respect of an Aircraft, the bill of sale executed or to be executed by GFC in favour of the Seller in the agreed form pursuant to which title to the Buyer Furnished Equipment is transferred from GFC to the Seller.

BILL OF SALE means, in respect of an Aircraft, other than the LTU Aircraft , the bill of sale executed or to be executed by the Seller in favour of the relevant Borrower or, in the case of the Refinanced Aircraft, in favour of the relevant Export Lessee and, except in the case of the LTU Aircraft, substantially in the agreed form evidencing the transfer of title to that Aircraft or any confirmation of sale if title to the Aircraft is to pass by way of physical delivery of the Aircraft from the Seller to the relevant Borrower or the relevant Export Lessee, as the case may be.

BORROWERS means the Cayman Borrower, the Irish Borrower and any Alternative Borrower who accedes to the Facility Agreement as a borrower pursuant to Clause
3.3 of the Facility Agreement (ALTERNATIVE OBLIGORS) and BORROWER means any of them.

BORROWER FLOATING CHARGE means each of the Cayman Borrower Floating Charge, the Irish Borrower Floating Charge and any Alternative Borrower Floating Charge.

BORROWER'S LIEN means, in respect of an Aircraft, any Lien created by or through a Borrower which is the owner of that Aircraft over that Aircraft, any Engine or any Parts attached to that Aircraft or exercised, asserted or claimed against that Aircraft, any Engine or any Parts attached to that Aircraft in respect of a debt, liability or other obligation (whether financial or otherwise) of the Borrower (other than (a) a debt, liability or other obligation imposed on the Borrower as purchaser of that Aircraft pursuant to the Purchase Agreement and the relevant Purchase Agreement Assignment or arising from the operation, maintenance, insurance, repair and storage of that Aircraft, any Engine or any Parts attached to that Aircraft by any Export Lessee, any Lessee or Sub-Lessee,
(b) any Lien over that Aircraft created pursuant to any of the Transaction Documents or (c) any Lien over that Aircraft arising by Applicable Law where such Lien does not arise as a result of an act or omission of the Borrower unless such act or omission is permitted or contemplated by the Transaction Documents or arises as a result of a breach by either (i) any GATX Obligor of its obligations under the Transaction Documents) or (ii) any Lessee or Sub-Lessee of its obligations under any Lease or Sub-Lease) and Borrower's Liens shall be construed accordingly.

BORROWER SECURITY ASSIGNMENT means, in respect of an Aircraft, the security assignment to be entered into between the relevant Borrower and the Security Trustee relating inter alia, to the relevant Credit Sale Agreement, any Lease Security Assignment, any Intermediate Lease Security Assignment, the Transaction Fee Letter and the Guarantee.

BORROWER SHARE CHARGE means any or all, as the context may require, of the Cayman Borrower Share Charge, the Irish Borrower Share Charge and each Alternative Borrower Share Charge.

BORROWER TERMINATION EVENT has the meaning given to it in Clause 4.6.1 of the Facility Agreement.

BRITISH CREDITS shall, in respect of an Advance, have the meaning given to that term in the relevant Loan Supplement.

BRITISH LENDERS means together the Banks and Financial Institutions listed in
Part I of    Schedule 1 to the Facility Agreement.

BRITISH MARGIN means zero point two per cent. (0.20%) per annum.

BRITISH NATIONAL AGENT means Halifax plc, a banking institution registered in England whose registered office is at Trinity Road, Halifax, West Yorkshire, HX1 2RG.

BROKEN FUNDING GAINS shall have the meaning given to such term in Clause 13.3.3 of the Facility Agreement.

BUSINESS DAY means a day (other than a Saturday or Sunday or holiday scheduled by law) on which banks are open for the transaction of domestic and foreign exchange business and otherwise for the transaction of business of the nature required hereof or the other Transaction Documents, as appropriate, in London, Paris, Frankfurt, San Francisco and each such other City as may be from time to time agreed in writing by the Agent and GFC in a Loan Supplement or otherwise.

BUYER FURNISHED EQUIPMENT means, in respect of an Aircraft, the buyer furnished equipment relating to that Aircraft supplied by GFC to the Seller prior to the Delivery Date of such Aircraft.

CALL OPTION means the right of GFC to acquire the shares of the Irish Borrower pursuant to the Call Option Agreement.

CALL OPTION AGREEMENT means the agreement dated 14 December 2001 between the Trustee and GFC granting GFC a right to purchase the entire issued share capital of the Irish Borrower after the Secured Loan Obligations have been satisfied in full.

CAYMAN BORROWER means EFG Aircraft Limited, a company incorporated under the laws of the Cayman Islands and having its registered office at Walkers SPV Limited, Walker House, Mary Street, PO Box 908GT, George Town, Grand Cayman, Cayman Islands,

CAYMAN BORROWER FLOATING CHARGE means the floating charge dated on or about the Signing Date and granted by the Cayman Borrower in favour of the Security Trustee substantially in the agreed form.

CAYMAN BORROWER SHARE CHARGE means the agreement so entitled dated on or about the Signing Date and made between the Trustee and the Security Trustee and relating to the shares of the Cayman Borrower in the agreed form.

CAYMAN EXPORT LESSEE means O'Farrell Leasing Limited, a company incorporated under the laws of the Cayman Islands and having its registered office at Walkers SPV Limited, Walker House, Mary Street, PO Box 908GT, George Town, Grand Cayman, Cayman Islands.

CAYMAN EXPORT LESSEE SHARE CHARGE means the agreement so entitled dated on or about the Signing Date and made between O'Farrell Leasing (Holdings) Limited and the Security Trustee and relating to the entire issued share capital of the Cayman Export Lessee in the agreed form.

CERTIFIED COPY means, in relation to a document, a copy of that document bearing the endorsement "Certified a true, complete and accurate copy of the original, which has not been amended otherwise than by a document, a Certified Copy of which is attached hereto", which has been signed and dated by a person duly authorised by the relevant company and which complies with that endorsement.

CFM means CFM International, Inc.

CMF ENGINE means an engine manufactured by CFM.

CHANGE IN LAW means, in each case after the Signing Date, (i) the introduction, abolition, withdrawal or variation of any Applicable Law, regulation, practice or concession or official directive, ruling, request, notice, guideline, statement of policy or practice statement by the Bank of England, the Banque de France, the Deutsche Bundesbank, the United States Federal Reserve, the European Union, European Central Bank or any central bank, tax, fiscal, governmental, international, national or other competent authority or agency (whether or not having the force of law but in respect of which compliance by banks or other financial institutions in the relevant jurisdiction is generally considered to be mandatory), or (ii) any change in any interpretation after the Signing Date of any Applicable Law by any court, tribunal, governmental, revenue, international, national, fiscal or other competent authority, or (iii) the compliance by banks or other financial institutions with any new or different request or direction made after the Signing Date (in each case whether or not having the force of law but in respect of which compliance by banks or other financial institutions in the relevant jurisdiction is generally considered to be mandatory) from any central bank, fiscal, governmental, revenue, international, national, monetary or other authority.

CODE means the Internal Revenue Code of the United States of America of 1986, as amended from time to time.

COFACE means the Export Credit Agency of the French Republic, represented by Compagnie Francaise d'Assurance pour le Commerce Exterieur.

COLLATERAL means the security granted in favour of the Security Trustee pursuant to the Aircraft Security Documents or any of them.

COMMITMENT means, in relation to a Lender, at any time the amount described as such set out opposite the name of such Lender in Schedule 1 to the Facility Agreement or (as the case may be), the Schedule to the relevant Transfer Certificate, as the same may be cancelled pursuant to the terms of the Facility Agreement (CANCELLATION OF THE FACILITY)) and as further reduced or increased pursuant to any Transfer Certificate less the amount of such Lender's Relevant Proportion of any Advances made before such time.

COMMONLY CONTROLLED ENTITY means an entity, whether or not incorporated, which is under common control with GFC within the meaning of Section 4001 of ERISA or is part of a group which includes GFC and which is treated as a single employer under Section 414 of the Code.

COMPULSORY ACQUISITION means, in respect of an Aircraft or an Engine, requisition of title or other compulsory acquisition of title (but excluding requisition for use or hire) of such Aircraft or Engine (as the case may be), by a Government Entity.

CONSENT AND AGREEMENT has the meaning given to it in the Purchase Agreement Assignment.

CREDIT SALE AGREEMENT means, in respect of an Aircraft, a credit sale agreement entered into between the relevant Borrower, as lessor, and any Export Lessee, as lessee, in each case, substantially in the agreed form.

DECLARATION OF TRUST means each or both, as the context may require, of the declarations of trust to be entered into by the Trustee on 14 December 2001 in respect of the entire issued share capital of the Cayman Borrower or the Irish Borrower, as the case may be.

DEFAULT INTEREST PERIOD means, in relation to an Unpaid Amount, each period (not exceeding six months) as the Agent selects in its absolute discretion (provided that the first five (5) such periods shall in each case be of one (1) Banking
Day), the first such period commencing on the date on which the overdue payment was due and each subsequent period commencing on the last day of the preceding period for so long as the relevant default continues.

DEFAULT RATE means in respect of any Unpaid Amount and any relevant period, the rate equal to the aggregate of (i) two per cent. (2%) per annum, (ii) the applicable ECA Premium, (iii) twenty eight (28) basis points and (iv) (if such Unpaid Amount is due in Dollars) LIBOR or (if such Unpaid Amount is due in Euro) EURIBOR for such period or (if such Unpaid Amount is in another currency) the cost of funds of such unpaid Finance Party for such period in the Relevant Interbank Market, if applicable.

DELIVERY DATE means, (a) in respect of an Aircraft (other than a Refinanced Aircraft), the date upon which that Aircraft is delivered to the relevant Borrower by the Seller or (b) in respect of a Refinanced Aircraft, the date upon which that Refinanced Aircraft was delivered to the first purchaser by the Seller, which date shall be the date of the delivery of the relevant Bill of Sale or (c) in respect of an Aircraft subject to any interim charter arrangements from the Seller (if any), the date of delivery of such Aircraft under such arrangements.

DOLLARS and US$ means the lawful currency for the time being of the United States of America.

ECA BREAKAGE COST means, in relation to any Advance, the aggregate of the following:

(1) such amount as the National Agent of the British Credits shall certify as being equal to the aggregate instalments of the ECA Premium payable to ECGD which would, but for a prepayment required in accordance with the Facility Agreement or the declaration by the Agent of a Termination Event under Clause
10.2 of the Facility Agreement (ACCELERATION RIGHTS)(as the case may be), have fallen due in respect of such Advance after the date of such prepayment or declaration discounted at a rate of interest which will be determined by ECGD and communicated to the National Agent of the British Credits.

(It being understood that the repayment of the British Credits is being guaranteed by ECGD and that ECGD has agreed that the ECA Premium payable by the British Lenders to ECGD in respect of such guarantee may be paid in instalments on each Repayment Date and that in the event that the British Credits or any part thereof is prepaid in accordance with Clause 4 of the Facility Agreement (INTEREST, REPAYMENT AND PREPAYMENT) or in respect thereof a Termination Event is declared under Clause 10.2 of the Facility Agreement (ACCELERATION RIGHTS), all unpaid instalments of such ECA Premium in respect of the Advance or such part thereof so prepaid will become payable.)

(2) such amount as the National Agent to the French Credits shall certify as being equal to the aggregate instalments of the ECA Premium which would, but for a prepayment required in accordance with the Facility Agreement or the declaration by the Agent of a Termination Event under Clause 10.2 of the Facility Agreement (ACCELERATION RIGHTS)(as the case may be), have fallen due in respect of such Advance after the date of such prepayment or declaration discounted at a rate which will be determined by COFACE and communicated to the National Agent of the French Credits.

(it being understood that the whole of the ECA Premium owing to COFACE is payable up-front but that the French Lenders have agreed notwithstanding the obligation of the French Lenders to pay the ECA Premium in full up front, to finance the ECA Premium from the payments of interest due under Clause 4 of the Facility Agreement (INTEREST, REPAYMENT AND PREPAYMENT) and that the rate of interest pursuant to Clause 4 of the Facility Agreement (INTEREST, REPAYMENT AND PREPAYMENT) has been calculated on the basis, inter alia, of the obligations of the French Lenders to make such payment and that, in the event that the French Credits or any part thereof is prepaid in accordance with Clause 4 of the Facility Agreement (INTEREST, REPAYMENT AND PREPAYMENT) or in respect thereof a Termination Event is declared under Clause 10.2 of the Facility Agreement (ACCELERATION RIGHTS), such up-front ECA Premium is not refundable pro rata temporis by COFACE).

(3) such amount as the National Agent to the German Credits shall certify as being equal to the aggregate instalments of the ECA Premium which would, but for a prepayment required in accordance with the Facility Agreement or the declaration by the Agent of a Termination Event under Clause 10.2 of the Facility Agreement (ACCELERATION RIGHTS)(as the case may be), have fallen due in respect of such Advance after the date of such prepayment or deduction discounted at a rate which will be determined by the German Government acting through the German Parallel Lender and communicated to the National Agent of the German Credits.

(it being understood that the repayment of the German Credits to the German Lenders is being insured by HERMES and that the whole of the ECA Premium owing to HERMES is payable up front but the German Lenders have agreed to finance the ECA Premium payable to HERMES from the payments of interest due under Clause 4 of the Facility Agreement (INTEREST, REPAYMENT AND PREPAYMENT) and that the rate of interest pursuant to Clause 4 of the Facility Agreement (INTEREST, REPAYMENT AND PREPAYMENT) has been calculated on the basis of, inter alia, the obligations of the German Lenders to make such payments and that, in the event that the German Credits or any part thereof is prepaid in accordance with Clause 4 of the Facility Agreement (INTEREST, REPAYMENT AND PREPAYMENT) or in respect thereof a Termination Event is declared under Clause 10.2 of the Facility Agreement (ACCELERATION RIGHTS), such up-front ECA Premium is not refundable pro rata temporis by HERMES).

ECA PREMIUM means the fee of fifty basis points (0.5 per cent.) or such other amount as shall be notified in writing by any of the Export Credit Agencies to GFC prior to the relevant Advance being made and which is payable to ECGD, COFACE or HERMES in consideration for ECGD, COFACE and HERMES guaranteeing, insuring or otherwise covering the relevant participation of the British Lenders, the French Lenders and the German Lenders respectively in each Advance.

ECGD means Her Britannic Majesty's Secretary of State acting by the Export Credits Guarantee Department.

EC TREATY means the Treaty establishing the European Community (signed in Rome on 25 March, 1957), as amended by the Treaty on European Union (signed in Maastricht on 7 February, 1992) and as amended by the Treaty of Amsterdam (signed in Amsterdam on 2 October 1997).

ELIGIBLE AIRCRAFT means, as the context may require, any or all of the Airbus A319, A320 and A321 Aircraft purchased or to be purchased pursuant to the Purchase Agreement including the Aircraft referred to in Schedule 4 to the Facility Agreement during the period from the Signing Date to 31 May 2004.

ENGINE or ENGINES means, in respect of an Aircraft, (a) each of the engines described in Schedule 3 to the relevant Loan Supplement, whether or not from time to time during the term of the relevant Loan installed on the Airframe or any other airframe (for so long as it remains property of the relevant

Borrower) but which, having been removed from the Airframe, remains the property of the relevant Borrower or (b) any other Replacement Engine substituted therefor which becomes the property of the relevant Borrower including, if applicable, any other Engine which may from time to time be installed upon or attached to the Airframe and which becomes the property of the relevant Borrower and (c) insofar as the same belong to the relevant Borrower any and all Parts of whatever nature from time to time relating to an engine referred to in (a) and
(b) above whether or not installed on or attached to such engine and (d) insofar as the same belong to the relevant Borrower all substitutions, replacements or renewals from time to time made on or to any item referred to in (a),(b) and
(c).

ENGINE MANUFACTURERS means together CFM and IAE, each an " ENGINE MANUFACTURER" and their successors and permitted assigns.

ENGINE WARRANTIES means, in respect of the Engines relating to an Aircraft, the warranties granted by the relevant Engine Manufacturer of such Engines under the relevant Engine Warranties Agreement.

ENGINE WARRANTIES AGREEMENT means each of:

(a) in relation to any CFM Engine, the engines warranties agreement dated on or about the Signing Date between CFM, GFC, the Export Lessees and the Security Trustee in relation to certain Engine Warranties in relation to the CFM Engines; and

(b) in relation to any IAE Engine, the engines warranties agreement to be entered into or, as the case may be, entered into between IAE, GFC, the Export Lessees and the Security Trustee in relation to certain Engine Warranties in relation to the IAE Engines including, in each case, any relevant amendment, modification, letter agreements and supplements thereto.

ENGLISH LAW MORTGAGE means, in respect of an Aircraft, the mortgage subject to English law relating to that Aircraft to be entered into between the relevant Borrower and the Security Trustee in a form approved by the Security Trustee acting reasonably.

ERISA means the Employee Retirement Income Security Act of the United States of America of 1974, as amended from time to time.

ERISA AFFILIATE means, as applied to any person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that person is a member; (ii) any trade or business(whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or 414(o) of the Code of which that person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of GFC or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of GFC and its Subsidiaries within the meaning of this definition with respect to the liabilities arising after such period for which GFC or such Subsidiary could be liable under the Code or ERISA..

EURIBOR means, in relation to any amount denominated in Euro and for any period:

(a) the rate per annum which appears on page 248 (or any replacement for that page) on the Telerate Screen (or such other service as may replace it for the purpose of displaying European Inter-bank offered rates of leading reference banks for deposits in Euros); or

(b) if, pursuant to (a) above, no such quotation is then available on the Telerate Screen, the percentage rate per annum equal to the offered quotation which appears on the relevant page of the Reuters screen (being currently page EURIBOR01) for such period at or about 11.00 am (Brussels time) on the Quotation Date for such period or, if such page shall cease to be available, such other page as the Agent, after agreement with the National Agents and GFC, shall select; or

(c) if no such rate appears on the Telerate Screen or Reuters Screen (or such other service as the case may be), the arithmetic mean (rounded upward to 4 decimal places) of the rates, as supplied to the Agent at its request, quoted by the Reference Banks to leading banks in the Inter-bank market;

at or about 11.00 a.m (Brussels time) (in the case of (a) above) or 10.00 am London time (in the case of (b) above) on the Quotation Date for the offering of deposits in Euros for the same period as the relevant period (or, if the periods are not the same, such period, if any, as the Agent reasonably determines to be substantially the same);

EUROS AND (EURO) means the lawful currency for the time of the member states of the European Union that adopt the single currency in accordance with the EC Treaty.

EXISTING AIRCRAFT shall have the meaning given to such term in Clause 4.7 of the Facility Agreement (SUBSTITUTION OF AIRCRAFT).

EXPENSES means any fees, out-of-pocket costs and expenses (including, without limitation, the fees, out-of-pocket costs and expenses of any legal counsel) which may be reasonably and properly incurred by any of the Finance Parties or the Export Credit Agencies in connection with the negotiation, preparation, execution of the Transaction Documents and delivery of the Aircraft (subject to any cap agreed in writing in respect of legal counsel to the Finance Parties) or in connection with any amendment requested by any Borrower with the agreement of GFC, any change of Export Lessee, the accession of any Alternative Obligor in accordance with Clause 3.3 of the Facility Agreement, an Alternative Utilisation, any change of ownership or leasing structure, the accession of a new Guarantor, enforcement, attempted enforcement or appropriate preservation of their respective rights and duties hereunder or thereunder (including fees, costs and expenses of legal counsel incurred or sustained in connection with the enforcement or attempted enforcement of any indemnity contained herein or therein) together with in each case, Value Added Tax thereon.

EXPORT CREDIT AGENCIES means together COFACE, ECGD and HERMES and EXPORT CREDIT Agency means any of them.

EXPORT LESSEE TRANSFER CERTIFICATE means the certificate entitled as such in a form to be agreed and appended to each Credit Sale Agreement.

EXPORT LESSEE SHARE CHARGE means any or all, as the context may require; of the Cayman Export Lessee Share Charge, the Irish Export Lessee Share Charge and each Alternative Export Lessee Share Charge (if any).

EXPORT LESSEES means the Cayman Export Lessee, the Irish Export Lessee, and any Alternative Export Lessee which accedes to the Facility Agreement pursuant to Clause 3.3 of the Facility Agreement (ALTERNATIVE OBLIGORS) and EXPORT LESSEE means any of them.

FAA mean the Federal Aviation Administration (or its successor) of the United States of America.

FACILITY means the term loan facility made available by the Lenders to the Borrowers pursuant to the Facility Agreement.

FACILITY AMOUNT shall have the meaning given to that term in Clause 2.1 of the Facility Agreement (FACILITY).

FACILITY AGREEMENT means the aircraft facility agreement dated the Signing Date between (1) the Lenders, (2) Halifax pic, Credit Lyonnais and Bayerische Landesbank Girozentrale (as National Agents), (3) the German Parallel Lender,
(4) the Agent (5) the Security Trustee, (6) the Cayman Borrower, (7) the Irish Borrower, (8) the Cayman Export Lessee (9) the Irish Export Lessee, (11) GFC and
(12) the Joint Arrangers.

Fees Letter means the letters dated on or about the Signing Date between GFC, the Joint Arrangers, and the Agent specifying the fees payable pursuant to the Facility Agreement.

FINAL DISPOSITION means, in relation to an Aircraft and following a Termination
Event:

(a) the sale by the relevant Borrower or by the Security Trustee as mortgagee against immediate payment in cash or for other consideration, whether through an agent on its behalf or otherwise, of all its right, title and interest in and to such Aircraft (including, without limitation, a sale to the relevant Lessee, GFC and/or to any other person other than to a Borrower or a person who becomes a Borrower in accordance with the Facility Agreement and whether pursuant to the terms of the relevant Lease or otherwise howsoever); or

(b) completion by delivery of such Aircraft to the purchaser or lessee (as the case may be), of a sale, lease or other disposition by or on behalf of the relevant Borrower or by the Security Trustee as mortgagee, pursuant to a conditional sale, hire purchase, full pay-out finance lease or other arrangement providing for the payment in full of the purchase price of such Aircraft over an agreed period of time and involving the retention by or on behalf of the relevant Borrower or the Security Trustee as mortgagee of title to, or a security or similar interest in, such Aircraft.

FINAL DISPOSITION PROCEEDS means, in relation to an Aircraft, the aggregate amount of:

(a) all consideration (whether cash or otherwise) received and retained by or on behalf of the relevant Borrower or the Security Trustee as mortgagee upon or as a result of the Final Disposition of such Aircraft;

(b) any cash (including any non-refundable deposits) received and retained as a result of the sale or proposed sale by the relevant Borrower or the Security Trustee as mortgagee of its right, title and interest in and to any agreement for the Final Disposition of such Aircraft in a manner contemplated by paragraph (b) of the definition of Final Disposition or any non-cash consideration received by either of them as a result of the Final Disposition of such Aircraft or, in the case where the Final Disposition provides for the payment in full of the purchase price of such Aircraft over an agreed period of time, all cash receipts in respect of such Final Disposition (as the case may be).

FINAL REPAYMENT DATE has the meaning given to that term in Clause 3.6.2 (c).

FINANCE PARTIES means the Lenders, the Representatives and the Joint Arrangers and FINANCE PARTY means any of them.

FINANCE PARTY LIEN means any Lien on any Airframe, any Engine or any Part arising solely as a result of:

(a) claims against any Finance Party (including, in the case of the Security Trustee, such Person in its individual capacity or in its capacity as Security Trustee) that are not related to the transactions contemplated by the Transaction Documents,

(b) any act or omission of any Finance Party (including, in the case of the Security Trustee, such Person in its individual capacity or in its capacity as Security Trustee) which is not related to the transactions contemplated by the Transaction Documents, or

(c) Taxes (including claims therefor) or other Losses imposed on any Finance Party (including, in the case of the Security Trustee, such Person in its individual capacity or in its capacity as Security Trustee) for which an Obligor is not obligated to indemnify pursuant to any Transaction Document.

FINANCIAL INDEBTEDNESS means any indebtedness in respect of:

(a)   moneys borrowed at banks and other financial institutions;

(b)   any debenture, bond, note, loan stock or other security;

(c)   any acceptance credit;

(d)   receivables sold or discounted (otherwise than on a non-recourse basis);

(e) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

(f) any lease entered into primarily as a method of raising finance or financing the acquisition of the asset leased;

(g) any currency swap or interest swap, cap or collar arrangements or any other derivative instrument;

(h) any amount raised under any other transaction having the commercial effect of a borrowing or raising of money; or

(i) any guarantee, indemnity or similar assurance against financial loss of any person in respect of any indebtedness specified in (a)-(h) above.

FRENCH CREDITS shall, in respect of an Advance, have the meaning given to that term in the relevant Loan Supplement.

FRENCH LENDERS MEANS TOGETHER THE BANKS AND FINANCIAL INSTITUTIONS listed in
Part II of Schedule 1 to the Facility Agreement.

FRENCH MARGIN means zero point two eight per cent. (0.28%) per annum.

FRENCH NATIONAL AGENT means Credit Lyonnais a banking institution established under the laws of France acting through its main office at 1-3 rue des Italiens, 75009 Paris, France.

GATX GROUP means GFC and its Subsidiaries from time to time.

GATX GROUP COMPANY means any member of the GATX Group.

GATX OBLIGOR means any Export Lessee, and GATX OBLIGORS means all of them.

GERMAN CREDITS shall, in respect of an Advance, have the meaning given to that term in the relevant Loan Supplement.

GERMAN LENDERS means together the Banks and Financial Institutions listed in
Part III of Schedule 1 to the Facility Agreement.

GERMAN MARGIN means zero point two eight per cent. (0.28%) per annum.

GERMAN NATIONAL AGENT means Bayerische Landesbank Girozentrale a banking institution established under the laws of Germany and whose principal place of business is at Brienner Strasse 18, D-80333, Munich, Geimany.

GERMAN PARALLEL LENDER means Kreditanstalt Fur Wiederaufbau, a public corporation established under the laws of Germany and having its principal place of business at Palmengartenstrasse 5-9, 60325 Frankfurt am Main.

GFC means GATX Financial Corporation, a corporation incorporated under the laws of the State of Delaware, United States of America and having an office at Four Embarcadero Center, Suite 2200, San Francisco, California 94111, United States of America.

GOVERNMENT ENTITY means (i) any national, state or local government or (ii) any board, commission, department, division, courts or agency or political sub-division thereof, howsoever constituted.

GUARANTEE means the guarantee dated the Signing Date between the Guarantors and the Borrowers pursuant to which the Guarantors guarantee the performance of the Guaranteed Obligations (as such term is defined therein) of the Export Lessees.

GUARANTORS means GFC and such other person or persons who shall from time to time have acceded to the Guarantee as a "Guarantor" or "Guarantors" (as the case may be) in accordance with the terms and conditions of the Transaction Documents.

HEAD LESSOR TRANSFER CERTIFICATE means the certificate entitled as such in a form to be agreed and appended to each Credit Sale Agreement.

HERMES means the Export Credit Agency of Germany, represented by Hermes Kreditversicherungsaktiengesellschaft.

HOME COUNTRIES means the United Kingdom, the French Republic and Germany and HOME COUNTRY shall mean anyone of them.

HOME COUNTRY AIRCRAFT means an Aircraft which is leased to an Operator Lessee incorporated in a Home Country.

HOME COUNTRY NOTICE has the meaning given to it in Clause 7.2.4(a) of the Facility Agreement.

IAE means IAE International Aero Engines A.G.

IAE ENGINE means an engine manufactured by IAE.

INDEMNITEE means each of the Agent, the Joint Arrangers, the Security Trustee and each Lender together with their respective officers and employees.

INSURANCE UNDERTAKING shall have the meaning given to that term in Part 4 of
Schedule 5 to the Facility Agreement.

INSURANCES means, in relation to an Aircraft, any and all contracts or policies of insurance taken out in respect of such Aircraft (or an indemnity from a Government Entity if the consent thereto from the Export Credit Agencies in accordance with the terms hereof has been obtained) and required to be effected and maintained in accordance with the Facility Agreement.

INTERMEDIATE LEASE means in respect of an Aircraft financed under a structure where an Export Lessee leases the Aircraft to another Export Lessee a subject and subordinate, lease agreement entered into between those Export Lessees as lessor and lessee in the agreed form.

INTEREST PERIOD means, in respect of a Loan, each period commencing from (and including) the Utilisation Date of the relevant Aircraft or (as the case may be) a Repayment Date to (but excluding) the next succeeding Repayment Date.

INTERMEDIATE LEASE SECURITY ASSIGNMENT means, in respect of an Aircraft financed under a structure involving an Intermediate Lease, the security assignment relating to the relevant Intermediate Lease to be entered into between the relevant Export Lessee and the Security Trustee, in each case substantially in the agreed form.

INTRA GROUP FINANCING ARRANGEMENTS means (a) any agreement creating Financial Indebtedness between an Intra-Group Counterparty as lender and an Export Lessee as borrower in relation to an Aircraft, (b) any agreement creating Financial Indebtedness between an Export Lessee as borrower and a Intra-Group Counterparty as lender, (c) any put and/or call arrangement between an Intra-Group Counterparty and an Export Lessee whereunder (subject always to the requirements of the Transaction Documents) such Export Lessee has the right to transfer to Intra-Group Counterparty, and/or an Intra-Group Counterparty has the right to have transferred to it by such Export Lessee, all or some of such Export Lessee's rights and obligations under the Transaction Documents with respect to an Aircraft.

INTRA-GROUP COUNTERPARTY means any Export Lessee or any affiliate of any Export Lessee or Guarantor.

IRISH BORROWER means EFG Aircraft (Ireland) Limited, a company incorporated under the laws of Ireland and having its registered office at West Block Building, International Financial Services Centre, Dublin 1, Ireland.

IRISH BORROWER FLOATING CHARGE means the floating charge to be granted by the Irish Borrower in favour of the Security Trustee substantially in the agreed form.

IRISH BORROWER SHARE CHARGE means the agreement so entitled dated on or about the Signing Date and made between the Trustee and the Security Trustee and relating to the shares of the Irish Borrower in the agreed form.

IRISH EXPORT LESSEE means O'Farrell Leasing (Ireland) Limited, a company incorporated under the laws of Ireland and having its registered office at 30 Herbert Street, Dublin 2, Ireland.

IRISH EXPORT LESSEE SHARE CHARGE means the agreement so entitled dated on or about the Signing Date and made between GATX Third Aircraft Corporation and the Security Trustee and relating to the entire issued share capital of the Irish Export Lessee in the agreed form.

JOINT ARRANGERS means together Credit Lyonnais, a banking institution established under the laws of France acting through its main office at 1-3 rue des Italiens, 75009 Paris, France and Halifax plc, a banking institution registered in England with company registration number 2367076 whose registered office is at Trinity Road, Halifax, West Yorkshire, HX1 2RG.

LEASE means, in respect of an Aircraft, any lease agreement relating to that Aircraft entered or to be entered into (including by novation or assignment) between an Export Lessee as lessor and the relevant Lessee as lessee.

LEASE SECURITY ASSIGNMENT means, in respect of an Aircraft, the security assignment relating to the Lease to be entered into between an Export Lessee and the relevant Borrower substantially in the agreed form.

LENDING OFFICE means, in relation to a Lender, its branch or office at the address specified against its name in Schedule 1 to the Facility Agreement or specified in the Transfer Certificate whereby such Lender becomes a party hereto or such other branch or office determined in accordance with the provisions of the Facility Agreement.

LENDERS means together the British Lenders, the French Lenders and the German Lenders and severally a LENDER.

LESSEE means, in respect of an Aircraft and at any time, an Export Lessee's airline customer who is the lessee of that Aircraft pursuant to a Lease.

LESSEE SECURITY means, in respect of an Aircraft, (i) any security deposit which has been paid or which is payable in cash by the Lessee pursuant to the relevant Lease and/or (ii) any letter of credit which any Lessee has procured the issue of in lieu of such security deposit and which has not been applied by the relevant Export Lessee or returned to the Lessee, in each case, in accordance with the terms of the relevant Lease.

LIBOR means in relation to any amount denominated in any currency (other than Euros) and for any period the offered rate (if any) for deposits in such currency for such amount and for such period which is:

(a) determined by the Agent to be the rate, for such amount and for such period, appearing on page 3750 for such currency on the Telerate screen at or about 11:00 a.m. (London time) on the Quotation Date relating to such period; or

(b) if the relevant page is not displayed on the Telerate screen or the Telerate screen is not operating at the relevant time or if no such offered rate appears on the Telerate screen, the arithmetic mean (rounded to the nearest four-decimal places) of all rates, for such currency on the Reuters screen LIBOR page at or about 11:00 a.m. (London time) on the Quotation Date relating to such period; or

(c) if the LIBOR page is not displayed on the Reuters screen or the Reuters screen is not operating at the relevant time or if no such offered rate appears on the Reuters screen LIBOR page, the arithmetic mean (rounded to the nearest four decimal places) determined by the Agent to be that of the rates at which deposits in the relevant currency and in an amount comparable with the amount in relation to which LIBOR is to be determined and for a period equal to the relevant period were being offered by the Reference Banks to the British National Agent and/or the French National Agent and/or the German National Agent in the London Interbank Market at or about 11:00 a.m. (London time) on the Quotation Date.

LIEN means, in relation to an Aircraft, any encumbrance or security interest whatsoever, howsoever created or arising including any right of ownership, security, mortgage, pledge, assignment by way of security, charge, lease, lien, statutory right in rem, hypothecation, title retention arrangement, attachment, levy, claim, right of detention or security interest whatsoever, howsoever created or arising or any right or arrangement having a similar effect to any of the above.

LOAN means, in respect of an Advance, the aggregate principal amount of the British Credits, the French Credits and the German Credits owing to the Lenders in respect of such Advance from time to time.

LOAN SUPPLEMENT means, in respect of an Aircraft, the loan supplement relating to that Aircraft to be entered into between the relevant Borrower and the Agent (for itself and as agent for the Security Trustee and the Lenders) substantially in the form set out in Schedule 8 to the Facility Agreement.

LOAN TERMINATION NOTICE has the meaning ascribed to it in Clause 10,2(b) of the Facility Agreement.

LONDON BANKING DAY means a day when banks are open for the transaction of domestic and foreign exchange business in London.

LOSSES means any losses, demands, liabilities, obligations, claims, actions, proceedings, penalties, fines, damages, adverse judgments, orders or other sanctions (in each case exclusive of loss of profit or income) and Loss shall be construed accordingly.

LTU AIRCRAFT means the aircraft comprising Airbus A321-200 airframe having manufacturer's serial number 1629 together with the relevant Engines (whether or not the relevant Engines may from time to time be installed on such airframe) together with the relevant Technical Records.

MAINTENANCE RESERVES means, in respect of an Aircraft, the maintenance reserves or any letter(s) of credit or other security in respect thereof, if any, which have been paid and/or issued and which are payable and/or to be issued from time to time by the Lessee pursuant to the relevant Lease.

MAJORITY LENDERS means (i) in relation to any decision, discretion, action or inaction under any of the Transaction Documents in respect of which any National Agent either must follow the instructions of the relevant Export Credit Agency under the relevant Support Agreement or, in its good faith opinion, believes the consent of the relevant Export Credit Agency to be necessary, the relevant National Agent(s) and (ii) in relation to any other decision, discretion, action or inaction under any of the Transaction Documents that is provided to be made by the Majority Lenders, the Lenders the aggregate of whose Relevant Proportions of Advances already made and which remain outstanding at the relevant time, is equal to or exceeds sixty-six and two thirds per cent. (66 2/3%) of the aggregate of the Advances.

MANAGER means, in respect of the Cayman Borrower, Walkers SPV Limited, in its capacity as manager of the Cayman Borrower, and in respect of the Irish Borrower, AIB International Financial Services Limited, in its capacity as manager of the Irish Borrower.

MANUFACTURER means Airbus Industrie G.I.E. currently of 1 Rond Point Maurice Bellonte, Blagnac 31707, France together with its successors and assigns.

MARGIN means, for any Interest Period, (i) for the purposes of the British Credits, the British Margin, (ii) for the purposes of the French Credits, the French Margin and (iii) for the purposes of the German Credits, the German Margin.

MATERIAL ADVERSE EFFECT means a material adverse effect on (a) the validity of any of the obligations of any Obligor under the Facility Agreement or any of the other Transaction Documents to which it is a party or (b) the ability of any of the Obligors to comply with its obligations under the Facility Agreement or any of the other Transaction Documents to which it is a party.

MINIMUM LEASE PROVISIONS shall have the meaning given to that term in Part 1 of
Schedule 5 to the Facility Agreement.

MODEL LEASE AGREEMENT has the meaning given to it in paragraph (g)(i) of Part 1 of Schedule 5 to the Facility Agreement.

MORTGAGE means, in respect of an Aircraft, the first priority mortgage relating to that Aircraft to be entered into between the relevant Borrower and the Security Trustee in a form approved by the Security Trustee acting reasonably.

NATIONAL AGENTS means the British National Agent, the French National Agent and the German National Agent.

NET WORTH means, at any date, total shareholders' equity of the GATX Group on a consolidated basis as set out in the most recent quarterly reporting form currently known as "10Q" filed with the United States Securities and Exchange Commission and/or annual audited consolidated financial statements of the GATX Group, each delivered pursuant to Clause 7.4 of the Facility Agreement.

NO. 1 AIRCRAFT means the Aircraft comprising the Airbus A319-100 airframe having manufacturers serial number 1612 together with the relevant Engines (whether or not any of the relevant Engines may from time to time be installed on such airframe) together with the relevant Technical Records.

OBLIGORS means each Borrower, each Export Lessee, GFC and the Guarantor and OBLIGOR means any of them.

OFF-LEASE AIRCRAFT means, at any time, any Aircraft which is at such time not being leased pursuant to a Lease.

OPERATIONAL UNDERTAKINGS shall have the meaning given to that term in Part 2 of
Schedule 5 to the Facility Agreement.

OPERATOR LESSEE shall have the meaning given thereto in Clause 7.2.2 of the Facility Agreement.

PART means, in relation to an Aircraft, each module, appliance, part, accessory, instrument, furnishing and other item of equipment of whatsoever nature (including the Buyer Furnished Equipment), other than a complete Engine or engine, which at any time of determination is incorporated or installed in or attached to the relevant Airframe or any relevant Engine, in each case title to which is vested in the relevant Borrower or having been removed therefrom, title to which remains vested in the relevant Borrower.

PARTY shall mean any party hereof or any party that accedes to this agreement or deed in accordance with the terms hereof.

PURCHASE AGREEMENT ASSIGNMENT means, in relation to an Aircraft, the Purchase Agreement Assignment to be entered into (subject to the consent of the Seller) between GFC and the relevant Borrower in the agreed form in respect of the right to take title to that Aircraft under the relevant Purchase Agreement.

PENSION PLAN means at a particular time, any employee benefit plan which is covered by ERISA and in respect of which GFC or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

PERMITTED LEASE means a Lease which:

(i)   is made with a Permitted Lessee; and

(ii) complies with the Minimum Lease Provisions and imposes on the relevant Permitted Lessee the Operational Undertakings, the Replacement of Parts, Alterations, Modifications and Additions Undertakings and the Insurance Undertakings as a minimum requirement.

PERMITTED LESSEE means

(i) any person holding all relevant certificates and consents for the operation of the relevant Aircraft whose habitual base of operation is not located in a Prohibited Country; and

(ii) any other person or operator approved in writing by the Agent (acting on the instructions of the National Agents).

PERMITTED LIENS means, in relation to an Aircraft:

(a) any Lien affecting that Aircraft for Taxes or other governmental or statutory charges or levies not yet assessed or, if assessed, not yet due and payable or, if due and payable, which the relevant Borrower, the relevant Export Lessee or the relevant Lessee or the relevant Sub-Lessee (if any) is disputing or contesting in good faith by appropriate proceedings (and when required in order to pursue such proceedings, an adequate bond has been provided) so long as such proceedings, or the continued existence of such Lien, do not at that time, in the reasonable opinion of the Agent, involve the likelihood of the sale, forfeiture or loss of the Aircraft or any relevant Engine or Part;

(b) any Lien affecting the Aircraft for the fees or charges of any airport or air navigation authority arising in the ordinary course of business by statute or by operation of law, in each case for amounts the payment of which either is not yet due and payable or, if due and payable, is being disputed or contested in good faith by appropriate proceedings (and when required in order to pursue such proceedings, an adequate bond has been provided) so long as such proceedings, or the continued existence of such Lien, do not at that time, in the reasonable opinion of the Agent, involve the likelihood of the sale, forfeiture or loss of the Airframe or, any relevant Engine or Part;

(c) any Lien affecting that Aircraft for the fees or charges of any supplier, mechanic, workman, repairer, employee or like lien arising in the ordinary course of business by contract or by statute or by operation of law, in each case for amounts (i) the payment of which is not yet due and payable, or (ii) which are not overdue for payment having regard to the custom of the relevant trade, in circumstances where no enforcement action against the Aircraft has yet been taken by the relevant lienholder or (iii) if due and payable is being disputed or contested in good faith with the relevant lienholder by appropriate proceedings (and when required in order to pursue such proceedings, an adequate bond has been provided) so long as such proceedings, or the continued existence of such Lien, do not at that time, in the reasonable opinion of the Agent, involve the likelihood of the sale, forfeiture or loss of the Airframe or, any relevant Engine or Part;

(d) any Lien affecting that Aircraft (other than a Lien for Taxes) arising out of judgments or awards against the relevant Borrower or the Export Lessee or the relevant Lessee or the relevant Sub-Lessee (if any) with respect to which at the time the period for an appeal has not expired or an appeal is being presented in good faith and with respect to which within forty (40) days thereafter there shall have been secured a stay of execution pending such appeal (and when required in order to pursue such proceedings, an adequate bond has been provided) so long as such judgment or award, or the continued existence of such Lien, does not at that time, in the reasonable opinion of the Agent, involve the likelihood of the sale, forfeiture or loss of the Airframe, any relevant Engine or Part;

(e) any Lien created pursuant to any of the Transaction Documents for the relevant Aircraft;

(f)   any Finance Party Lien; and

(g)   any other Lien created with the prior written consent of the Security
      Trustee.

PROCEEDS means, in relation to an Aircraft or the Loan made in respect of such
Aircraft:

(a) any and all amounts received or recovered under the Facility Agreement (other than (i) prior to the occurrence of a Termination Event, scheduled payments of principal and interest or (ii) any amounts received by application of Clause 12 of the Facility Agreement);

(b)   any Final Disposition Proceeds;

(c) any and all other proceeds of enforcement of the Aircraft Security Documents relating to such Aircraft;

(d)   any Total Loss Proceeds;

(e)   any Requisition Proceeds;

(f) any and all amounts received or recovered from the Guarantors upon enforcement of the Guarantee;

(g) any and all amounts received or recovered under any Lease after a Trigger Event Notice has been received by the relevant Lessee and remains in effect; and

(h) any and all other amounts received by the Agent, the Security Trustee or any Lender from any of the Obligors (whether directly or through a Borrower) pursuant to the provisions of the Transaction Documents.

PROCEEDS ACCOUNTS means, each of the Dollar account and the Euro account of the Security Trustee with Credit Lyonnais designated by the Security Trustee to which any Proceeds will be credited or such other account as the Security Trustee may designate from time to time by notice to the other parties hereto.

PROHIBITED COUNTRY means, in relation to an Aircraft, any state, country or jurisdiction which is subject from time to time to any United Sanctions Order, US Export Controls, the United Kingdom Export of Goods (Control) Order 1992, the Dual-Use and Related Goods (Export Control) (Amendment) Regulations 1997 pursuant to European Communities Act 1972 or any statutory modification or re-enactment thereof or successor or similar or corresponding legislation than in effect in the United Kingdom, the French Republic or Germany, the effect of which unless GFC or its applicable Subsidiary has obtained any applicable consents or licences, prohibits GFC or such applicable Subsidiary from exporting to and/or consigning for use of the relevant Aircraft in such country.

PURCHASER BILL OF SALE means, in respect of a Refinanced Aircraft, the warranty bill of sale executed or to be executed by the owner of such Refinanced Aircraft in favour of the Borrower in a form reasonably acceptable to the Agent evidencing the transfer of title to that Refinanced Aircraft from such owner to such Borrower.

QUIET ENJOYMENT LEASE means a Lease which is a Permitted Lease and either:

(i) is entered into at a time when no Termination Event and no Trigger Event has occurred and is continuing; or

(ii) requires the payment of rent in Dollars or Euros from time to time in such amounts and on dates which are either:

      (a) sufficient (assuming no change in prevailing interest rates from the date on which the determination of such sufficiency is made) to enable the relevant Borrower to pay to the Agent on each Repayment Date an amount equal to not less than seventy five per cent. (75%) of the relevant Repayment Instalment payable on each Repayment Date in respect of the Advance for the relevant Aircraft; or

      (b) reflective of rents generally available in the operating lease market for new leases of the same type and age of aircraft as the relevant Aircraft for the same or a similar term and to operators of the same or a similar standing to the Lessee PROVIDED THAT, in the case of a Permitted Lease meeting the requirements of (b) but not the requirements of

            (a), the term of such Permitted Lease, during which the requirements of (a) above are not satisfied, shall not be more than 24 months.

QUIET ENJOYMENT UNDERTAKING means, in respect of a Quiet Enjoyment Lease, a quiet enjoyment undertaking from the Security Trustee and the relevant Borrower to the Lessee and/or the Export Lessee in the agreed form or in such other form as the Security Trustee may agree from time to time, acting reasonably.

QUOTATION DATE means, in relation to any period for which an interest rate is to be determined:

(a) (if the currency is Euro) two TARGET Days before the first day of the that period; or

(b) (if the currency is Dollars) two London Banking Days before the first day of that period,

unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

RECEIVER means any receiver or receiver and manager appointed after a Termination Event which is continuing by the Agent, the Security Trustee or the Majority Lenders pursuant to any Aircraft Security Document.

REFERENCE BANKS means Credit Lyonnais, Halifax pic and Citibank, N.A.

REFERENCE DATE means the 16th day of each month.

REFINANCED AIRCRAFT means together the LTU Aircraft and the No.1 Aircraft.

RELEVANT EVENT means any event which with any one or more of the lapse of time, the giving of notice, or the making of a determination, would become a Termination Event.

RELEVANT INTERBANK MARKET means the London interbank market or, if the applicable currency is not available in such market, the European interbank market.

RELEVANT PROPORTION means, with respect to any Lender and a Loan, at any time, the proportion which such Lenders share of the British Credits, the French Credits or the German Credits (as the case may be) bears to the total amount of the Loan at such time.

RELEVANT RATE means, in relation to any Advance, the aggregate of (a) the Ask rate for 12 year US Dollar or Euros (as the case may be) interest rate swaps as shown in the Financial Times five (5) Banking Days prior to the proposed date of drawdown of Advance and (b) seventy eight (78) basis points or, if such Ask rate is not available, such other rate as the Parties may agree from time to time.

RENTALS means, in respect of an Aircraft, the rentals payable by the Lessee to the relevant Export Lessee pursuant to a Lease.

REPAYMENT DATE means, in relation to an Advance, each Reference Date as set forth in Column 1 of Schedule 2 to the relevant Loan Supplement PROVIDED always that if any Repayment Date would otherwise fall on a day which is not a Banking Day, such Repayment Date shall be deemed to fall on the next succeeding Banking Day unless such Repayment Date falls in the next succeeding calendar month, in which case it shall fall on the immediately preceding Banking Day.

REPAYMENT INSTALMENT means, in relation to a Loan, with respect to each Repayment Date, the principal amount due and payable on such Repayment Date, as determined in accordance with

Clause 4.2 of the Facility Agreement (REPAYMENT OF PRINCIPAL) together with interest thereon payable pursuant to Clause 4.1 of the Facility Agreement (PAYMENT OF INTEREST) all as set out in schedule 2 to the relevant Loan Supplement,

REPLACEMENT ENGINE means an engine of an Engine Manufacturer, of the same or an improved model and suitable for use on the relevant Airframe and having a utility and value at least equal to the Engine in respect of which a Total Loss or transfer of title has occurred.

REPLACEMENT OF PARTS, ALTERATIONS, MODIFICATIONS and ADDITIONS UNDERTAKING shall have the meaning given to that term in Part 3 of Schedule 5 to the Facility Agreement.

REPORTABLE EVENT means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsection 23, 24, 26, 28 or 30 of PBGC Reg. Section 4043.

REPRESENTATIVES means together the Agent, the Security Trustee and the National Agents.

REQUIRED INSURANCE VALUE means, in relation to an Aircraft and at any time of determination 115% of the principal amount outstanding at such time in respect of the Loan relating to such Aircraft.

REQUISITION PROCEEDS means, in relation to an Aircraft, any monies and/or other compensation received directly by the relevant Borrower, the relevant Export Lessee and/or the Security Trustee in its capacity as mortgagee in respect of the Compulsory Acquisition of such Aircraft.

SCHEDULED DELIVERY DATE means, in respect of an Aircraft, the date nominated in the relevant Utilisation Notice for the delivery of that Aircraft from the Seller to the relevant Borrower.

SCHEDULED DELIVERY MONTH means, in respect of any Aircraft, the month in which that Aircraft is scheduled to be delivered as set out in Schedule 4 to the Facility Agreement as the same may be varied by any notice delivered by the relevant Borrower to the Agent under Clause 2.2.2 of the Facility Agreement (AVAILABILITY PERIOD).

SECURED OBLIGATIONS means any and all monies, liabilities and obligations (whether actual or contingent, whether now existing or hereafter arising, whether or not for the payment of money, and including any obligation or liability to pay damages and including any interest which, but for the application of bankruptcy or insolvency laws, would have accrued on the amounts in question) which are now or which may at any time and from time to time hereafter be due, owing, payable or incurred or expressed to be due, owing, payable or incurred from or by any Obligor to any Secured Party under or in connection with any of the Transaction Documents and references to Secured Obligations includes references to any part thereof.

SECURED LOAN OBLIGATIONS means the Secured Obligations excluding the Subordinated Secured Obligations.

SECURED PARTIES means together, the Finance Parties and the Export Lessees and SECURED PARTY means any of them.

SECURITY PERIOD means the period commencing on the Signing Date and ending on the date upon which the Secured Loan Obligations shall have been satisfied in full.

SECURITY TRUSTEE means Credit Lyonnais a banking institution established under the laws of France acting through its main office at 1-3 rue des Italiens, 75009 Paris, France.

SELLER means AVSA S.A.R.L., a French societe a responsabilite limitee, duly organised and existing under the laws of the Republic of France and currently having its registered office at 2 Rond Point Maurice-Bellonte 31700 Blagnac, France together with its successors and assigns.

SHARE CHARGES means together each of the Borrower Share Charges each of the Export Lessee Share Charges.

SIGNING DATE means 20 December 2001

STANDARD means, in relation to any particular issue or matter, the standard which a reputable international operating lessor would apply in the applicable circumstances having regard, where relevant, to:

(i)   the credit standing of the relevant Lessee or proposed Lessee;

(ii)  the economic terms of the relevant Lease;

(iii) the negotiating position of the relevant Lessee or proposed Lessee and GFC in its capacity as an operating lessor; and

(iv)  the interests and particular concerns of the Export Credit Agencies.

STATE OF REGISTRATION means, in relation to an Aircraft, any state or territory in which that Aircraft is registered from time to time pursuant to a Lease, Sub-Lease or pursuant to the Facility Agreement (as the case may be).

SUB-LEASE means, in respect of an Aircraft, any sub-lease agreement entered or to be entered into between a Lessee and a Sub-Lessee.

SUB-LESSEE means, in respect of an Aircraft, any sub-lessee thereof as permitted by the terms of the relevant Lease.

SUBORDINATED SECURED OBLIGATIONS means the Secured Obligations to the extent owed by a Borrower to an Export Lessee.

SUBSIDIARY means any person of which or in which GFC or its other Subsidiaries own directly or indirectly more than 50% of:

(a) the combined voting power of all classes of stock or shares having general voting power under ordinary circumstances to elect a majority of the board of directors of such person, if it is a corporation or company;

(b) the capital interest or profits interest of such person, if it is a partnership, limited liability company, joint venture or similar entity; or

(c) the beneficial interest of such person, if it is a trust, association or other unincorporated organisation.

SUPPORT AGREEMENTS means, in relation to a Utilisation, together (i) the Guarantee Agreement to be entered into between ECGD and the British Lenders and
(ii) the Promesse de Garantie and the Police d'Assurance Credit to be entered into between COFACE and the French National Agent for and on behalf of the French Lenders and (iii) the Finanzkreditgarantie-Erklarung to be entered into between HERMES and the German Lenders.

TARGET means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

TARGET DAY means any day on which TARGET is open for settlement of payments in Euro.

TAX means all present and future taxes, charges, imposts, duties, levies, deductions, withholdings or fees of any kind whatsoever, or any amount payable on account of or as security for any of the foregoing, payable at the instance of or imposed by any statutory, governmental, international, state, federal, provincial, local or municipal authority, agency, body or department whatsoever, or European Union institution, together with any penalties, additions, whether fines, surcharges or interest relating thereto; and TAXES and TAXATION shall be construed accordingly.

TAX LIABILITY means, in respect of any person:

(a) any liability or any increase in the liability of that person to make any payment or payments of or in respect of Tax;

(b) the loss or setting off against income, profits or gains or against any liability to make a payment or payments of or in respect of Tax of any relief, allowance, deduction or credit in respect of Tax (a RELIEF) which would otherwise have been available to that person; and

(c) the loss or setting off against any liability to make a payment or payments of or in respect of Tax of a right to repayment of Tax which would otherwise have been available to that person,

(d) and in any case falling within (b) or (c) above the amount that is to be treated as a Tax Liability shall be determined as follows:

      (i) in a case which falls within (b) above and where the Relief that was the subject of the loss or setting off was or would have been a deduction from or offset against Tax, the Tax Liability shall be the amount of that Relief;

      (ii) in a case which falls within (b) above and which involves the loss of a Relief which would otherwise have been available as a deduction from or offset against gross income, profits or gains the Tax Liability shall be the amount of Tax which would (on the basis of the Tax rates current at the date of the loss and assuming that the person has sufficient gross income, profits or gains to utilise the Relief) have been saved but for the loss of the Relief;

      (iii) in a case which falls within (b) above and which involves the setting off of a Relief which would otherwise have been available as a deduction from or offset against gross income, profits or gains, the Tax Liability shall be the amount of Tax which has been or will be saved in consequence of the setting off;

      (iv) in a case which falls within (c) above, the Tax Liability shall be the amount of the repayment that would have been obtained but for the loss or setting off;

and for the purposes of this definition any question of whether or not any relief, allowance, deduction, credit or right to repayment of Tax has been lost or set off, and, if so, the date on which that loss or set off took place, shall be certified by the relevant Lender or (as the case may be), the relevant Representative.

TECHNICAL RECORDS means, in respect of an Aircraft, all technical data, manuals, computer records, logbooks and other records required to be maintained pursuant to any law or regulation or any requirement for the time being of the applicable Aviation Authority and relating to that Aircraft or, any relevant Engine or Part.

TERMINATION AMOUNT means, in respect of any Loan, the amount required to be paid on the prepayment or acceleration of such Loan being the aggregate of:

(i)   the unpaid principal balance of such Loan at the relevant time;

(ii) all interest which has accrued in respect of such Loan to the date of such prepayment or acceleration and remains unpaid;

(iii) the ECA Breakage Costs and all other amounts due pursuant to Clause 13.3 of the Facility Agreement in respect of such prepayment or acceleration not being made on a Repayment Date; and

(iv) any other amounts due and payable with respect to such Loan by any relevant Obligor hereunder at such date as shall remain unpaid.

TERMINATION EVENT means any of the events set out in Clause 10.1 of the Facility Agreement (TERMINATION EVENTS) and any other event which GFC and the Agent may agree in writing from time to time is a Termination Event for the purposes hereof.

TOTAL COMMITMENTS means the aggregate from time to time of all of the Commitments.

TOTAL LOSS means any of the following in relation to any Aircraft or any Airframe and TOTAL LOSS DATE means the date set forth in parenthesis at the end of each sub-clause:

(a) destruction, damage beyond repair or being rendered permanently unfit for normal use for any reason (the date such event occurs);

(b) constructive, compromised, arranged or agreed total loss (the date on which the insurers agree such constructive, compromised, arranged or agreed total loss);

(c) requisition for title, or other compulsory acquisition of title for any reason (exclusive of requisition for use or hire) (the date on which the same takes effect);

(d) sequestration, confiscation, forfeiture, seizure, restraint, detention, hijacking or theft for any reason, in any case resulting in loss of possession by the relevant Borrower, the Export Lessee, the Lessee and the Sub-Lessee for a period being in excess of one hundred and eighty (180) consecutive days (the earlier of the date on which the insurers make payment of the Total Loss Proceeds on the basis of such total loss and the expiry of such one hundred and eighty (180) day period); or

(e) requisition for use by a Government Entity (other than a Government Entity in the State of Registration or in the jurisdiction in which the Lessee, a Sub-Lessee, the Export Lessee or the relevant Borrower has its principal place of business) for more than one hundred and eighty (180) consecutive days (the earlier of the date on which the insurers make payment of the Total Loss Proceeds on the basis of such total loss proceeds and the expiry of such one hundred and eighty (180) day period).

TOTAL LOSS PROCEEDS means the proceeds of the hull Insurances in respect of an Aircraft or any compensation for a Compulsory Acquisition of an Aircraft, with respect to a Total Loss.

TRANSACTION means the transaction contemplated by the Transaction Documents.

TRANSACTION DOCUMENTS means each of:

(a) the Facility Agreement, each Loan Supplement, each Utilisation Notice, the Fees Letter, each Borrower Share Charge, each Borrower Floating Charge, each Export Lessee Share Charge, each Alternative Borrower Share Charge, each Alternative Borrower Floating Charge, the Guarantee, the Transaction Fee Letter, the Declaration of Trust, any Alternative Declaration of Trust, each Bill of Sale, each BFE Bill of Sale, each Purchase Agreement Assignment, each Engine Warranties Agreement, the Airframe Warranties Agreement, each Credit Sale Agreement, each Intermediate Lease, each Acceptance Certificate, any Accession Deed (if any), the Transaction Fees Letter, the Purchaser Bill of Sale (in respect of a Refinanced Aircraft), the Call Option Agreement, the Administration Agreements, the Fees Letter, each of the Alternative Borrower Comfort Letters and the other documents, instruments and agreements relating thereto referred to in Schedule 6 of the Facility Agreement; and

(b) any other document, instrument or memorandum annexed to any of the documents referred to in (a) above; and

(c) any notice or acknowledgement required pursuant to the terms of any of the documents referred to in (a) above; and

(d)   each of the Aircraft Security Documents; and

(e) any document, instrument or memorandum (x) which is executed and delivered in connection with a restructuring in accordance with the terms of the Facility Agreement of any or all of the arrangements contemplated by any of the documents referred to in (a) above or (y) which GFC agrees constitutes a Transaction Document or (z) which is entered into in substitution for or which amends or augments or varies or novates all or any part of any of the documents referred to in this definition (including this part (e)) in each case in accordance with the terms of the Transaction Documents; and

(g) any other document that is entered into in relation to an Alternative Utilisation which GFC and the Agent agrees constitutes a Transaction Document.

TRANSACTION FEE means the fee payable from time to time as set out in the Transaction Fee Letter to the Irish Borrower by GFC in consideration for the Irish Borrower entering into the Transaction.

TRANSACTION FEE LETTER means the letter dated the Signing Date herewith between GFC and the Irish Borrower in respect of the Transaction Fee.

TRANSFER CERTIFICATE means a certificate in the form set out in Schedule 2 to the Facility Agreement or if an Export Credit Agency were to become a Lender, in such other form as shall be agreed by the Agent and the Cayman Export Lessee.

TRANSFEREE shall have the meaning given thereto in Clause 18.3 of the Facility Agreement (TRANSFER CERTIFICATES).

TRANSFEROR shall have the meaning given to such term in Clause 18.3 of the Facility Agreement (TRANSFER CERTIFICATES).

TRIGGER EVENT means that at any time either of the following:

(i) the long term debt obligations of GFC are not rated as investment grade by at least one of Standard & Poor's Corporation, Moody's Investor Service, Inc. or Fitch IBCA, Duff & Phelps or any alternative service of equivalent recognition approved by the National Agents and for the avoidance of doubt investment grade shall mean BBB- if and as rated by Standard & Poor's Corporation, Baa3 if and as rated by Moody's Investor Service, Inc., BBB-if and as rated by Fitch IBBCA, Duff & Phelps, or the equivalent by any such alternative service approved by the National Agents; or

(ii) the Net Worth of GFC is less than nine hundred million Dollars (US$900,000,000).

TRIGGER EVENT NOTICE means any notice sent by the Security Trustee to a Lessee or Sub-Lessee as described in Clause 9.1 of the Facility Agreement.

TRIGGER EVENT SECURITY shall mean any or all Lessee Security and/or any Maintenance Reserves which shall be received by the Security Trustee (whether in the form of cash or otherwise) pursuant to Clause 9 of the Facility Agreement (TRIGGER EVENT).

TRUST means the trust arrangements settled on the Security Trustee as set out in
Schedule 11 to the Facility Agreement.

TRUSTEE means Walkers SPV Limited, in its capacity as trustee of the trust created pursuant to a Declaration of Trust.

UNPAID AMOUNT has the meaning given to that term in Clause 4.11.1 of the Facility Agreement.

UNUTILISED FACILITY means, at any time, the lesser of (i) the Total Commitments and (ii)US$ 719,000,000 (seven hundred and nineteen million dollars) as such amount may have been reduced by (a) the amount of each Advance made before such time and (b) the amount of any reduction made to the Facility Amount pursuant to Clause 2.5 of the Facility Agreement (CANCELLATION OF THE FACILITY).

US BANKRUPTCY CODE means Title 11 of the United States Code (11 U.S.C. Sections 101 et seq.).

US GAAP means the accounting principles, practices and policies generally adopted and accepted in the United States of America.

US RESTRICTION NOTICE has the meaning given to it in 7.2.4(b).

UTILISATION means each utilisation of the Facility pursuant to Clause 3 of the Facility Agreement (UTILISATION OF THE FACILITY) or, as the context may require, the amount referred to in a Utilisation Notice as being that part of the Facility Amount in Dollars or Euros, as the case may be, allocated by the relevant Borrower for financing of the Aircraft referred to in that Utilisation Notice.

UTILISATION BLOCK EVENT means any event described as such which GFC and the Agent have agreed in writing may, if the same has occurred and is continuing, result in the Borrower being unable to borrow an Advance as contemplated by the Facility Agreement.

UTILISATION DATE means, in relation to a Utilisation, the Banking Day upon which the Advance relating to that Utilisation is made available to the relevant Borrower in accordance with Clause 3.7 of the Facility Agreement (DISBURSEMENT OF THE LOAN) and otherwise subject to the terms and conditions of the Facility Agreement.

UTILISATION DOCUMENTATION means, in respect of a Utilisation, all documents entered into by the relevant parties to give effect to the financing of the Aircraft the subject matter of the Utilisation as specified in Paragraph 2 Part I of Schedule 6 to the Facility Agreement.

UTILISATION NOTICE means any notice given by the relevant Borrower pursuant to Clause 3.1 of the Facility Agreement (UTILISATION NOTICES) and substantially in the form of Schedule 3 to the Facility Agreement.

VALUE ADDED TAX means value added tax as provided for in the United Kingdom Value Added Tax Act 1994 and legislation (whether delegated or otherwise) supplemental thereto or in any primary or subordinate legislation promulgated by the European Union or any body or agency thereof and any Tax similar or equivalent to value added tax imposed by any country other than the United Kingdom and any similar or turnover tax replacing or introduced in addition to any of the same.

WALKERS COMFORT LETTER means the letter agreement dated on or about the date hereof from Walkers to the Security Trustee regarding Walkers SPV Limited.

1.    INTERPRETATION

      Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of the Facility Agreement.

2. In the Facility Agreement and each of the other Transaction Documents unless the context otherwise requires:

      (a) references to Clauses, Articles, Schedules and Appendices are to be construed as references to the Clauses of, Articles of, Schedules to, and Appendices to the Facility Agreement, each of the other Transaction Documents, as applicable, and references to the Facility Agreement, each of the Transaction Documents includes their respective Schedules and Appendices;

      (b) references to (or to any specified provision of) the Facility Agreement, each of the other Transaction Documents or any other document shall be construed as references to the Facility Agreement, that other Transaction Document, that document or that provision as in force for the time being and as amended, supplemented, novated or substituted from time to time in accordance with the terms hereof or thereof;

      (c) references to any law or enactment shall be deemed to include references to such law or enactment as re-enacted, amended, extended, consolidated or replaced and any order's, decrees, proclamations, regulations, instruments or other subordinate legislation made thereunder;

      (d) words importing the plural shall include the singular and vice versa;

      (e) words importing any gender shall be construed as including every gender;

      (f) references to a person shall be construed as including references to an individual, company, corporation, firm, partnership, consortium, joint venture, association, organisation, authority or other unincorporated body of persons, trust or any state or government or international organisation or agency, European Union institution, committee or department, or any instrumentality, agency or political sub-division thereof or authority, board or body created or constituted thereby (in each case, whether or not having separate legal personality);

      (g) the words "other" and "otherwise" shall not be construed ejusdem generis with any foregoing words where a wider construction is possible;

      (h) each of the Obligors and the Finance Parties shall include their respective successors and permitted assigns and permitted transferees;

      (i) the words "including" and "in particular" shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any foregoing words;

      (j) A MONTH is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless that day falls in the calendar' month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding Business Day, PROVIDED that if a period starts on the last Business Day in the next succeeding calendar month (and references to MONTHS shall be construed accordingly).

      References to a document being IN THE AGREED FORM means that document the form and content of which has been agreed between GFC and the Agent (acting on the instructions of the Majority Lenders) and which has endorsed on it the words "in the agreed form" and which is signed under such endorsement by or on behalf of GFC and the Agent.

THE SECURITY TRUSTEE

EXECUTED AS A DEED by              )
CREDIT LYONNAIS                    )
acting by:                         )
                                   )
in the presence of:                      /s/ [ILLEGIBLE]
                                        -------------------------------
Signature: /s/ [ILLEGIBLE]

Name:

Title:

THE AGENT

EXECUTED AS A DEED by              )
CREDIT LYONNAIS                    )
acting by:                         )
                                   )
in the presence of:                      /s/ [ILLEGIBLE]
                                        -------------------------------
Signature: /s/ [ILLEGIBLE]

Name:

Title:

THE NATIONAL AGENTS

THE COMMON SEAL OF                 )
HALIFAX PLC                        )
was hereunto affixed               )
                                   )
in the presence of:                      /s/ [ILLEGIBLE]
                                        -------------------------------

Signature: /s/ [ILLEGIBLE]

Name:

Title:

EXECUTED AS A DEED by              )
CREDIT LYONNAIS                    )
acting by:                         )
                                   )
in the presence of:                      /s/ [ILLEGIBLE]
                                        -------------------------------

Signature: /s/ [ILLEGIBLE]

Name:

Title:

EXECUTED AS A DEED by              )
BAYERISCHE LANDESBANK              )
GIROZENTRALE                       )
acting by:                         )
                                   )
in the presence of:                      /s/ [ILLEGIBLE]  [ILLEGIBLE]
                                        -------------------------------
Signature: /s/ [ILLEGIBLE]                   [ILLEGIBLE]  [ILLEGIBLE]
                                                  VP           VP
Name:      [ILLEGIBLE]

Title:     VP

THE FRENCH LENDERS

EXECUTED AS A DEED by              )
CREDIT LYONNAIS                    )
acting by:                         )
                                   )
in the presence of:                      /s/ [ILLEGIBLE]
                                        -------------------------------
Signature: /s/ [ILLEGIBLE]

Name:

Title:

THE COMMON SEAL OF                 )
HALIFAX PLC                        )
was hereunto affixed               )
                                   )
in the presence of:                      /s/ [ILLEGIBLE]
                                        -------------------------------
Signature:

Name:

Title:

THE BRITISH LENDERS

THE COMMON SEAL OF                 )
HALIFAX PLC                        )
was hereunto affixed               )
                                   )
in the presence of:                      /s/ [ILLEGIBLE]
                                        -------------------------------
Signature:

Name:

Title:

THE GERMAN LENDERS

EXECUTED AS A DEED by              )
BAYERISCHE LANDESBANK              )
GIROZENTRALE                       )
acting by:                         )
                                   )
in the presence of:                     /s/ [ILLEGIBLE]    [ILLEGIBLE]
                                        -------------------------------
Signature: /s/ [ILLEGIBLE]                       VP             VP

Name:      [ILLEGIBLE]

Title:     VP

EXECUTED AS A DEED by              )
KREDITANSTALT FUR                  )
WEEDERAUFBAU                       )
acting by:                         )
                                   )
in the presence of:                     /s/ A. Ufer         /s/ Christian Elias
                                        ---------------------------------------
Signature: /s/ [ILLEGIBLE]                 A. UFER          CHRISTIAN ELIAS
                                        VICE PRESIDENT      PROJECT MANAGER
Name:      [ILLEGIBLE]

Title:     PROJECT MANAGER

GERMAN PARALLEL LENDER

EXECUTED AS A DEED by              )
KREDITANSTALT FUR                  )
WIEDERAUFBAU                       )
acting by:                         )

in the presence of:                     /s/ A. Ufer         /s/ Christian Elias
                                        ---------------------------------------
Signature: /s/ [ILLEGIBLE]                 A. UFER          CHRISTIAN ELIAS
                                        VICE PRESIDENT      PROJECT MANAGER
Name:      [ILLEGIBLE]

Title:     PROJECT MANAGER

GFC

EXECUTED AS A DEED by              )
GATX FINANCIAL CORPORATION         )
acting by:                         )
                                   )      /s/ SUSAN M. YATA
in the presence of:                     -------------------------------

Signature:  /s/ RICHARD BARKER
            ---------------------
Name:       RICHARD BARKER

Title:      SOLICITOR

CAYMAN BORROWER

EXECUTED AS A DEED by              )
EFG AIRCRAFT LIMITED               )
acting by: /s/ [ILLEGIBLE]         )
                                   )
in the presence of:                      /s/ [ILLEGIBLE]
                                        -------------------------------
Signature: /s/ [ILLEGIBLE]

Name:

Title:

IRISH BORROWER

EXECUTED AS A DEED by              )
EFG AIRCRAFT (IRELAND) LIMITED     )
acting by: [ILLEGIBLE]             )
                                   )
in the presence of:                      /s/ [ILLEGIBLE]
                                        -------------------------------
Signature: /s/ [ILLEGIBLE]

Name:

Title:

CAYMAN EXPORT LESSEE

EXECUTED AS A DEED by              )
O'FARRELL LEASING LIMITED          )
acting by:                         )
                                   )
in the presence of:                      /s/ [ILLEGIBLE]
                                        -------------------------------
Signature: /s/ [ILLEGIBLE]

Name:

Title:

IRISH EXPORT LESSEE

EXECUTED AS A DEED by              )
O'FARRELL LEASING (IRELAND)        )
LIMITED                            )
acting by:                         )
                                   )
in the presence of:                      /s/ [ILLEGIBLE]
                                        -----------------------------
Signature: /s/ [ILLEGIBLE]

Name:

Title:

JOINT ARRANGERS

THE COMMON SEAL OF                 )
HALIFAX PLC                        )
was hereunto affixed               )
                                   )
in the presence of:                      /s/ [ILLEGIBLE]
                                        -----------------------------
Signature:

Name:

Title:

EXECUTED AS A DEED by              )
CREDIT LYONNAIS                    )
acting by: [ILLEGIBLE]             )
                                   )
in the presence of:                      /s/ [ILLEGIBLE]
                                        -----------------------------
Signature: /s/ [ILLEGIBLE]

Name:      [ILLEGIBLE]

Title: